UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.         )

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CHART INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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CHART INDUSTRIES, INC.

One Infinity Corporate Centre Drive, Suite 300

Garfield Heights, Ohio 44125-5370

April 7, 2009

To the Stockholders of Chart Industries, Inc.:

This year’s Annual Meeting of Stockholders of Chart Industries, Inc. will be held at 9:00 a.m., Eastern Time, on Tuesday, May 19, 2009 at the company’s headquarters located at One Infinity Corporate Centre Drive, 1st Floor, Garfield Heights, Ohio 44125-5370. We will be reporting on Chart’s activities and you will have an opportunity to ask questions about our operations.

We hope that you are planning to attend the Annual Meeting personally and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed proxy card as soon as possible or the submission of a proxy by telephone or the Internet by following the instructions on the proxy card would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your previously submitted proxy should you wish to vote in person.

On behalf of the Board of Directors and management of Chart Industries, Inc., I would like to thank you for your continued support and confidence.

Sincerely yours,

Chairman, Chief Executive Officer and President

CHART INDUSTRIES, INC.

One Infinity Corporate Centre Drive, Suite 300

Garfield Heights, Ohio 44125-5370

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2009

To the Stockholders of Chart Industries, Inc.:

The Annual Meeting of Stockholders of Chart Industries, Inc. will be held at 9:00 a.m., Eastern Time, on Tuesday, May 19, 2009 at the company’s headquarters located at One Infinity Corporate Centre Drive, 1st Floor, Garfield Heights, Ohio 44125-5370, for the following purposes:

1.	To elect seven directors for a term of one year;

2.	To approve and adopt the Chart Industries, Inc. 2009 Omnibus Equity Plan;

3.	To approve and adopt the Chart Industries, Inc. 2009 Incentive Compensation Plan;

4.	To ratify the selection of Ernst & Young LLP, an independent registered public accounting firm, to examine the financial statements of the company for the year ending December 31, 2009; and

5.	To transact any other business as may properly come before the Annual Meeting.

Only holders of the company’s common stock of record as of the close of business on Tuesday, March 24, 2009 are entitled to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting. For that reason, we ask that you promptly sign, date and mail the enclosed proxy card in the return envelope provided or submit a proxy by telephone or the Internet by following the instructions on the proxy card. Stockholders who attend the Annual Meeting may revoke their previously submitted proxy and vote in person.

By Order of the Board of Directors,

Samuel F. Thomas

Chairman, Chief Executive Officer and President

YOUR VOTE IS IMPORTANT

WE URGE YOU TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE OR SUBMIT A PROXY BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

CHART INDUSTRIES, INC.

One Infinity Corporate Centre Drive, Suite 300

Garfield Heights, Ohio 44125-5370

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Mailed on or about April 7, 2009

Why am I receiving these materials?

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Chart Industries, Inc. (the “Company”, “Chart” or “we”) for use at the Annual Meeting of Stockholders of the Company on May 19, 2009 at 9:00 a.m., Eastern Time, and any adjournments or postponements thereof (the “Annual Meeting”). The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders accompanying this proxy statement.

Why do the proxy materials contain information regarding the Internet availability of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company will provide access to our proxy materials over the Internet. Proxy materials for the Company’s Annual Meeting, including the 2008 Annual Report and this proxy statement, are now available over the Internet by accessing http://www.chart-ind.com/proxy. While the Company elected to mail complete sets of the proxy materials for this year’s Annual Meeting, in the future you may receive only a Notice of Internet Availability of Proxy Materials and you will have to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request an additional printed copy are available at http://www.chart-ind.com/proxy. You also can obtain a printed copy of this proxy statement, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio, 44125, or by submitting a request via email to matt.klaben@chart-ind.com or by telephone at (216) 626-1216.

Who is paying for this proxy solicitation?

The expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, proxy statement and proxy, will be borne by us. We may pay persons holding our common stock for expenses incurred in sending proxy materials to their principals. In addition to solicitation of proxies by mail, our directors, officers and employees, without additional compensation, may solicit proxies by telephone, electronically via e-mail and personal interview. We have also retained Georgeson Inc. (“Georgeson”) to assist in the solicitation of proxies. The Company has agreed that Georgeson will be paid a base fee not to exceed $21,500, plus reimbursement of reasonable out-of-pocket expenses and other fees as necessary. The Company has also agreed to indemnify Georgeson against certain liabilities and expenses, including certain liabilities and expenses under the federal securities laws.

What voting rights do I have as a Stockholder?

On each matter to be voted on, you have one vote for each outstanding share of our common stock (“Common Stock”) you own as of March 24, 2009, the record date for the Annual Meeting. Only stockholders of record at the close of business on March 24, 2009 are entitled to receive notice of and to vote at the Annual Meeting. On this record date, there were 28,403,491 shares of Common Stock outstanding and entitled to vote. Stockholders do not have the right to vote cumulatively in the election of directors.

How do I vote?

If you are a stockholder of record, you can vote: (i) in person at the Annual Meeting; or (ii) by signing and mailing in your proxy card in the enclosed envelope; or (iii) by submitting a proxy by telephone by calling 1-800-690-6903 or via the Internet at www.proxyvote.com. Stockholders who wish to attend the Annual Meeting in person may receive directions to the Annual Meeting location by contacting our Secretary at 216-626-1216. Proxies submitted via the telephone or Internet must be received by 11:59 p.m. Eastern Time on May 18, 2009. More detailed instructions are included on the proxy card. In order to submit a proxy via the telephone or Internet, you must have the enclosed proxy card available and follow the instructions on the proxy card.

If you are a stockholder of record, the proxy holders will vote your shares based on your directions. If you sign and return your proxy card, but do not properly direct how your shares of Common Stock should be voted, the proxy holders will vote “FOR” the proposals listed in this proxy statement and will use their discretion on any other proposals and other matters that may be brought before the Annual Meeting.

If you hold shares of Common Stock through a broker or nominee, you may vote in person at the Annual Meeting only if you have obtained a signed proxy from your broker or nominee giving you the right to vote your shares.

Can I revoke or change my vote after I submit a proxy?

Yes. You can revoke your proxy or change your vote at any time before the proxy is exercised at the Annual Meeting. This can be done by either submitting another properly completed proxy card with a later date, sending a written notice to our Secretary (we must receive your new proxy card before the Annual Meeting begins), or you may attend the Annual Meeting and vote in person. You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy, rather you must notify a Chart representative at the Annual Meeting of your desire to revoke your proxy and vote in person.

What vote is required to approve each of the proposals?

•

Election of Directors (Proposal 1). The nominees receiving the greatest number of votes will be elected. A proxy card marked “Withhold” or “For All Except” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes will have no effect on the election of directors.

•

2009 Omnibus Equity Plan (Proposal 2). Approval and adoption of the Chart Industries, Inc. 2009 Omnibus Equity Plan requires the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy. A proxy card marked “Abstain” with respect to this proposal will not be voted, although it will be counted for purposes of determining the total number of shares entitled to vote at the meeting. Accordingly, if you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the outcome of this proposal.

•

2009 Incentive Compensation Plan (Proposal 3). Approval and adoption of the Chart Industries, Inc. 2009 Incentive Compensation Plan requires the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy. A proxy card marked “Abstain” with respect to this proposal will not be voted, although it will be counted for purposes of determining the total number of shares entitled to vote at the meeting. Accordingly, if you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the outcome of this proposal.

•

Auditor Ratification (Proposal 4). Ratification of the selection of Ernst & Young LLP as our independent auditor requires the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy. A proxy card marked “Abstain” with respect to this proposal will not be voted, although it will be counted for purposes of determining the total number of shares entitled to vote at the meeting. Accordingly, if you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the ratification.

What constitutes a quorum?

A quorum of stockholders will be present at the Annual Meeting if at least a majority of the aggregate voting power of Common Stock outstanding on the record date is represented, in person or by proxy, at the Annual Meeting. With 28,403,491 shares outstanding as of the close of business on the record date, stockholders representing at least 14,201,746 shares will be required to establish a quorum. Abstentions and broker non-votes will be counted towards the quorum requirement.

Can Stockholders make proposals for the 2009 Annual Meeting?

From time to time, stockholders present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an Annual Meeting. To be included in the proxy statement for the Annual Meeting, the Company must have received proposals no later than December 9, 2008.

Pursuant to the Company’s By-Laws, stockholders may present proposals that are proper subjects for consideration at an annual meeting. The Company’s By-Laws require all stockholders who intend to make proposals at an annual meeting to submit their proposals to the Company within specific dates in order to be eligible for consideration at an annual meeting. See “Corporate Governance and Related Matters” and “Stockholder Proposals for 2010 Annual Meeting” for a detailed discussion of this By-Laws provision. To be eligible for consideration at the Annual Meeting for 2009, proposals that were not submitted by December 9, 2008 must have been received by the Company no earlier than January 19, 2009 and no later than February 18, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table and accompanying footnotes show information regarding the beneficial ownership of our Common Stock as of March 24, 2009 by:

•	each person who is known by us to own beneficially more than 5% of our Common Stock;

•	each director and each of our named executive officers; and

•	all members of our Board of Directors and our executive officers as a group.

	Shares Beneficially Owned(1)
Name of Beneficial Holder	Number	Percent of Common Stock
Neuberger Berman Inc.(2)	2,797,560	9.8%
AXA Assurances I.A.R.D. Mutuelle(3)	1,621,142	5.7%
Wentworth, Hauser & Violich, Inc.(4)	1,508,133	5.3%
Samuel F. Thomas(5)	762,247	2.6%
Michael F. Biehl(6)	51,490	*
Matthew J. Klaben(7)	63,975	*
James H. Hoppel, Jr.(8)	60,407	*
Kenneth J. Webster(9)	885	*
W. Douglas Brown(10)	7,101	*
Richard E. Goodrich(11)	9,908	*
Steven W. Krablin(12)	10,916	*
Michael W. Press(13)	8,908	*
James M. Tidwell(14)	8,784	*
Thomas L. Williams(15)	2,101	*
All directors and officers as a group (11 persons)(16)	986,722	3.4%

(1)	In accordance with SEC rules, each beneficial owner’s holdings have been calculated assuming full exercise or conversion of outstanding options and stock rights covering Common Stock, if any, exercisable by such owner within 60 days after March 24, 2009, but no exercise of outstanding options or stock rights covering Common Stock held by any other person.
(2)	According to a Schedule 13G filed with the SEC on February 12, 2009 by Neuberger Berman Inc., reporting beneficial ownership for itself and Neuberger Berman, LLC, Neuberger Berman Management LLC, and Neuberger Berman Equity Funds, Neuberger Berman Inc. owns 100% of each of Neuberger Berman, LLC and Neuberger Berman Management LLC. Neuberger Berman, LLC and Neuberger Berman Management LLC serve as sub-adviser and investment manager, respectively, of Neuberger Berman Inc.’s various mutual funds. The holdings of Lehman Brothers Asset Management LLC and Lehman Brothers Asset Management Inc, affiliates of Neuberger Berman, LLC, are aggregated in the reported holdings. The Schedule 13G reported that Neuberger Berman Inc. has sole voting power over 77,054 shares, shared voting power over 2,232,928 shares and shared dispositive power over 2,797,560 shares; Neuberger Berman, LLC has sole voting power over 77,054 shares, shared voting power over 2,232,928 shares and shared dispositive power over 2,797,560 shares; Neuberger Berman Management LLC has shared voting and dispositive powers over 2,232,928 shares; and Neuberger Berman Equity Funds has shared voting and dispositive powers over 2,220,028 shares. Neuberger Berman Inc. is located at 605 Third Avenue, New York, New York 10158.
(3)	According to a Schedule 13G filed with the SEC on February 13, 2009 by AXA Assurances I.A.R.D. Mutuelle reporting beneficial ownership for itself, AXA Assurances Vie Mutuelle, AXA and AXA Financial, Inc. (collectively “AXA”); each AXA entity reported having sole voting power over 1,522,604 shares and sole dispositive power with respect to 1,621,142 shares. AXA Financial, Inc. is a parent holding company of AllianceBernstein L.P. and AXA Equitable Life Insurance Company. AllianceBernstein L.P. has sole voting power over 1,364,766 shares and sole dispositive power over 1,463,304 shares. AXA Equitable Life Insurance Company has sole voting and dispositive power over 157,838 shares. AXA is located at 26 rue Drouot, 75009 Paris, France.

(4)	According to a Schedule 13G filed with the SEC on February 17, 2009, Wentworth, Hauser & Violich, Inc. has sole voting and dispositive power over 1,508,133 shares. Wentworth, Hauser & Violich, Inc. is located at 301 Battery Street, Suite 400, San Francisco, California 94111.
(5)	Mr. Thomas is a director and executive officer of the Company. Shares beneficially owned by Mr. Thomas include 508,621 shares which he has the right to acquire within 60 days of March 24, 2009 through the exercise of stock options, 130,000 shares which are owned by his spouse and 20,000 held by a trust for the benefit of Mr. Thomas’ daughter.
(6)	Mr. Biehl is an executive officer of the Company. Shares beneficially owned by Mr. Biehl include 17,393 shares which he has the right to acquire within 60 days of March 24, 2009 through the exercise of stock options, 29,800 shares held by Mr. Biehl’s spouse in a family trust and 200 shares held by Mr. Biehl’s son. Mr. Biehl disclaims beneficial ownership of shares held by his son.
(7)	Mr. Klaben is an executive officer of the Company. Shares beneficially owned by Mr. Klaben include 49,975 shares which he has the right to acquire within 60 days of March 24, 2009 through the exercise of stock options.
(8)	Mr. Hoppel is an executive officer of the Company. Shares beneficially owned by Mr. Hoppel include 57,907 shares which he has the right to acquire within 60 days of March 24, 2009 through the exercise of stock options.
(9)	Kenneth J. Webster is an executive officer of the Company. Shares beneficially owned by Mr. Webster include 885 shares which he has the right to acquire within 60 days of March 24, 2009 through the exercise of stock options.
(10)	W. Douglas Brown is a director of the Company. Shares beneficially owned by Mr. Brown include 717 vested stock units which have been deferred.
(11)	Mr. Goodrich is a director of the Company. Shares beneficially owned by Mr. Goodrich include 6,908 vested stock units which have been deferred.
(12)	Mr. Krablin is a director of the Company. Shares beneficially owned by Mr. Krablin include 5,782 vested stock units which have been deferred.
(13)	Mr. Press is a director of the Company.
(14)	Mr. Tidwell is a director of the Company.
(15)	Mr. Williams is a director of the Company.
(16)	The number of shares shown as beneficially owned by the Company’s directors and executive officers as a group includes 648,188 shares which the Company’s directors and executive officers as a group have the right to acquire within 60 days of March 24, 2009.
*	Less than 1%.

ELECTION OF DIRECTORS

The authorized number of directors is presently fixed at seven. The Board of Directors currently consists of seven directors with each term expiring at the Annual Meeting. Upon the recommendation of the Nominations and Corporate Governance Committee, each of the seven current directors has been nominated to stand for re-election.

Each of the nominees has indicated his willingness to serve, if elected, but if any of the nominees should be unable or unwilling to serve, the Board may either reduce its size, or designate or not designate a substitute nominee. If the Board designates a substitute nominee, proxies that would have been cast for the original nominee will be cast for the substitute nominee unless instructions are given to the contrary.

The table below sets forth the names, ages as of March 24, 2009, and existing positions with the Company of each nominee:

Name	Age	Position
Samuel F. Thomas	57	Chairman of the Board of Directors, Chief Executive Officer, and President
W. Douglas Brown	63	Director
Richard E. Goodrich	65	Director
Steven W. Krablin	58	Director
Michael W. Press	61	Director
James M. Tidwell	62	Director
Thomas L. Williams	50	Director

The following sets forth biographical information for our nominees.

Samuel F. Thomas was elected Chairman of our Board of Directors in March 2007 and has served as our Chief Executive Officer and President and as a member of our Board of Directors since October 2003. Prior to joining the Company, Mr. Thomas was Executive Vice President of Global Consumables at ESAB Holdings Ltd., a provider of welding consumables and equipment. In addition to his most recent position at ESAB, Mr. Thomas was responsible for ESAB North America during his employment at ESAB Holdings Ltd. Prior to joining ESAB in February 1999, Mr. Thomas was Vice President of Friction Products for Federal Mogul, Inc. Prior to its acquisition by Federal Mogul in 1998, Mr. Thomas was employed by T&N plc from 1976 to 1998, where he served from 1991 as chief executive of several global operating divisions, including industrial sealing, camshafts and friction products.

W. Douglas Brown has been a member of our Board of Directors since May 2008. Mr. Brown served as Vice President, General Counsel and Secretary of Air Products and Chemicals, Inc. (“Air Products”), a global supplier of industrial gases, performance materials and equipment and services, from 1999 until his retirement in 2007. Prior to that, Mr. Brown held General Counsel and various administrative positions with Air Products and its affiliates, including engineering, construction and energy-related businesses, from 1975.

Richard E. Goodrich has been a member of our Board of Directors since August 2006. Mr. Goodrich is a retired Executive Vice President and Chief Financial Officer of Chicago Bridge & Iron Company N.V. (“CB&I”), an engineering, procurement and construction company that provides services to customers in the chemicals and energy industries. Prior to retiring, Mr. Goodrich served as Executive Vice President and Chief Financial Officer of CB&I from 2001 to 2005, and until June 2006, as acting Chief Financial Officer. Mr. Goodrich also serves as a director of Gundle/SLT Environmental, Inc.

Steven W. Krablin has been a member of our Board of Directors since July 2006. On March 23, 2009 Mr. Krablin was appointed President, Chief Executive Officer and Chairman of the Board of T-3 Energy Services, Inc. (“T-3”), an oilfield services company that manufactures products used in the drilling, production and transportation of oil and gas. Prior to his employment with T-3, Mr. Krablin was a private investor since April 2005. From April 2008 until August 2008, he also served as Executive Vice President and Chief Financial Officer of IDM Group Limited, a provider of drilling equipment and other goods and services to the oil and gas industry. From January 1996 until his retirement in April 2005, Mr. Krablin served as Senior Vice President and Chief Financial Officer of National Oilwell Varco, Inc. or its predecessors, a manufacturer and distributor of oil and gas drilling equipment and related services and products. Prior to 1996, Mr. Krablin served as Senior Vice President and Chief Financial Officer of Enterra Corporation until its merger with Weatherford International, Inc. Mr. Krablin also serves as a director of Hornbeck Offshore Services, Inc.

Michael W. Press has been a member of our Board of Directors since August 2006 and has been designated as our Lead Independent Director. Mr. Press has been self-employed since 2001. Prior to that, he spent 27 years in the energy industry in senior management and executive positions. From 1997 to 2001, Mr. Press was Chief Executive Officer of KBC Advanced Technologies plc, an international petroleum consulting firm. Mr. Press also serves as senior independent director of Petrofac Ltd.

James M. Tidwell has been a member of our Board of Directors since July 2007. Mr. Tidwell is President and Chief Executive Officer of WEDGE Group Incorporated, a privately owned investment company with holdings in manufacturing, hotels, commercial real estate and oilfield services. Mr. Tidwell served as Executive Vice President and Chief Operating Officer of WEDGE Group from February 2007 until February 2008 and as Vice President and Chief Financial Officer from January 2000 through January 2007. From August 1996 through June 1999, Mr. Tidwell served as Executive Vice President and Chief Financial Officer of Daniel Industries, Inc., and he served as President of Daniel Measurement & Control from July 1999 to January 2000. Before then, Mr. Tidwell served as Vice President and Chief Financial Officer of Hydril Co. Mr. Tidwell is a director of T-3 Energy Services, Inc. and the National Multiple Sclerosis Society.

Thomas L. Williams has been a member of our Board of Directors since May 2008. Mr. Williams is currently Executive Vice President and Operating Officer of Parker Hannifin Corporation (“Parker Hannifin”), a manufacturer of motion and control technologies. Mr. Williams joined Parker Hannifin in 2003 as Vice President Operations—Hydraulics Group and became President—Instrumentation Group in 2005 and Senior Vice President—Operating Officer in 2006 and Executive Vice President and Operating Officer in 2008. Prior to joining Parker Hannifin, Mr. Williams was employed by General Electric Company from 1981 to 2003, where he held various executive operating positions for four different business groups: GE Capital, Aircraft Engines, Lighting and Locomotives.

The Board of Directors unanimously recommends that you vote FOR the election of the seven candidates for director.

CORPORATE GOVERNANCE AND RELATED MATTERS

Director Independence

The Company’s Corporate Governance Guidelines and the NASDAQ listing standards provide that at least a majority of the members of the Board of Directors must be independent, i.e., free of any material relationship with the Company, other than his or her relationship as a director or Board Committee member. A director is not independent if he or she fails to satisfy the standards for independence under the NASDAQ listing standards, the rules of the SEC, and any other applicable laws, rules and regulations.

During the Board of Directors’ annual review of director independence, the Board of Directors considers transactions, relationships and arrangements between each director or an immediate family member of the director and the Company. The Board of Directors also considers transactions, relationships and arrangements between each director or an immediate family member of the director and the Company’s senior management. In February 2009, the Board of Directors performed its annual director independence review for 2009. The Board of Directors updated its annual independence review for Mr. Krablin in connection with Mr. Krablin’s becoming President, Chief Executive Officer and Chairman of the Board of T-3 in March 2009.

In determining the independence of Mr. Williams, the Board considered that Mr. Williams is currently Executive Vice President and Operating Officer of Parker Hannifin, a supplier to the Company. The Board does not believe that this relationship impairs the independence of Mr. Williams or that Mr. Williams has any material interest in any transaction between the Company and Parker Hannifin.

As a result of this review, the Board of Directors determined that six of our seven current directors are independent, and all members of the Audit Committee, the Compensation Committee and the Nominations and Corporate Governance Committee are independent. The Board of Directors determined that Messrs. Goodrich, Krablin, Press, Tidwell, Brown and Williams satisfy the NASDAQ independence requirements.

Mr. Thomas is not considered to be independent because of his position as President and Chief Executive Officer of the Company.

Information Regarding Meetings and Committees of the Board of Directors

The Board of Directors held five regular meetings and five executive sessions which only the independent directors attended during the fiscal year ended December 31, 2008. Each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period he served as a director and (2) the total number of meetings held by committees of the Board on which he served. Board members are expected to attend Chart’s Annual Meeting of Stockholders and all attended our May 2008 Annual Meeting of Stockholders. The non-management directors meet in executive sessions in connection with each of the regularly scheduled Board meetings, which are presided over by the Lead Independent Director who is identified in the table below. The Board has the three committees: Nominations and Corporate Governance Committee; Audit Committee; and Compensation Committee. Current committee membership is described in the following table:

	Audit Committee	Compensation Committee	Nominations and Corporate Governance Committee
W. Douglas Brown	Member		Member
Richard E. Goodrich	Member, Financial Expert	Chairman
Steven W. Krablin	Chairman, Financial Expert	Member
Michael W. Press		Member	Chairman, Lead Independent Director
James M. Tidwell	Member, Financial Expert		Member
Thomas L. Williams		Member	Member

The Board of Directors may change Committee membership from time to time on the recommendation of the Nominations and Corporate Governance Committee.

Nominations and Corporate Governance Committee

The Company’s Nominations and Corporate Governance Committee currently consists of four members: W. Douglas Brown, Michael W. Press, James M. Tidwell and Thomas L. Williams. Mr. Press serves as the chairman of the Nominations and Corporate Governance Committee. The Nominations and Corporate Governance Committee met five times during fiscal year 2008. The Nominations and Corporate Governance Committee is governed by the Nominations and Corporate Governance Committee Charter which was adopted by the Board of Directors, a copy of which is available at www.chart-ind.com by clicking on the link for Investor Relations. You also can obtain a printed copy of the Nominations and Corporate Governance Committee Charter, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio, 44125.

The Nominations and Corporate Governance Committee is responsible for (1) developing, recommending and reviewing the adequacy of the corporate governance principles applicable to us, (2) consulting with our Audit Committee and the Board of Directors regarding the adoption of codes of conduct applicable to all employees and directors when required by the rules of NASDAQ and adopting procedures for monitoring and enforcing compliance with such codes of conduct, (3) reviewing our compliance with state and federal laws and regulations and with the NASDAQ corporate governance listing requirements, (4) making recommendations to the Board of Directors regarding the size and composition of the Board of Directors, (5) establishing criteria for the selection of new directors to serve on the Board of Directors and reviewing the appropriate skills and characteristics required of directors, (6) identifying, screening and recommending nominees to be proposed by us for election as directors at the Annual Meeting of Stockholders, or to fill vacancies, (7) considering and reviewing the qualifications of any nominations of director candidates validly made by stockholders, (8) reviewing the committee structure of the Board of Directors and recommending directors to serve as members of each committee, (9) overseeing the annual evaluation of management, the Board of Directors, its members and committees and (10) establishing criteria for and leading the annual performance self-evaluation of the Board of Directors and each committee.

Prospective director nominees are identified through contacts of the members of the Board of Directors or members of senior management, through searches conducted by professional search firms, or through recommendations of potential candidates by stockholders, employees or others. Once a prospective director nominee has been identified, the Nominations and Corporate Governance Committee makes an initial determination through information provided to the Nominations and Corporate Governance Committee and information supplemented by the Nominations and Corporate Governance Committee through its own inquiries. The Nominations and Corporate Governance Committee will evaluate director nominees, including nominees who are submitted to the Company by a stockholder. In selecting new directors of the Company, consideration is given to each individual director’s personal qualities and abilities, the collective Board members’ skills and aptitudes for conducting oversight of the Company and its management, and duties imposed by law and regulation. Important factors include:

•

Each director must, as determined by the Board, be qualified to perform duties of a director in accordance with the Delaware General Corporation Law as evidenced by the director’s experience, accomplishments, skills and integrity;

•	Directors must be persons possessing the highest personal values and integrity;

•	Directors must be able to perform their duties in the best interests of the Company and its stockholders, without conflicts of interest;

•

The Company will comply fully with all legal and regulatory requirements concerning the independence and composition of the Audit, Nominations and Corporate Governance, Compensation and any other committees of the Board, subject to any exemptions provided by the Listing Standards of the NASDAQ;

•

Collectively, Board members will bring to the Company a broad range of complementary skills (such as an understanding of finance, manufacturing, operations, strategy and development, industrial gas, biomedical and energy markets, sales and marketing, public company governance and international background), educational and professional expertise, industry and regulatory knowledge, and diversity of perspectives to build a capable, responsive, and effective Board; and

•	Directors will have experience in policy-making levels of business and must have an aptitude for evaluating business matters and making practical and mature judgments.

In addition, directors must have time available to devote to Board activities and the ability to work collegially. In determining whether to recommend a director for re-election, the Nominations and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contribution to the activities of the Board of Directors. At all times, at least one member of the Board must meet the definition of “financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K and serve on the Company’s Audit Committee.

The Nominations and Corporate Governance Committee will consider potential candidates recommended by stockholders, current directors, Company officers, employees and others. The Nominations and Corporate Governance Committee will use the above enumerated factors to consider potential candidates regardless of the source of the recommendation. Stockholder recommendations for director nominations may be submitted to the Company pursuant to the requirements described under the caption “Stockholders Communications with the Board” below. Stockholder recommendations for director nominations will be forwarded to the Nominations and Corporate Governance Committee for consideration, provided such recommendations are accompanied by sufficient information to permit the Nominations and Corporate Governance Committee to evaluate the qualifications and experience of the nominees. See “Stockholder Communications with the Board” for more information about our advance notice requirements for stockholder nominations of director candidates.

Audit Committee

Our Audit Committee consists of W. Douglas Brown, Richard E. Goodrich, Steven W. Krablin and James M. Tidwell. Mr. Krablin serves as the Audit Committee chairman. The Audit Committee met five times during fiscal year 2008. The Audit Committee is governed by the Audit Committee Charter which was adopted by the Board of Directors, a copy of which is available at www.chart-ind.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio, 44125.

The Audit Committee’s responsibilities include (1) appointing, retaining, compensating, evaluating and terminating our independent registered public accounting firm and approving in advance any audit or non-audit engagement or relationship between us and such auditor, (2) approving the overall scope of the audit, (3) assisting the Board in monitoring the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the independent registered account firm and our internal audit function and our compliance with legal and regulatory requirements, (4) annually reviewing an independent registered public accounting firm’s report describing the independent registered public accounting firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review, or regulatory review of the independent registered public accounting firm, (5) discussing the annual audited financial and quarterly statements with management and the independent registered public accounting firm, (6) discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, (7) discussing policies with respect to risk assessment and risk management, (8) meeting separately, periodically, with management, internal auditors and the independent registered public accounting firm, (9) reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response, (10) setting clear hiring policies for employees or former employees of the independent registered public accounting firm, (11) annually reviewing the adequacy of the Audit Committee’s written charter, (12) reviewing with management any legal matters that may have a material impact on us and our financial statements and (13) reporting regularly to the full Board of Directors.

Our Board has determined that each of Messrs. Brown, Goodrich, Krablin and Tidwell satisfies the current independence standards of NASDAQ and Rule 10A-3(b)(1) of the Exchange Act. Our Board of Directors has determined that each of Messrs. Goodrich, Krablin and Tidwell qualifies as an Audit Committee “financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K and that all members of the Audit Committee satisfy the NASDAQ financial knowledge and sophistication requirements.

Compensation Committee

Our Compensation Committee currently consists of Richard E. Goodrich, Steven W. Krablin, Michael W. Press and Thomas L. Williams. Mr. Goodrich serves as the Compensation Committee chairman. The Compensation Committee met nine times during fiscal year 2008. The Compensation Committee is governed by the Compensation Committee Charter which was adopted by the Board of Directors, a copy of which is available at www.chart-ind.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio, 44125.

The Compensation Committee is responsible for (1) reviewing key employee compensation policies, plans and programs, (2) reviewing and approving the compensation of our chief executive officer and other executive officers, (3) developing and recommending to the Board of Directors compensation for Board members, (4) reviewing and approving employment contracts and other similar arrangements between us and our executive officers, (5) reviewing and consulting with the chief executive officer on the selection of officers and evaluation of executive performance and other related matters, (6) administration of stock plans and other incentive compensation plans, (7) overseeing compliance with any applicable compensation reporting requirements of the SEC, (8) approving the appointment and removal of trustees and investment managers for pension fund assets, (9) retaining consultants to advise the committee on executive compensation practices and policies, (10) establishing and periodically reviewing succession plans for our executive officers and others, and (11) handling such other matters that are specifically delegated to the Compensation Committee by the Board of Directors from time to time.

To further assist it in carrying out its responsibilities, the Compensation Committee has engaged Mercer Human Resources Consulting (“Mercer”), an independent, nationally recognized, compensation consulting firm to assist in the evaluation of our executive compensation structure and expenses.

In 2008, Mercer’s duties and responsibilities included:

•	Assisting the Compensation Committee in identifying an appropriate peer group of companies for purposes of comparison in evaluating our compensation structure and philosophy;

•	Providing information on compensation paid by peer companies to their executive officers;

•	Providing information regarding market practices as to executive employment agreements for public companies;

•

Evaluating the competitiveness of the total direct compensation of the Company’s executive officers and other executives and each of its individual components, including base salary, annual bonus and long-term incentive awards;

•	Advising the Company on alternative structures, forms of compensation, performance measures and allocation considerations; and

•	Providing information and advice with respect to director compensation.

See “Compensation Committee Report” and “Compensation Discussion and Analysis” below for additional information about the Compensation Committee and its activities.

Role of Executive Officers in Compensation Decisions

Our Chief Executive Officer annually reviews the performance of each of the other executive officers. Based on this review and his analysis of data provided by Mercer as to compensation practices among our peer group, he makes compensation recommendations to the Compensation Committee, including recommendations for salary adjustments, if any, annual cash incentives, and long-term and short-term awards. Although the Compensation Committee considers these recommendations when making decisions regarding executive compensation, it retains full discretion to set all compensation for the Company’s executive officers.

Corporate Governance Guidelines

During 2008 the Board of Directors amended our Corporate Governance Guidelines to make the following changes to our corporate governance practices:

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Limit the number of public company boards upon which directors should serve; directors who also serve as the chief executive officer of a publicly traded company should only serve on the boards of up to two other publicly traded companies, and directors who are not chief executive officers of other publicly traded companies should only serve on the boards of up to three other publicly traded companies;

•	Require directors who retire or change job positions to tender their resignation to the Board of Directors for the Board’s consideration; and

•	Enhance the director orientation and continuing education program by encouraging directors to attend continuing director education programs at Company expense.

In March 2009, in connection with his becoming President, Chief Executive Officer and Chairman of the Board of T-3, Mr. Krablin offered his resignation to the Board for its consideration consistent with our Corporate Governance Guidelines. The Board determined not to accept Mr. Krablin’s resignation and determined that Mr. Krablin continues to satisfy NASDAQ independence requirements.

Our Corporate Governance Guidelines are available at www.chart-ind.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio, 44125.

CEO Succession Planning

We have a succession planning process in place in the event it becomes necessary to replace our CEO. Our Compensation Committee regularly reviews and is responsible for the management, oversight and monitoring of our succession plan. We believe that having a succession plan in place is fundamental to a comprehensive program of good corporate governance.

Code of Ethical Business Conduct and Officer Code of Ethics

The Board of Directors has adopted our Code of Ethical Business Conduct and also our Officer Code of Ethics, which are both available at www.chart-ind.com by clicking on the link for Investor Relations. You also can obtain a printed copy of these documents, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio, 44125.

In order to enhance employee awareness of our Code of Ethical Business and Conduct, we conduct periodic ethics and compliance training for all of our employees to provide them with the knowledge necessary to maintain our high standards of ethics and compliance. The Board of Directors has also designated Ethics Representatives and a Chief Compliance Officer for ethics to assist in the administration of and to encourage adherence with the Code of Ethical Business Conduct.

Stockholder Communications with the Board

Stockholders may communicate their concerns directly to the entire Board or specifically to non- management Directors of the Board. Such communications may be confidential or anonymous, if so designated, and may be submitted in writing to the following address: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio, 44125. The status of all outstanding concerns addressed to the entire Board or only to non-management directors will be reported to the Chairman of the Board or the Lead Independent Director, respectively, on a quarterly basis. Mr. Press has been designated as the Lead Independent Director.

Stockholder recommendations for director nominations will be forwarded to the Nominations and Corporate Governance Committee to evaluate the qualifications and experience of the nominees. To be in proper written form, a stockholder’s notice proposing nominations of persons for election to the Board of Directors must set forth:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the class, series and number of all shares of stock of the Company which are owned by the proposed nominee;

•	the name of each nominee holder of shares owned beneficially but not of record by the proposed nominee and the number of shares of stock held by each such nominee holder;

•

whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of the proposed nominee with respect to the stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of the proposed nominee, the effect or intent of any of the foregoing being to mitigate loss to, or manage risk of stock price changes for, the proposed nominee or to increase the voting power or pecuniary or economic interest of the proposed nominee with respect to the stock of the Company;

•	the written consent of each proposed nominee to being named as a nominee and to serve as a director if elected;

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any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder; and

•	as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination is made:

•	the name and record address of such stockholder;

•	the class, series and number of all shares of stock of the Company which are owned by such stockholder and any beneficial owner;

•	the name of each nominee holder of shares owned beneficially but not of record by such stockholder and the number of shares of stock held by each such nominee holder;

•

whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder or such beneficial owner with respect to the stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such stockholder or beneficial owner, the effect or intent of any of the foregoing being to mitigate loss to, or manage risk of stock price changes for, such stockholder or beneficial owner or to increase the voting power or pecuniary or economic interest of such stockholder or beneficial owner with respect to the stock of the Company;

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a description of all agreements, arrangements, or understandings between such stockholder and any beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination is made by such stockholder and any material interest of such stockholder or beneficial owner in such nomination, including any anticipated benefit to the stockholder or beneficial owner therefrom;

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a representation that such stockholder will provide the Company in writing the information required above as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly announced;

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

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any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act.

In connection with the nomination of potential directors, the advance notice requirements described above are designed to ensure that all relevant information about proposed director nominees and the proponent of any director nominee is made available for consideration by stockholders, our Board of Directors and the members of our Nominations and Corporate Governance Committee.

Our By-Laws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary of the date of the preceding year’s annual meeting or at such other time as specified in our By-Laws. Our By-Laws also specify requirements as to the form and content of a stockholder’s notice. You also can obtain a printed copy of our By-Laws, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio, 44125.

COMPENSATION COMMITTEE REPORT

Report of the Compensation Committee on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on that review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in the Company’s definitive proxy statement prepared in connection with its 2009 Annual Meeting of Stockholders.

Compensation Committee

Richard E. Goodrich, Chairman

Steven W. Krablin

Michael W. Press

Thomas L. Williams

The above Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed with the Commission or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information in this Report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act. If this Report is incorporated by reference into the Company’s Annual Report on Form 10-K, such disclosure will be furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of furnishing the disclosure in this manner.

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

The primary objectives of the Compensation Committee of our Board of Directors with respect to the determination and administration of our Company’s executive compensation programs are to:

•	create and enhance stockholder value by attracting and retaining key executive talent;

•	align our executive officers’ incentives with stockholder value creation by tying compensation to the achievement of measurable operational and strategic objectives; and

•	award compensation at levels commensurate with each executive officer’s performance, experience and responsibilities.

Background

Our Compensation Committee’s historical philosophy with respect to executive officer compensation has emphasized performance-based compensation. This philosophy has resulted in base salaries that are generally at or slightly below the median of peers with higher levels of compensation based on performance achievement, which together with long-term equity-based incentive compensation, can result in above median total compensation when performance levels are achieved. When analyzing the compensation structure in 2008 and making its decisions for 2009, the Compensation Committee considered multiple factors, including the input of Mercer, its compensation consultant, the experience of its members, the performance of our executive officers and the Company and prevailing economic conditions. Additionally, the Compensation Committee reviewed whether its current compensation philosophy encourages executive officers to take undue risk in order to meet compensation targets. The Compensation Committee also considered the advantages and disadvantages of altering the performance-based structure and how any potential changes could impact our compensation goals or encourage our executive officers to take unnecessary risk. The Compensation Committee determined that a compensation structure weighted towards performance-based compensation continues to be appropriate for the Company and achieves the Company’s goal of retaining and appropriately compensating our executive officers while aligning their interests with those of our stockholders without encouraging the assumption of undue risk.

As a matter of perspective on the compensation trends at our Company, it is necessary to understand our recent history with respect to compensation. Prior to our initial public offering in 2006, our compensation strategy provided for significant cash incentive compensation awards and the vesting of a portion of stock option grants based upon the Company’s financial and stock performance, including, in the case of pre-initial public offering stock option grants, the return on investment of First Reserve Fund X, L.P. (“First Reserve”), an affiliate of First Reserve Corporation, realized when it disposed of its remaining ownership interest in us in connection with a secondary offering of our Common Stock in June 2007.

From the time of the acquisition of the Company by First Reserve in October 2005 (the “Acquisition”) until the secondary offering in June 2007, we were controlled by First Reserve. All our compensation arrangements in place through the end of fiscal year 2006 were put in place prior to our initial public offering, which was completed on July 31, 2006, and were not modified, except for those modifications necessary to reflect our Company’s public company status, in connection with the initial public offering. Although our Board of Directors and Compensation Committee were responsible for the implementation and administration of all of our benefit and compensation plans before our initial public offering, all compensation decisions relating to the Chief Executive Officer and the other executive officers were subject to the review of First Reserve directly or through its representatives. Moreover, the Board of Directors under which our executive compensation plans were adopted before our initial public offering as well as the Compensation Committee were comprised of a number of directors affiliated with First Reserve.

As part of and subsequent to our initial public offering, additional independent directors joined our Board of Directors and we altered the membership of our Compensation Committee so that since May 2007, all members are independent directors.

During 2007 and 2008, our Compensation Committee engaged Mercer, an independent outside compensation consulting firm, to assist the Compensation Committee in its review of our entire executive compensation program. The review included a study to identify companies that should be considered as peer group companies for executive compensation purposes, as well as a review of our compensation objectives and philosophy, and the individual components of our total compensation package for our executive officers. For further discussion of the Compensation Committee’s engagement of Mercer, see “Corporate Governance and Related Matters—Information Regarding Meetings and Committees of the Board of Directors—Compensation Committee” above.

Benchmarking Methodology

Our Compensation Committee believes that benchmarking provides the Company with a useful tool to gauge the appropriateness of our current compensation objectives and philosophy. Comparing Company performance and each element of our executive officers’ total compensation to the compensation information of similarly situated executives at companies that we consider to be our peers allows the Compensation Committee to consider the compensation framework of those companies that face similar challenges in competition for talent when making compensation decisions.

With the assistance of Mercer, the Compensation Committee identified a group of companies with which the Compensation Committee believes the Company is in a comparable position with respect to competition for talent and for stockholder investment, and which are similar in size and business mix to the Company (the “Compensation Peer Group”). From time to time the Compensation Committee reviews the companies it considers to be peers for compensation purposes and changes the Compensation Peer Group as it deems necessary. The Compensation Peer Group aids the Compensation Committee in determining appropriate base salaries, short-term incentives and total overall compensation for our executives. In connection with the Compensation Committee’s evaluation of public company compensation standards, the Compensation Committee reviewed the 25th percentile, median and 75th percentile data for the Compensation Peer Group in each element of compensation (base salary, target annual cash incentive compensation, target long-term equity based compensation as well as the resulting total direct compensation). These comparisons are simply a point of reference for measurement and not the determinative factor in setting our executives’ compensation. The Compensation Committee does not use formulas or rigidly set the compensation of our executives based on this data. The purpose of the comparison is not to supplant the Compensation Committee’s analysis of various factors considered in making compensation decisions, such as prior year Company and business unit financial performance, shareholder return, internal pay equity, compensation history and the individual performance of our executive officers. The Compensation Committee also considers the recommendations and input from our Chief Executive Officer as described under “Corporate Governance and Related Matters—Role of Executive Officers in Compensation Decisions” above.

Because the comparative compensation information is just one of the several analytic tools that are used in setting executive compensation, the Compensation Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, such as identifying peer companies within our industry that are substantially similar in size and business mix, the Compensation Committee may elect to not use the comparative compensation information at all in the course of making compensation decisions.

The following 11 companies comprised our Compensation Peer Group in 2008 and represent the same peer group as 2007, except for one company (Hydril Co.) that ceased to be public:

Altra Holdings, Inc.	Columbus McKinnon Corp.	Lufkin Industries, Inc.

Ampco-Pittsburgh, Corp.	Enpro Industries, Inc.	Powell Industries, Inc.

Barnes Group Inc.	Gorman-Rupp Co.	Robbins & Myers, Inc.

Circor International, Inc.	Kaydon Corp.

Pay Mix and Total Compensation for Executive Officers

The Company intends to attract and retain talented executives with competitive salaries and annual cash incentive compensation opportunities that deliver market-appropriate awards based on annual performance, balanced by long-term equity-based incentive compensation awards that also provide market-competitive opportunities to increase value commensurate with stockholder gains. Historically and as discussed above, the Company has relied more heavily on performance-based compensation to offset slightly below-median base salaries, which together with long-term equity-based incentive compensation, generally has comprised a total direct compensation package for our executives above the median of the Compensation Peer Group when targeted performance levels are achieved. This variable pay focus is appropriate for a company such as ours that has historically seen significant fluctuations in performance based on the cyclical aspects of our business. Given the current economic downturn conditions and the cyclic nature of our business, the Compensation Committee believes that a performance-based focus on compensation strikes an appropriate balance between competitively compensating our executive officers on a flexible-cost basis and mitigating the risk that our incentive structure encourages our executives to make decisions that might negatively impact the long-term financial condition of the Company.

Elements of Compensation

Executive compensation consists of the following primary components:

Base Salary. Base salaries are reviewed annually, and adjusted from time to time to reflect performance, experience, responsibilities and market conditions. Salary review is conducted by the Compensation Committee before or during the early part of the fiscal year for which the base salary will become effective. The Compensation Committee is responsible for setting the base salary of the Chief Executive Officer, and takes into account his individual responsibilities, performance and experience, and the competitive market compensation paid by other companies of similar size in similar industries. In setting the Chief Executive Officer’s salary, the Compensation Committee relies on the experience of its members after an analysis of market data provided by Mercer and the Chief Executive Officer’s individual responsibilities, performance and experience relative to those of chief executive officers at companies within the Compensation Peer Group. Base salary decisions with respect to the other executive officers are recommended to the Compensation Committee by the Chief Executive Officer. In making this recommendation, the Chief Executive Officer considers each executive officer’s individual responsibilities, performance and experience, and market data provided by Mercer, including compensation paid to other executive officers with similar levels of experience, scope of responsibilities, performance and potential in the Compensation Peer Group. However, any increase in base salary is granted at the sole discretion of the Compensation Committee.

The current base salary for the Chief Executive Officer, which is $500,000 for 2009, represents no increase in salary compared to 2008. The base salaries for the executive officers other than the Chief Executive Officer for 2009 are: $262,150 for the Executive Vice President and Chief Financial Officer (no increase from 2008); $243,000 for the Vice President, General Counsel and Secretary (an increase from $210,000 for 2008); $192,000 for the Vice-President—Corporate Development and Treasurer (no increase from 2008); and $163,800 for the Chief Accounting Officer and Controller (an increase from $156,000 for 2008). In making recent base salary determinations, the Compensation Committee considered, among other things, the recent economic downturn and economic climate in general, the experience of the members of the Committee and input from the Chief Executive Officer (with respect to compensation of the other executive officers), analysis of peer compensation market data provided by Mercer and the responsibilities, performance and experience of the Company’s executive officers relative to those of named executive officers at companies within the Compensation Peer Group. The Compensation Committee determined for 2009, with the exception of Messrs. Klaben and Webster, not to raise base salaries of the named executive officers in light of the challenging general economic environment. The decision generally to freeze base salaries for 2009 at 2008 levels is consistent with the Company’s determination to freeze base salaries for senior managers generally for 2009. The Compensation Committee raised the 2009 base salaries of Messrs. Klaben and Webster to levels slightly below peer median based on the determination that the base salaries for Messrs. Klaben and Webster in 2008 were well below the median base salaries of similarly situated executives in the Compensation Peer Group. The Compensation Committee also determined that Mr. Thomas’ base salary was well below the peer group median, but in light of current economic conditions elected to increase Mr. Thomas’ long-term performance-based compensation opportunities rather than raising his base salary for 2009.

Annual and Other Cash Incentive Awards. In addition to their base salary, executive officers are eligible to earn an annual cash incentive bonus. Consistent with our performance-based compensation philosophy, the annual cash incentive bonus represents a significant portion of total compensation. The purpose of annual cash bonuses is to attract, retain, motivate and reward participants by providing them with the opportunity to earn competitive compensation directly linked to our performance. Our annual incentive plan was designed to provide our executive officers with incentive compensation based upon the achievement of pre-established performance goals. The performance criteria are tied to Company, rather than individual performance. This approach historically has been taken by our Company in light of our emphasis on performance-based compensation tied to Company financial and operational performance, rather than qualitative individual performance assessments. The Compensation Committee recognizes that when performance-based compensation becomes a disproportionate percentage of total compensation or is not appropriately structured and managed in the context of a total compensation package, certain incentives may be created for executive officers to take risks in order to achieve compensation targets that they might not otherwise take or that are not in the best long-term interests of the Company or its stockholders. The Compensation Committee believes that the Company’s compensation structure, while performance-based, is appropriately structured to mitigate those risks because our executives’ performance-based compensation is one part of a structured compensation package that includes elements of compensation that align the interests of our executive officers with the long-term interests of our stockholders and the overall success of the Company. Further, the Compensation Committee can modify any cash incentive bonus in its discretion in the event of an unanticipated or unearned outcome, which allows the Compensation Committee to maintain appropriate control over performance-based compensation.

Since fiscal year 2007, annual cash bonuses have been awarded under the Chart Industries, Inc. Incentive Compensation Plan (the “Incentive Compensation Plan”). Annual cash bonuses awarded in fiscal year 2006 were awarded under the 2006 Chart Executive Incentive Compensation Plan (the “2006 Bonus Plan”). The Incentive Compensation Plan provides the Compensation Committee with significant flexibility to establish performance criteria and performance periods for which cash incentive compensation will be awarded. Under the Incentive Compensation Plan, a performance period may be for a fiscal year or a multi-year cycle, as determined by the Compensation Committee, and the performance objectives upon the attainment of which target incentive bonuses will be awarded may be based on one or more of certain performance criteria which may relate to us, one or more of our subsidiaries, our divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee determines. The Compensation Committee may appropriately adjust any performance evaluation under a performance objective or objectives to reflect or exclude certain extraordinary events that may occur during the performance period. If there is a change in control, as defined in the Incentive Compensation Plan, the Compensation Committee will determine promptly, in its discretion, whether and to what extent the performance criteria have been met or will be deemed to have been met for the year in which the change in control occurs and for any completed performance period for which a determination under the plan has not been made. If the Committee determines the criteria have been met, participants will receive their bonuses as soon as practicable, but in no event more than 30 days after the determination.

Pursuant to the terms of the Incentive Compensation Plan, no executive officer or other participant may receive a bonus, with respect to any fiscal year, in excess of $5.0 million. The Compensation Committee has absolute discretion to reduce or eliminate the amount otherwise payable under the Incentive Compensation Plan and to establish rules or procedures which limit the amount payable to a participant to an amount that is less than the amount otherwise approved as that participant’s incentive bonus, except that following a change in control the Compensation Committee continues to have such right only in the event that a participant engages in misconduct or materially fails to fulfill his or her duties, in each case, as determined by the Compensation Committee.

If approved and adopted by stockholders, beginning in 2010, annual cash bonuses, if any, will be awarded under the Chart Industries, Inc. 2009 Incentive Compensation Plan (the “2009 Incentive Compensation Plan”). For a description of the 2009 Incentive Compensation Plan, see “Approval and Adoption of the Chart Industries, Inc. 2009 Incentive Compensation Plan” below.

Our Compensation Committee set annual incentive compensation targets and performance measures for our 2008 fiscal year under the Incentive Compensation Plan. Under these targets, our executive officers were eligible to earn a cash incentive bonus for our 2008 fiscal year if performance exceeded threshold amounts in an amount up to a pre-determined percentage, ranging from 67.5% to 165% of the executive officer’s base salary (with higher ranked officers eligible to receive a higher percentage of base salary), at maximum performance levels. The performance measures established under the Incentive Compensation Plan for the 2008 fiscal year for executive officers were operating income, net income and working capital, weighted for purposes of calculating the award at 70%, 15% and 15%, respectively. Working capital as used for awards under the Incentive Compensation Plan measures the Company’s net working capital use efficiency determined relative to the Company’s rolling average sales. The Compensation Committee selected these measures in an effort to more closely align executive officer cash bonus measures to measures that are believed to be meaningful indications of our performance for our stockholders. These performance measures were set at levels that were believed to represent, when they were set in early 2008, significant performance that would involve some difficulty at the threshold levels, increased difficulty at the 100% target levels, and significant difficulty at the maximum levels, in each case relative to historical trends and future expectations at the time the levels were set. Actual performance below the minimum performance threshold for a performance objective would result in no payment based on that objective. The table below details the threshold, target and maximum performance levels for each of the performance measures established by the Compensation Committee for fiscal 2008 (performance measures for working capital permit awards to be paid in excess of target proportionate to operating income performance exceeding target performance):

Performance Measure	Threshold	Target	Maximum
Operating Income	$100,600,000	$118,400,000	$136,200,000
Net Income	$54,300,000	$63,900,000	$73,500,000
Working Capital	13.8%	12.5%	N/A

Following the end of the 2008 fiscal year, the Compensation Committee determined (i) whether and to what extent any of the established performance objectives were satisfied for 2008, and (ii) for each executive officer employed as of the last day of 2008, the actual bonus to which such executive officer is entitled for 2008. Actual results for each of the performance measures established for the 2008 fiscal year were as follows: (i) operating income, $128,790,000; net income, $75,626,000; and working capital, 12.6%. The preceding numbers reflect the Compensation Committee’s adjustment from actual results for purposes of incentive compensation payouts, as the Committee adjusted downward, on a net basis, from actual performance to disregard certain unusual items such as the reversal of contingent liabilities. The following table summarizes the fiscal 2008 payout opportunities that were available for each of our executive officers upon satisfaction of the annual incentive target and annual maximum performance measures and the actual payout of annual cash incentive payments for fiscal 2008:

	Annual Threshold Target		Annual Incentive Target		Annual Incentive Maximum		Actual 2008 Annual Incentive Payout
	% of Base Salary	Amount ($)	% of Base Salary	Amount ($)	% of Base Salary	Amount ($)	% of Base Salary	Amount ($)
Samuel F. Thomas	0%	0	110%	$550,000	165%	$825,000	144.2%	$720,940
Michael F. Biehl	0%	0	100%	262,150	150%	393,225	131.1%	343,626
Matthew J. Klaben	0%	0	75%	157,500	112.5%	236,250	98.3%	206,451
James H. Hoppel, Jr.	0%	0	65%	124,800	97.5%	187,200	85.2%	163,588
Kenneth J. Webster	0%	0	45%	70,200	67.5%	105,300	59.0%	92,018

The incentive payments were paid to the executives on March 13, 2009 and are included in the 2008 Summary Compensation Table.

Payments made under the Incentive Compensation Plan are intended to be exempt from the deduction limitations of Section 162(m) of the Internal Revenue Code under transition reliance period rules applicable to compensation paid pursuant to a plan that existed before we became publicly held and that was disclosed in our initial public offering prospectus. The proposed 2009 Incentive Compensation Plan has been designed to allow compliance with the exclusion from the deduction limitations of Section 162(m) of the Internal Revenue Code for performance-based compensation.

For fiscal year 2009, each of our executive officers is eligible to receive an annual bonus of up to 150% of a target amount designated for each executive, based upon a percentage of such executive’s 2009 base salary (the “Base Target”). Base Targets for fiscal year 2009 are the same as 2008 and are as follows: (i) Mr. Thomas, 110%; (ii) Mr. Biehl, 100%; (iii) Mr. Klaben, 75%; (iv) Mr. Hoppel, Jr., 65%; and (v) Mr. Webster, 45%. The performance measures established under the Incentive Compensation Plan for the 2009 fiscal year for executive officers are operating income, net income and working capital, weighted for purposes of calculating the award at 65%, 15% and 20%, respectively. Working capital as used for 2009 awards under the proposed Incentive Compensation Plan measures the Company’s net working capital use efficiency determined relative to the Company’s rolling average sales. The performance measures remain the same as in 2008. In the current economic environment which emphasizes cash generation and cash preservation, the Compensation Committee believes that weighting working capital more heavily in 2009 than 2008 relative to operating income and net income, more closely aligns the cash bonus measures with measures that are believed to be meaningful indications of our performance in the current economic environment in which liquidity and cash have taken on greater emphasis. Specific threshold, target and maximum performance levels are different from those set in 2008. We believe that disclosing the specific performance levels to be used for determining annual bonuses would cause us competitive harm by potentially disrupting our customer relationships and providing competitors with insight into our business strategy, pricing margins, capabilities and current compensation for executive talent. In order to achieve the threshold levels used for fiscal year 2009, we believe we have to be successful in matching our cost structure to an environment of reduced orders without harming our business and without new negative macroeconomic pressures arising. Similarly, we would expect to have accomplished matching our cost structure to an environment of reduced orders while successfully identifying and exploiting significant niche opportunities to grow during 2009 without further sustained deterioration of industry conditions to achieve the 100% target levels. To achieve maximum bonus levels, we believe it would require matching our cost structure to an environment of reduced orders while successfully identifying and executing on many opportunities to exploit our strengths during 2009 with a return of some industry conditions to normalcy by mid-2009. In the current economic environment it is difficult to forecast future Company performance and correspondingly difficult to set realistic and appropriate bonus targets tied to Company performance that are consistent with our overall compensation philosophy. The target performance levels for 2009 were set at the end of 2008 and in early 2009 and macroeconomic events occurring during this time have led the Compensation Committee to believe that there are significant economic headwinds making even attainment of minimum performance levels difficult for 2009. Accordingly, taking into consideration the Company’s overall compensation structure and compensation philosophy, and broader economic and financial challenges facing the Company for 2009 impacting the level of significant difficulty to achieve target performance, the Compensation Committee set the minimum threshold level to earn any incentive compensation award for 2009 at 50% of target performance, with any incentive award interpolated at performance levels between 50% and 100% of target.

Long-Term Incentive Compensation. The third primary element of the Company’s executive compensation program is comprised of long-term compensation awards, which the Compensation Committee historically has delivered in the form of non-qualified stock option awards and performance units that vest based on Company financial and stock price performance. During 2008 the Compensation Committee continued to evaluate the long-term incentive compensation structure and considered what other forms of equity-related compensation may align the long-term interests of management and our stockholders. Under the Company’s equity incentive plans approved by stockholders in the past the Company also may grant awards of stock appreciation rights, restricted stock, restricted stock units, and other stock-based grants, including shares of our Common Stock granted in the form of other equity and performance-based incentives, as may be deemed appropriate by the Compensation Committee. The Compensation Committee believes the primary benefit of equity-based awards is to motivate executives to increase stockholder value as equity-based awards generally only increase in value if the Company’s stock price increases from the time the awards are granted.

Prior to the initial public offering, the Compensation Committee granted options as non-qualified stock options to our executive officers under the 2005 Stock Incentive Plan. Approximately 35% of these options were what we refer to as “time options,” which vest and become exercisable over five years, assuming the holder thereof continues to be employed by us. The remaining portion of these options, which we refer to as “performance options,” vested and became exercisable (or were forfeited) upon completion of our secondary offering in June 2007 and the achievement of the “Fund X Net Return,” which is the amount received by First Reserve in respect of its investment in us divided by the amount of the investment by First Reserve in us, which we refer to as the Fund X Investment. In connection with the completion of the secondary offering in which First Reserve determined to dispose of all of its remaining investment in us and First Reserve’s realization of a specific Fund X Net Return upon completion of the offering, 82% of the performance-based options held by executive officers and other members of management vested while the remaining 18% were forfeited. For a description of the compensation expense we incurred in 2007 related to performance stock options held by executive officers, and related valuation assumptions, see note (2) to “2008 Summary Compensation Table.”

Equity-based compensation remains an important component of the Company’s compensation strategy and an important tool for us with respect to attracting and retaining executive talent and aligning the interests of our executive officers with the interests of our stockholders. This goal has become increasingly more important to the Compensation Committee as the Company continues to address fundamental changes in its industry and their effect on the Company’s performance and stock price. From 2007 to the present, our equity-based awards have been developed with the benefit of analysis and advice of Mercer that transitioned us from providing primarily traditional stock option awards, to a more balanced portfolio approach relying not only on stock options, but also elements tied to both performance relative to our peers and performance goals set internally over a multi-year period. Based on data provided by Mercer, approximately one-third of the value under this long-term incentive program is delivered as annual grants of stock option awards while the remaining approximate two-thirds of an executive’s target long-term compensation value is delivered in the form of performance units.

Stock option grants under the long-term incentive program are planned to be made annually at the discretion of the Compensation Committee and generally vest ratably over a four-year period, unless otherwise determined by the Compensation Committee. Continued service of the executive is required during the vesting period. In our

2008 fiscal year, we awarded non-qualified stock options covering a total of 33,470 shares of Common Stock, at an exercise price of $30.95 per share, to executive officers, under our equity incentive plan. For a description of the compensation expense we incurred in 2008 related to stock options held by executive officers, and related valuation assumptions, see note (2) to “2008 Summary Compensation Table.”

On January 2, 2009, we awarded the following non-qualified stock options to executive officers under our equity incentive plan at an exercise price of $11.00 per share: (i) Mr. Thomas, 50,000; (ii) Mr. Biehl, 9,750; (iii) Mr. Klaben, 5,210; (iv) Mr. Hoppel, 4,140; and (v) Mr. Webster, 3,360. In determining the number of stock options to grant to the executive officers in 2009, the Compensation Committee considered, among other matters, the prevailing option valuation methodologies, the expected value of the 2008 option awards, the expected value of 2009 awards at varying grant levels, the impact of changes in the stock price and the competitiveness of the long-term compensation package at varying reward levels. Based on the preceding factors, the Compensation Committee elected to increase the number of options granted to Messrs. Biehl, Klaben, Hoppel and Webster for 2009 to partially offset the diminution in total value, according to prevailing valuation methods, of the option grants had the grant size remained similar to 2008. Even with the increase in number of options granted, according to prevailing valuation methods the options granted in 2009 to Messrs. Biehl, Klaben, Hoppel and Webster carry a lower expected value than the expected value of their 2008 awards on the date of grant. Mr. Thomas’ option grant was somewhat larger in number than his 2008 grant in part to make up for the diminution in value had the size of his grant remained at 2008 levels and also to supplement Mr. Thomas’ below-market base salary.

Long-term performance unit awards, which may be paid in cash or stock at the Compensation Committee’s discretion, are designed to align the interests of the executives with our longer-term strategic objectives and to reward the achievement of certain pre-determined objectives. Performance units are anticipated to be granted annually at the discretion of the Compensation Committee and vest based on the attainment of predefined performance goals over three-year overlapping performance periods (30 months in the case of the 2007 awards). Performance units were granted for 2008 to executive officers as follows: (i) Mr. Thomas, 17,430; (ii) Mr. Biehl, 5,990; (iii) Mr. Klaben, 2,780; (iv) Mr. Hoppel, Jr., 2,540; and (v) Mr. Webster, 2,060.

For the long-term performance units granted in 2008 and 2007, amounts that may potentially be paid will depend on two performance measures:

•

Fifty percent of the potential award depends on our relative total stockholder return (“RTSR”) over a three-year period. RTSR is measured against a group of peer companies in the industrial and energy businesses (the “Long-Term Incentive Peer Group”) based on a three-year performance period. The Compensation Committee believes that this metric represents a prominent measure of performance from the perspective of our stockholders and enhances the link between an award payment and value creation; and

•

Fifty percent of the potential award depends on our EBITDA (earnings before interest, tax, depreciation and amortization) growth over a three-year performance period. EBITDA growth is measured relative to the Company’s strategic planning process. The Compensation Committee believes that this metric aligns the interests of our executives with those of our stockholders by awarding incentive payments that correspond with the long-term improvement in the Company’s profitability.

As of December 31, 2008, it was determined, based on current long-term projections, that it was unlikely that either of the 2007 or 2008 awards of performance units based on EBITDA growth would be earned at any level at the end of their respective performance periods. In conjunction with this determination, all previously recognized stock-based compensation expenses related to the 2007 and 2008 performance unit awards based on EBITDA growth were reversed in 2008. Because the RTSR portion of the 2007 and 2008 performance unit awards is based on the price of our stock relative to the stock prices of the companies in the Long-Term Incentive Peer Group measured at the end of the relevant performance periods, it is very difficult to predict the amount of awards that may be earned, if any, at the end of the performance periods based on RTSR performance. If the performance periods for the 2007 and 2008 awards ended and the calculation was performed as of December 31, 2008, we believe that the RTSR awards made in 2007 or 2008 would not have been earned at any level.

On February 23, 2009, we awarded performance units to our executive officers as follows: (i) Mr. Thomas, 26,150; (ii) Mr. Biehl, 8,990; (iii) Mr. Klaben, 4,800; (iv) Mr. Hoppel, 3,810; and (v) Mr. Webster, 3,090. These performance units vest based on RTSR and EBITDA performance over a three-year performance period beginning in 2009 and ending on December 31, 2011. For the long-term performance units granted in early 2009, the Compensation Committee considered the advice of Mercer and the current economic conditions and elected to change the second performance measure from absolute Company EBITDA growth to Company EBITDA growth relative to the EBITDA growth of the Long-Term Incentive Peer Group. Given the uncertainty and unpredictability of the current economic climate and the resulting difficulty in forecasting absolute Company performance over a three-year period, the Compensation Committee believes that the award of performance units based on Company performance relative to a selected peer group more accurately meets the Company’s goal of attracting and retaining talented executives while aligning the interests of executives with the interests of our stockholders by removing some variability based on broader economic conditions beyond the Company’s reasonable control. The same peer group used to calculate RTSR is used to calculate the relative EBITDA (“REBITDA”) performance measure. Accordingly, for the long-term performance units granted in 2009, amounts that may potentially be paid will depend on two performance measures:

•

Fifty percent of the potential award depends on RTSR over a three-year period. RTSR is measured against the Long-Term Incentive Peer Group. The Compensation Committee continues to believe that this metric represents a prominent measure of performance from the perspective of our stockholders and enhances the link between an award payment and value creation; and

•

Fifty percent of the potential award depends on our REBITDA growth over a three-year performance period. REBITDA growth is measured against the Long-Term Incentive Peer Group based on a three-year performance cycle. The Compensation Committee believes that this metric aligns the interests of our executives with those of our stockholders by awarding incentive payments that correspond with long-term Company profitability performance relative to peers.

The Long-Term Incentive Peer Group for the performance period 2009-2011 is the same as for the 2007-2009 and 2008-2010 performance periods and consists of those companies which comprise the Compensation Peer Group plus several additional companies that were chosen for their comparable industry exposure. The following Companies make up the Long-Term Incentive Peer Group:

Air Products & Chemicals, Inc.	Circor International, Inc.	Kaydon Corp.

Airgas, Inc.	Columbus McKinnon Corp.	Lufkin Industries, Inc.

Altra Holdings, Inc.	Dresser-Rand Group Inc.	National Oilwell Varco, Inc.

Ampco-Pittsburgh Corp.	Enpro Industries, Inc.	Powell Industries, Inc.

Barnes Group, Inc.	Exterran Holdings, Inc.	Praxair Inc.

Cameron International Corp.	Gorman-Rupp Co.	Robbins & Myers, Inc.

Threshold, target and maximum performance levels and corresponding payout levels for our performance are established for each performance cycle, with awards interpolated for performance between threshold and target and between target and maximum. In addition to performance requirements, the performance units contain transfer and certain other restrictions. Each performance unit represents a right to receive one share or its value in cash. The performance units are paid in shares or in cash, as determined by the Compensation Committee, within 60 days after the close of the performance period.

The performance units granted in 2007 and 2008 may be earned in a range between 35%, 100% and 150% of the number of units specified in the grant document, depending on whether Company performance meets the minimum performance threshold for each performance measure, meets the 100% target for each performance measure, or meets or exceeds the maximum target level for each performance measure for the performance period, respectively. For the performance units awarded in 2007 and 2008, the threshold, target and maximum percentage rankings for Company RTSR performance are 50%, 75% and 90%, respectively, relative to Long-Term Incentive Peer Group performance. Because of the use of EBITDA to measure the performance units granted in 2007 and 2008, we believe that disclosing the specific performance levels would cause us competitive harm by potentially disrupting our customer relationships and providing competitors with insight into our Company’s business strategy, pricing margins, capabilities and current compensation for executive talent. We believe the performance levels used involve some difficulty at the threshold levels, increased difficulty at the 100% target levels, and significant difficulty at the maximum levels, in each case relative to historical trends and future expectations at the time the levels were set. As of December 31, 2008 it was determined, based on long-term projections, that it was unlikely that the 2007 or 2008 performance unit awards based on EBITDA growth would be earned at any level at the end of their respective performance periods. Accordingly, we recognized no compensation expense in 2008 for performance units awarded in 2008 with respect to the portion that vests based on EBITDA performance and reversed in 2008 the compensation expense previously realized with respect to the EBITDA portion of the performance units awarded in 2007.

The performance units granted in 2009 may be earned in a range between 10%, 100% and 150% of the number of units specified in the grant document, depending on whether Company performance meets the minimum performance threshold for each performance measure, meets the 100% target for each performance measure, or meets or exceeds the maximum target level for each performance measure for the performance period, respectively. In no event will the number of earned performance units exceed 150% of the number of units specified in the grant document. For the performance units awarded in early 2009, the threshold, target and maximum percentage rankings for RTSR and REBITDA growth are 35%, 55% and 75%, respectively, relative to Long-Term Incentive Peer Group performance. The Committee retains full discretion with respect to setting the targets for performance-vesting stock awards granted from time to time to respond to changes in market and economic conditions.

In connection with the adoption of the new long-term incentive program in 2007, the Compensation Committee also implemented stock ownership guidelines for our senior executives. The guidelines set guideline levels of ownership of our Common Stock for our Chief Executive Officer at three times base salary and for other executive officers at one times base salary. Executives who do not meet the guidelines are expected to satisfy them within five years. The ownership guidelines are intended to be administered and reviewed periodically by the Compensation Committee.

Our stock options and performance units are issued under our Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan (the “2005 Stock Incentive Plan”), which was initially adopted effective November 23, 2005, in connection with the Acquisition. The plan, as amended and restated, was adopted by the Board of Directors and approved by our stockholders in connection with our initial public offering. For further discussion of the 2005 Stock Incentive Plan, see “Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table—Equity and Incentive Plan Awards” below. The Company has proposed a new 2009 Omnibus Equity Plan to replace the existing stock incentive plan and, if it is approved by stockholders, the Company does not plan to make any new grants pursuant to the 2005 Stock Incentive Plan. If approved and adopted by stockholders, the proposed 2009 Omnibus Equity Plan will allow for many different types of equity-based incentive compensation awards. For a description of the 2009 Omnibus Equity Plan, see “Approval and Adoption of the Chart Industries, Inc. 2009 Omnibus Equity Plan” below.

Option Grant Policies. For stock options granted under the 2005 Stock Incentive Plan and any future grants under the 2009 Omnibus Equity Plan, the exercise price per share is equal to the fair market value on the applicable date of grant, which is defined for purposes of the 2005 Stock Incentive Plan as the average of the closing bid and closing asked price of the Common Stock quoted on NASDAQ on the date of grant and for purposes of the 2009 Omnibus Equity Plan as the closing price of the Common Stock quoted on NASDAQ on the date of grant. We have not made any equity grants in connection with the release or withholding of material non-public information.

Equity grants in the form of stock awards made to our non-employee directors, as discussed below under “Director Compensation,” were granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value of our Common Stock on the date of grant. Other than with respect to regular quarterly stock awards made to our non-employee directors as described below, we do not have any program, plan or policy which requires us to grant equity compensation on specified dates.

Deferred Compensation. The terms of our Amended and Restated Voluntary Deferred Income Plan are described below under “—2008 Nonqualified Deferred Compensation Table.” Participation in this plan is entirely voluntary, and we presently do not offer any matching monies or contributions. We offered this plan to our executive officers to defer their compensation to subsequent years to help with their personal tax planning. Of the executive officers, only Mr. Thomas has elected to participate in this plan in recent years, electing to defer portions of his compensation for 2007.

Other Benefits. Executive officers are eligible to participate in all of our employee benefit plans, including our 401(k) Plan, health, life and disability insurance, retirement, deferred compensation and fringe benefits, as well as any equity compensation plans, as in effect from time to time, on the same basis as those benefits are generally made available to other senior executives of the Company. Additionally, all of our executive officers receive automobile allowances. In accordance with our performance-based compensation philosophy, we intend to continue to maintain modest executive benefits and perquisites for officers; however, the Compensation Committee in its discretion may revise, amend or add to the officer’s executive benefits and perquisites if it deems it advisable, subject to the applicable terms of the executive employment agreements.

Change in Control Payments

None of the executive officers’ respective employment agreements in place during fiscal year 2007 provided for change in control payments; however the agreements provided for severance benefits payable upon an executive’s involuntary termination without cause or resignation with good reason, irrespective of whether it related to a change in control. In addition, our stock options and performance unit awards provided for accelerated vesting of outstanding time options and performance units upon a change in control (as defined in the 2005 Stock Incentive Plan).

During 2007, the Compensation Committee reviewed the competitiveness of the Company’s executive employment agreements and requested that Mercer provide the Company with data regarding change in control and employment arrangements for executives among the Company’s Compensation Peer Group. In addition to its analysis of the data provided by Mercer, the Compensation Committee considered additional data regarding the potential costs associated with adopting new employment agreements. In February 2008, the Compensation Committee approved the implementation of new employment agreements for the Company’s executive officers which include change in control provisions. The Compensation Committee believes that the adoption of the new employment agreements assists the Company in attracting and retaining executive talent. The benefits conferred in these agreements range from one to three times the individual’s base salary plus target annual cash incentive compensation, and other benefits, and are effective for termination of employment (including constructive termination) outside of the change in control context, and in the event of both a change in control and termination of employment (including a constructive termination) within two years following the change of control. The arrangements provide higher (three and two times base salary and annual compensation for the CEO and CFO, respectively) multiples of compensation upon separation following a change in control for the Chief Executive Officer and Chief Financial Officer only. The Compensation Committee believes that providing such benefits only to the Chief Executive and Chief Financial Officers provides sufficient protection for the Company in retaining its executive officers. For this purpose, a change in control would generally occur in any of the following instances:

•

a change in ownership of the Company by which any person, or more than one person acting as a group, acquires ownership of stock of the Company (or such an affiliate) constituting more than 50% of the total fair market value or total voting power of the Company’s outstanding Common Stock;

•

a change in effective control of the Company by which: (i) any one person, or more than one person acting as a group, acquires or has acquired during the most recent 12-month period ownership of stock of the Company possessing 30% or more total voting power of the Company’s outstanding Common Stock; or (ii) a majority of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the appointment or election; or

•

a change in the ownership of a substantial portion of the assets of the Company by which any one person, or more than one person acting as a group, acquires assets from the Company that have a gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company prior to such acquisition.

In addition, immediately upon any change in control (as defined in our Amended and Restated Voluntary Deferred Income Plan) Mr. Thomas’ interest in all amounts credited to his account under this plan will fully and immediately vest and become nonforfeitable. There currently are no Company contributions credited to Mr. Thomas’ account or any other employees’ account under this plan. In addition, our executive officers may receive payments under our Incentive Compensation Plan following a change in control (as defined in the Incentive Compensation Plan) if the Compensation Committee determines the performance criteria have been met, as described above under “Elements of Compensation—Annual and Other Cash Incentive Awards.”

In December 2008, the Compensation Committee approved amendments to the executive employment agreements to ensure compliance with the requirements of Section 409A of the Internal Revenue Code of 1986. The amendments, which became effective on January 1, 2009, were technical in nature and did not materially change terms of the agreements.

For more information on change in control and severance benefits, see “Other Potential Post-Employment Payments” below.

Anticipated Changes in Executive Compensation

Our executive compensation programs will continue in their current form until such time as the Compensation Committee determines in its discretion that revisions to our current plans or replacement plans are advisable. Such revisions may include changes in our compensation arrangements and analysis in the future, including the peers against which our committee measures executive compensation, changes in equity or other long-term incentives, and other changes as the committee may determine.

2008 SUMMARY COMPENSATION TABLE

The following table and related notes and discussion summarize compensation earned for our 2006, 2007 and 2008 fiscal years by our five executive officers who served as executive officers during and at the end of 2008, who we refer to as our “named executive officers,” presented in accordance with SEC rules.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation ($)(4)	Total ($)
Samuel F. Thomas (Chairman, Chief Executive Officer and President)	2008	$500,000	—		$102,683	$390,915	$720,940	$34,060	$1,748,598
	2007	450,000	—		86,783	1,533,402	735,431	33,757	2,839,373
	2006	400,000	—		—	384,618	660,000	30,404	1,475,022

Michael F. Biehl (Executive Vice President and Chief Financial Officer)	2008	262,150	—		35,065	127,506	343,626	35,010	803,357
	2007	245,000	—		28,969	462,013	364,001	33,773	1,133,756
	2006	235,000	—		—	115,385	352,500	33,089	735,974

Matthew J. Klaben (Vice President, General Counsel and Secretary)	2008	210,000	—		16,361	126,374	206,451	32,943	592,129
	2007	200,000	—		13,775	859,828	208,001	32,457	1,314,061
	2006	146,977	$25,000	(5)	—	169,021	202,650	10,818	554,466

James H. Hoppel, Jr. (Vice President—Corporate Development and Treasurer)(6)	2008	192,000	—		14,753	58,096	163,588	32,161	460,598
	2007	170,000	—		11,846	233,314	164,172	30,837	610,169
	2006	153,000	—		—	52,178	138,600	36,993	380,771

Kenneth J. Webster (Chief Accounting Officer and Controller)(7)	2008	156,000	—		15,028	25,752	92,018	30,464	319,262

(1)	Stock awards consist of performance unit awards that are set forth in the table below, which were granted pursuant to Performance Unit Agreements and are subject to pre-determined performance requirements, transfer restrictions and other restrictions specified in the Performance Unit Agreements. Each performance unit represents a right to receive one share or its value in cash, and the units may be earned in a range of 35% to 150% of the number of units specified in the table below based on Company shareholder return relative to a peer group of companies and Company earnings growth, in each case over a performance period ending on December 31, 2009 in the case of the 2007 awards and December 31, 2010 in the case of the 2008 awards. The dollar values shown in the table above are the aggregate dollar amounts recognized for financial statement reporting purposes for the respective fiscal year in accordance with SFAS 123(R), “Share-Based Payment,” and SEC rules for executive compensation disclosure. In 2008 it was determined, based on long term projections, that it was unlikely that the portion of the 2007 or 2008 performance unit awards based on EBITDA growth would be earned at any level at the end of their respective performance periods. As a result of this determination, the Company reversed in 2008 compensation expense relating to this portion of these performance units that had been recognized for financial statement reporting purposes in 2007 in accordance with SFAS 123(R). The amount reported in 2008 in the table above for the named executive officers has been reduced by $55,641, $18,574, $8,833 and $7,595 for Messrs. Thomas, Biehl, Klaben and Hoppel, respectively, to reflect these 2008 expense reversals. The amount reported in 2008 for Mr. Webster has not been reduced by the reversed expense because the expense recognized for him in 2007 was not reported in the 2007 Summary Compensation Table as he was not a named executive officer of the Company at that time.

	Performance Units		Compensation Expense ($)(y)
	Grant Date	Number of Units(x)	2007	2008
Samuel F. Thomas	1/2/2008	17,430	$—	$79,897
	8/2/2007	16,850	86,783	78,427

Michael F. Biehl	1/2/2008	5,990	—	27,457
	8/2/2007	5,625	28,969	26,182

Matthew J. Klaben	1/2/2008	2,780	—	12,743
	8/2/2007	2,675	13,775	12,451

James H. Hoppel, Jr.	1/2/2008	2,540	—	11,643
	8/2/2007	2,300	11,486	10,705

Kenneth J. Webster	1/2/2008	2,060	—	9,443
	8/2/2007	1,200	—	5,585

(x)	None of the performance units have vested and we are unable to predict if our actual performance will ever meet the performance requirements for vesting.
(y)	See footnote (2) to the 2008 Grants of Plan-Based Awards Table for information relating to the methodology used in calculating the compensation expense for 2008. The compensation expense shown in this column for 2008 does not reflect the reversal of compensation expense associated with the performance units as described above.

(2)	The option awards and the dollar values included in the option awards column are set forth in the table below. These awards were all granted pursuant to the 2005 Stock Incentive Plan and include awards granted in and prior to 2008. The dollar values shown in the table above are the aggregate dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006, 2007 and 2008 in accordance with SFAS 123(R), “Share-Based Payment,” and SEC rules for executive compensation disclosure. The following assumptions were used in calculating the amounts listed:

The fair value of the options granted on November 23, 2005 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 4.80 percent; dividend yields of 0.0 percent; volatility factors of the expected market price of the Company’s Common Stock of 47.0 percent; and a weighted average expected life of 7.5 years for the options.

The fair value of the options granted on March 29, 2006 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 5.0 percent; dividend yields of 0.0 percent; volatility factors of the expected market price of the Company’s Common Stock of 47.0 percent; and a weighted average expected life of 7.5 years for the options.

The fair value of the options granted on April 27, 2006 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 5.3 percent; dividend yields of 0.0 percent; volatility factors of the expected market price of the Company’s Common Stock of 47.0 percent; and a weighted average expected life of 7.5 years for the options.

The fair value of the options granted on August 2, 2007 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 4.97 percent; dividend yields of 0.0 percent; volatility factors of the expected market price of the Company’s Common Stock of 48.9 percent; and a weighted average expected life of 7 years for the options.

The fair value of the options granted on January 2, 2008 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 3.54 percent; dividend yields of 0.0 percent; volatility factors of the expected market price of the Company’s Common Stock of 47.9 percent; and a weighted average expected life of 6.25 years for the options.

	Performance Options(w)					Options
	Grant Date	No. of Options	Compensation Expense ($)			Grant Date		No. of Options	Compensation Expenses ($)(x)
			2006	2007	2008				2006	2007	2008
Samuel F. Thomas	11/23/2005	356,876	—	$1,264,541	—	11/23/2005	(y)	237,388	$384,618	$208,886	$127,107
						8/2/2007	(z)	18,300	—	59,975	115,152
						1/2/2008	(z)	18,950	—	—	148,656

Michael F. Biehl	11/23/2005	107,061	—	379,356	—	11/23/2005	(y)	71,216	115,385	62,665	38,132
						8/2/2007	(z)	6,100	—	19,992	38,384
						1/2/2008	(z)	6,500	—	—	50,990

Matthew J. Klaben	3/29/2006	53,082	—	707,791	—	3/29/2006	(y)	34,857	169,021	142,533	84,435
						8/2/2007	(z)	2,900	—	9,504	18,248
						1/2/2008	(z)	3,020	—	—	23,691

James H. Hoppel, Jr.	11/23/2005	35,690	—	126,463	—	11/23/2005	(y)	23,738	38,462	20,888	12,710
	4/27/2006	4,777	—	64,149	—	4/27/2006	(y)	3,137	13,716	13,621	8,004
						8/2/2007	(z)	2,500	—	8,193	15,731
						1/2/2008	(z)	2,760	—	—	21,651

Kenneth J. Webster			—		—	8/2/2007	(z)	1,300	—	—	8,180
			—		—	1/2/2008	(z)	2,240	—	—	17,572

(w)	Performance option grants became exercisable during 2007 based on the amount received by First Reserve in respect of its investment in us, as described below under “Equity and Incentive Plan Awards—Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan.” For fiscal year 2006, none of the performance options vested and we were unable to predict at that time when or if First Reserve’s return on its investment in us would reach a minimum threshold amount or other events would occur that would result in any performance option grants ever becoming exercisable. Accordingly, under applicable accounting rules, we did not recognize any expense with respect to these options for 2006. In June 2007, a net return was recognized by First Reserve with respect to its investment in us in connection with the closing of a secondary offering of the Company’s Common Stock, resulting in the vesting of 82% of the outstanding performance options. As a result, we recognized the expenses disclosed above with respect to these options for 2007.
(x)	Aggregate dollar amounts recognized as stock-based compensation expense for financial statement reporting purposes under SFAS 123(R) for fiscal years 2006, 2007 and 2008.
(y)	Time option grants described below under “Equity and Incentive Plan Awards—Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan” that become exercisable annually and ratably over five years after the grant date.
(z)	Option grants under the 2005 Stock Incentive Plan that become exercisable annually and ratably over four years after the grant date.

(3)	Reflects amounts of incentive compensation earned under our Incentive Compensation Plan and 2006 Bonus Plan. Our Compensation Committee determined that (i) our financial performance for fiscal year 2006 exceeded the maximum target levels for each named executive officer performance measure under the 2006 Bonus Plan; (ii) our financial performance for 2007 achieved a weighted level of 148.57% of our 2007 performance measures; and (iii) our financial performance for 2008 has achieved a weighted level of 131.08% of our 2008 performance measures. We paid the Incentive Compensation Plan cash payments and the 2006 Bonus Plan cash payments to our named executive officers on March 13, 2009; March 7, 2008; and March 15, 2007, respectively.

(4)	All Other Compensation includes the following payments made on behalf of our executive officers. All amounts are calculated based on the aggregate incremental actual cost, in dollars, to us of the benefit listed.

	Year	Perquisites and Other Personal Benefits ($)(x)	Company Contributions to 401(k) Plan ($)(y)	Total ($)
Samuel F. Thomas	2008	$12,000	$22,060	$34,060
	2007	12,000	21,757	33,757
	2006	12,000	18,404	30,404

Michael F. Biehl	2008	$12,000	$23,010	$35,010
	2007	12,245	21,528	33,773
	2006	12,000	21,089	33,089

Matthew J. Klaben	2008	$9,933	$23,010	$32,943
	2007	9,845	22,612	32,457
	2006	7,200	3,618	10,818

James H. Hoppel, Jr.	2008	$10,033	$22,128	$32,161
	2007	9,845	20,992	30,837
	2006	16,867	20,126	36,993

Kenneth J. Webster	2008	$9,933	$20,531	$30,464

(x)	In 2006, 2007 and 2008, each of the named executive officers received an automobile allowance. In 2006, in addition to his automobile allowance in the amount of $9,600, Mr. Hoppel received a travel allowance in the amount of $7,267 in connection with his efforts related to our initial public offering. Also included for 2007 and 2008 is a wellness credit of $245 for Messrs. Biehl, Hoppel and Klaben in 2007 and a wellness credit of $204 for Messrs. Klaben, Hoppel and Webster in 2008. The 2008 amount also includes a taxable fringe benefit of $129 for Messrs. Klaben and Webster and $229 for Mr. Hoppel.
(y)	Includes 401(k) plan matching contributions made by us and 401(k) plan profit sharing.

(5)	Mr. Klaben received a $25,000 signing bonus in connection with commencement of his employment with us in March of 2006.
(6)	Effective March 1, 2008, the Board of Directors of the Company appointed James H. Hoppel, Jr., who previously served as the Company’s Chief Accounting Officer, Controller and Assistant Treasurer, as the Company’s Vice President—Corporate Development. In addition to Vice President—Corporate Development, on December 16, 2008 the Board of Directors appointed Mr. Hoppel Treasurer of the Company.
(7)	Effective March 1, 2008, the Board of Directors appointed Kenneth J. Webster Chief Accounting Officer and Controller of the Company.

2008 GRANTS OF PLAN-BASED AWARDS TABLE

The following table and related notes and discussion summarize grants of equity and non-equity incentive compensation awards to our named executive officers for our 2008 fiscal year, presented in accordance with SEC rules.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Samuel F. Thomas	1/02/08	(3)								18,950	$30.95	$299,495
	1/02/08	(4)				6,100	17,430	26,145				$644,154
			—	$550,000	$825,000							—

Michael F. Biehl	1/02/08	(3)								6,500	$30.95	$102,729
	1/02/08	(4)				2,096	5,990	8,985				$221,370
			—	$262,150	$393,225							—

Matthew J. Klaben	1/02/08	(3)								3,020	$30.95	$47,730
	1/02/08	(4)				973	2,780	4,170				$102,739
			—	$157,500	$236,250							—

James H. Hoppel, Jr.	1/02/08	(3)								2,760	$30.95	$43,620
	1/02/08	(4)				889	2,540	3,810				$93,870
			—	$124,800	$187,200							—

Kenneth J. Webster	1/02/08	(3)								2,240	$30.95	$35,402
	1/02/08	(4)				721	2,060	3,090				$76,130
			—	$70,200	$105,300							—

(1)	These columns show the potential payouts for each named executive officer under the Incentive Compensation Plan for fiscal year 2008 based on goals set in February 2008. Detail regarding the actual awards under the Incentive Compensation Plan is reported in the “2008 Summary Compensation Table” and is included in the Compensation Discussion and Analysis above.
(2)	The values included in this column represent the grant date fair value of stock and option awards computed in accordance with SFAS 123(R). The grant date fair values of the performance units are reflected in the table above using two separate grant date values: (i) the grant date value of one-half of the award based on RTSR is $27.50 based on market condition valuation requirements; and (ii) the grant date fair value of the other one-half of the award based on EBITDA growth is $30.95, based on Company performance condition valuation requirements.
(3)	Granted pursuant to the 2005 Stock Incentive Plan as described in “Equity and Incentive Plan Awards—Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan” below. These options vest with respect to one-fourth the total number of common shares underlying the stock options on each of the first four anniversaries of the grant date.
(4)	Performance units granted pursuant to the 2005 Stock Incentive Plan. Detail regarding the performance units is reported in the “2008 Summary Compensation Table” and is included in the Compensation Discussion and Analysis.

Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table

Description of Employment Agreements

In connection with its review of executive officer compensation arrangements, the Compensation Committee approved, and the Board of Directors ratified, employment agreements entered into effective February 26, 2008 by each of the Company’s executive officers (the “Employment Agreements”). The Employment Agreements for Messrs. Thomas, Biehl, Hoppel and Klaben replace existing employment agreements with these executive officers, which were initially put into place prior to the Company’s initial public offering and were in a form more customary for private equity portfolio companies. The Company also entered into an employment agreement with Kenneth J. Webster, who was appointed as the Company’s Chief Accounting Officer and Controller on March 1, 2008.

In December 2008, the Compensation Committee approved amendments to the Employment Agreements to ensure compliance with the requirements of Section 409A of the Internal Revenue Code of 1986. The amendments, which became effective on January 1, 2009, were technical in nature and did not materially change terms of the Employment Agreements.

The Employment Agreements provide for an initial two year employment term which automatically renews for additional one year periods. The Employment Agreements further provide for an automatic three year extension in the event of a “change in control” of the Company (as such term is defined in the Employment Agreements).

During the employment term, the executive is entitled to receive at least the base salary in effect as of the effective date of the Employment Agreement, together with the right to participate in the Company’s employee benefit plans, including health, life and disability insurance, retirement, deferred compensation and fringe benefits, as well as any incentive and equity compensation plans, as in effect from time to time, on the same basis as such plans are made available to other senior executives, and to receive a car allowance. Annual base salaries of the Company’s executive officers under their respective Employment Agreements for 2009 are as follows: (i) Samuel F. Thomas, Chairman, Chief Executive Officer and President, $500,000; (ii) Michael F. Biehl, Executive Vice President and Chief Financial Officer, $262,150; (iii) Matthew J. Klaben, Vice President, General Counsel and Secretary, $243,000; (iv) James H. Hoppel, Jr., Vice President—Corporate Development and Treasurer, $192,000; and (v) Kenneth J. Webster, Chief Accounting Officer and Controller, $163,800.

Pursuant to the Employment Agreements, during the employment term, each executive is eligible to receive an annual bonus (an “Annual Bonus”) of up to one hundred fifty percent (150%) of a target amount designated for each executive, based upon a percentage of such executive’s annual base salary (the “Base Target”). Annual Bonuses are based upon the achievement of performance targets established by the Board of Directors, or a duly authorized committee thereof, within the first three months of each fiscal year during the employment period. Annual Bonuses, if any, are payable within two and one-half months after the end of the applicable fiscal year. Annual Bonuses are determined in accordance with the terms of the Company’s Incentive Compensation Plan, as currently in effect and as it may be amended from time to time, including any successor plan, such as the proposed 2009 Incentive Compensation Plan. In the event of a change in control, the Annual Bonus may be pro-rated in accordance with the terms of the Incentive Compensation Plan or such a successor plan. Base Targets of the Company’s executive officers under their respective employment agreements are as follows: (i) Samuel F. Thomas, Chairman, Chief Executive Officer and President, 110% of base salary; (ii) Michael F. Biehl, Executive Vice President and Chief Financial Officer, 100% of base salary; (iii) Matthew J. Klaben, Vice President, General Counsel and Secretary, 75% of base salary; (iv) James H. Hoppel, Jr., Vice President—Corporate Development and Treasurer, 65% of base salary; and (v) Kenneth J. Webster, Chief Accounting Officer and Controller, 45% of base salary.

Under the Employment Agreements, our executive officers are entitled to receive monthly automobile allowances for 2009 in the following amounts: (i) Mr. Thomas, $1,000; (ii) Mr. Biehl, $1,000; (iii) Mr. Klaben, $800; (iv) Mr. Hoppel, Jr., $800; and (v) Mr. Webster, $800.

Additionally, in connection with our initial public offering, consummated on July 31, 2006, we entered into amended and restated management stockholder’s agreements, effective as of April 1, 2006, with certain members of our management, including Messrs. Thomas, Biehl, Klaben and Hoppel, and FR X Chart Holdings LLC, an affiliate of First Reserve.

Pursuant to and subject to the terms of the amended and restated management stockholder’s agreements, each of these executives has the opportunity to include in registered sales of our Common Stock (other than an initial public offering or relating to any employee benefit plan or corporate merger, acquisition or reorganization) and any shelf registration statement filed by us with respect to our Common Stock, all or any part of the “registrable securities” (as such term is defined in the amended and restated management stockholder’s agreements) then held by the executive. We will pay all of the expenses associated with an offering of such shares. Underwriting discounts will be shared proportionally.

For more terms, including post-termination payments and restrictive covenants, see “Other Potential Post-Employment Payments.”

Equity and Incentive Plan Awards

Chart Industries, Inc. Incentive Compensation Plan

Cash bonuses payable for 2007, 2008 and, if earned, for 2009 to the executive officers are payable pursuant to and in accordance with the Incentive Compensation Plan, which was adopted by the Board of Directors and approved by our stockholders on July 17 and July 18, 2006, respectively. The performance measures established under the Incentive Compensation Plan for fiscal year 2007 and 2008 for executive officers were operating income, net income and working capital. The Compensation Committee selected these measures in an effort to more closely align executive officer cash bonus measures to measures that are believed to be meaningful indications of our performance for our public stockholders. Under these targets, our executive officers were eligible to earn a cash incentive bonus for our 2007 and 2008 fiscal years if performance exceeded threshold amounts in an amount up to a pre-determined percentage, ranging from 67.5% to 165% of the executive officer’s base salary (with higher ranked officers eligible to receive a higher percentage of base salary), at maximum performance levels. Actual performance below the minimum performance threshold for a performance objective would result in no payment based on that objective. Our Compensation Committee has determined that our financial performance for 2008 achieved a weighted level of 131.08% of our 2008 performance measures, compared to a weighted level of 148.57% for 2007. Accordingly, we paid the annual bonuses for 2007 and 2008 to our named executive officers set forth in the 2008 Summary Compensation Table under the caption “Non-Equity Incentive Plan Compensation.”

2006 Chart Executive Incentive Compensation Plan

Cash bonuses paid for 2006 to the executive officers were paid pursuant to and in accordance with the 2006 Bonus Plan, which was adopted March 1, 2006 and approved by our stockholders on July 18, 2006. The material performance targets under the 2006 Bonus Plan, as established by the Compensation Committee of the Board, included working capital and EBITDA (earnings before interest, tax, depreciation and amortization) targets. Participants were eligible to earn a bonus of up to a pre-determined percentage of the participant’s base salary, ranging from 90% to 165% of the base salaries for executive officer participants during 2006 at maximum performance levels. Our Compensation Committee determined that our financial performance for 2006 exceeded the maximum target levels for each named executive officer performance measure under the 2006 Bonus Plan. Accordingly, we paid the annual bonuses to our named executive officers set forth in the 2008 Summary Compensation Table under the caption “Non-Equity Incentive Plan Compensation”.

Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan

The 2005 Stock Incentive Plan was initially adopted effective November 23, 2005, in connection with the Acquisition. The plan, as amended and restated, was adopted by the Board of Directors and approved by our stockholders in connection with our initial public offering. The 2005 Stock Incentive Plan was amended and restated at that time to reflect the fact that our public company status made certain provisions under the original plan no longer applicable.

The 2005 Stock Incentive Plan provides for the grant of (1) options that are not incentive stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units, and (5) other stock-based grants, including shares of our Common Stock awarded to our non-employee directors, executive officers, other key employees and consultants. As of March 31, 2009, there were 2,496,088 shares of Common Stock reserved for issuance under the 2005 Stock Incentive Plan. This number includes shares reserved for future new grants, however new grants will not be made under the 2005 Stock Incentive Plan if stockholders approve and adopt the proposed 2009 Omnibus Equity Plan. See “Approval and Adoption of the Chart Industries, Inc. 2009 Omnibus Equity Plan.” For information about Common Stock issuable under outstanding awards under the 2005 Stock Incentive Plan at March 31, 2009, see “Equity Compensation Plan Information.”

The 2005 Stock Incentive Plan is administered by our Board of Directors, which has delegated its duties and powers in whole or in part to our Compensation Committee. The Compensation Committee has the full power and authority to establish the terms and conditions of any award consistent with the provisions of the 2005 Stock Incentive Plan and to waive any such terms and conditions at any time. The Compensation Committee also has the authority to grant awards under the 2005 Stock Incentive Plan. The Compensation Committee is authorized to interpret the 2005 Stock Incentive Plan, to establish, amend and rescind any rules and regulations relating to the 2005 Stock Incentive Plan and to make any other determinations that it deems necessary or desirable for the administration of the 2005 Stock Incentive Plan. The Compensation Committee is authorized to correct any defect or supply any omission or reconcile any inconsistency in the 2005 Stock Incentive Plan in the manner and to the extent the committee deems necessary or desirable.

Prior to the initial public offering, the Compensation Committee granted to our executive officers under the 2005 Stock Incentive Plan certain options as non-qualified stock options, which were granted as follows: approximately 35% vest and become exercisable over the passage of time, which we refer to as “time options,” assuming the holder thereof continues to be employed by us, and the remaining portion vests and becomes exercisable based upon the achievement of certain performance targets, which we refer to as “performance options.” These time options generally become exercisable by the holder of the option in installments of 20% on each of the first five anniversaries of the grant date. The performance based stock options vested at 82% based upon the return on investment that First Reserve realized when it liquidated its ownership interest in us in connection with the secondary offering in June 2007.

The exercise price per share for options is equal to the fair market value of the underlying shares on the applicable date of grant, subject to any adjustments to outstanding options permitted in connection with significant transactions, such as our initial public offering. An option holder may exercise an option by written notice and payment of the exercise price (1) in cash, (2) to the extent permitted by the Board, by the surrender of a number of shares of Common Stock already owned by the option holder for at least six months (or such other period as established from time to time by the Board to avoid adverse accounting treatment applying generally accepted accounting principles), (3) in a combination of cash and shares of Common Stock (as qualified by clause (2)), (4) through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the option and deliver to us an amount equal to the exercise price for the shares of Common Stock being purchased or (5) through such cashless exercise procedures as the Board may permit. Option holders who are subject to the withholding of federal and state income tax as a result of exercising an option may satisfy the income tax withholding obligation through the withholding of a portion of the shares of Common Stock to be received upon exercise of the option.

The 2005 Stock Incentive Plan is intended to aid us in recruiting and retaining key employees, directors and consultants of outstanding ability and to motivate such employees, directors or consultants to exert their best efforts on behalf of us and our affiliates by providing incentives through the granting of awards. Our Compensation Committee historically has taken the view that providing our executive officers with a proprietary interest in our success further aligns the incentives of our executive officers with those of our stockholders.

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table and related notes and discussion present information about equity awards held by our named executive officers at December 31, 2008.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(10)
Samuel F. Thomas	356,876	(2)	—		$6.50	11/23/2015
	142,433	(3)	94,955	(3)	6.50	11/23/2015
	4,575	(4)	13,725	(4)	27.74	8/02/2017
			18,950	(5)	30.95	1/02/2018
	—		—		—	—	16,850	(8)	$179,116
							17,430	(9)	185,281

Michael F. Biehl	14,243	(3)	28,487	(3)	6.50	11/23/2015
	1,525	(4)	4,575	(4)	27.74	8/02/2017
			6,500	(5)	30.95	1/02/2018
	—		—		—	—	5,625	(8)	59,794
							5,990	(9)	63,674

Matthew J. Klaben	28,082	(2)	—		12.16	3/29/2016
	13,442	(6)	20,915	(6)	12.16	3/29/2016
	725	(4)	2,175	(4)	27.74	8/02/2017
			3,020	(5)	30.95	1/02/2018
	—		—		—	—	2,675	(8)	28,435
							2,780	(9)	29,551

James H. Hoppel, Jr.	35,690	(2)	—		6.50	11/23/2015
	14,243	(3)	9,495	(3)	6.50	11/23/2015
	4,777	(2)	—		12.16	4/27/2016
	1,255	(7)	1,882	(7)	12.16	4/27/2016
	625	(4)	1,875	(4)	27.74	8/02/2017
			2,760	(5)	30.95	1/02/2018
	—		—		—	—	2,300	(8)	24,449
							2,540	(9)	27,000

Kenneth J. Webster	325	(4)	975	(4)	27.74	8/02/2017
			2,240	(5)	30.95	1/02/2018
							1,200	(8)	12,756
							2,060	(9)	21,898

(1)	The securities underlying unexercised options which are unexercisable are also included in the aggregate dollar amount recognized for financial statement reporting purposes, in accordance with SFAS 123(R) and SEC rules for executive compensation disclosure, in the “Option Awards” column of the 2008 Summary Compensation Table.
(2)	The securities underlying unexercised options represent performance options granted under the 2005 Stock Incentive Plan. The performance options became exercisable upon the recognition of a net return by First Reserve with respect to its investment in the Company in connection with the Company’s secondary offering in June 2007.

(3)	The securities underlying these options represent time options granted on November 23, 2005 under the 2005 Stock Incentive Plan and vest annually in equal installments over five years based on continued service.
(4)	The securities underlying unexercised options represent options granted on August 2, 2007 under the 2005 Stock Incentive Plan and will vest annually in equal installments over four years based on continued service.
(5)	The securities underlying unexercised options represent options granted on January 2, 2008 under the 2005 Stock Incentive Plan and will vest annually in equal installments over four years based on continued service. These stock options are also included in the “All Other Option Awards” column of the 2008 Grants of Plan-Based Awards Table.
(6)	The securities underlying these options represent time options granted on March 29, 2006 under the 2005 Stock Incentive Plan and vest annually in equal installments over five years based on continued service.
(7)	The securities underlying these options represent time options granted on April 27, 2006 under the 2005 Stock Incentive Plan and vest annually in equal installments over five years based on continued service.
(8)	These performance units were granted on August 2, 2007 pursuant to the 2005 Stock Incentive Plan. Detail regarding the performance units is reported in the “2008 Summary Compensation Table” and is included in the Compensation Discussion and Analysis.
(9)	These performance units were granted on January 2, 2008 pursuant to the 2005 Stock Incentive Plan. Detail regarding the performance units is reported in the “2008 Summary Compensation Table” and is included in the Compensation Discussion and Analysis. These performance units are also included in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column of the 2008 Grants of Plan-Based Awards Table.
(10)	Calculated based on a December 31, 2008 closing price of $10.63.

2008 OPTION EXERCISES AND STOCK VESTED TABLE

The following table presents information about the number of shares issued upon option exercises, and the value realized on exercise, by our named executive officers in 2008.

	Option Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)
Michael F. Biehl	24,000	$683,507
Matthew J. Klaben	25,000	$910,016

2008 NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table and related notes and discussion present information about the amount of compensation deferred, and the earnings accrued thereon, by our named executive officers in 2008.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Samuel F. Thomas	$—	$—	$(49,621)	$—	$71,344

Pursuant to the Company’s Amended and Restated Chart Industries, Inc. Voluntary Deferred Income Plan (the “Deferred Income Plan”), eligible employees and directors are entitled to elect to defer up to 100% of their compensation, consisting of total salary, bonuses and commissions or director and meeting fees payable in a calendar year. Regardless of the circumstances under which a participant’s relationship with the Company terminates, all deferrals made pursuant to the plan will be fully vested. Contributions made by the Company, and any gains or losses on such contributions, vest ratably over three years of participation in the Deferred Income Plan. Generally, elections are made by participants in the taxable year immediately prior to the taxable year to which the deferral pertains, and are effective as of the first day of such taxable year. The Deferred Income Plan is unfunded and all benefits under the plan are payable solely from the general assets of the Company.

Benefits under the Deferred Income Plan are payable upon the participant’s reaching his or her normal or early retirement date or termination of employment. Payments are made either in a lump sum, or in equal annual installments for a period of up to ten years, as designated by the participant at the time of deferral. Payments may be accelerated under the Deferred Income Plan in the event that (1) a plan interest is awarded to a former spouse of a participant under court order; (2) a “change in control” (as defined under the operation of the Deferred Income Plan) occurs; (3) a participant has an unforeseeable emergency; (4) a participant becomes disabled; or (5) death occurs prior or subsequent to commencement or completion of payment of benefits, respectively. The Company would not expect to permit a participant to receive more than one distribution as a result of an unforeseeable emergency in any calendar year. A participant may also elect to receive an in-service distribution at the time of completing an election of deferral, and such payment is payable in a lump sum on the in-service withdrawal date. For information regarding post-termination payments under the plan, see “Other Potential Post-Employment Payments.”

Participants in the Deferred Income Plan may direct the investment of their balance held within the plan among a number of alternative investment fund options, and earnings and losses on participants’ investments are determined based on the individual performance of the underlying investment options. A participant may regularly change their investment allocation within the plan. A rabbi trust has been established under the plan to hold assets separate from our other assets for the purpose of paying future participant benefit obligations. Assets held in the rabbi trust are available to our general creditors in the event of our insolvency.

Notwithstanding anything in the Deferred Income Plan to the contrary, the Deferred Income Plan is administered in accordance with the requirements of, or to meet the requirements for exemption from, Section 409A of the Internal Revenue Code.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

The table below reflects the amount of compensation payable to each of the named executive officers of our Company under their respective employment agreements (a) in the event of termination of the executive’s employment due to resignation without good reason and termination for cause, involuntary termination without cause or resignation with good reason and not within two years after a change in control, death, disability or retirement, and involuntary termination without cause or resignation with good reason within two years after a change in control, and (b) upon a change in control. The amounts shown assume that such termination was effective as of December 31, 2008, the last business day of 2008, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of an executive’s actual separation from our Company.

Payments made upon Involuntary Termination for “Cause” or Resignation without “Good Reason”

Salary, Bonus and Benefits. Pursuant to the terms of the employment agreements, in the event that a named executive officer is terminated by us for “Cause” or resigns without “Good Reason,” he is entitled to receive his base salary, annual bonus and benefits, including accrued but unpaid vacation, that are earned but unpaid as of the date of termination. Under the terms of the employment agreements, “Cause” is defined as the executive’s willful failure to perform duties, commission of, or plea of guilty or no contest to a felony or crime involving moral turpitude, willful malfeasance or misconduct which is demonstrably injurious to us or our subsidiaries, material breach of the material terms of the agreement, commission of an act of gross negligence, corporate waste, disloyalty or unfaithfulness to us which adversely affects our business or that of our subsidiaries or affiliates, or any other act or course of conduct which will demonstrably have a material adverse effect on us or a subsidiary or an affiliate’s business. “Good Reason” is defined as: (i) a material diminution in executive’s base salary (excluding any general salary reduction similarly affecting substantially all other senior executives of the Company as a result of a material adverse change in the Company’s prospects or business); (ii) a material diminution in executive’s authority, duties, or responsibilities; (iii) a material change in the geographic location at which executive must perform services; or (iv) any other action or inaction that constitutes a material breach by the Company of the employment agreement.

Treatment of Nonqualified Stock Options. Under the terms of the stock option agreements under which the non-qualified stock options were awarded to the named executive officers, in the event that a named executive officer is terminated by us for Cause or resigns without Good Reason, the unvested portion of all stock options will be cancelled.

Treatment of Performance Units. Under the terms of the performance unit agreements under which the performance units were awarded to the named executive officers, in the event that a named executive officer is terminated by us for Cause or resigns without Good Reason during the performance period, all performance units will be cancelled.

Treatment of Deferred Compensation. Under the terms of the Deferred Income Plan, in the event that a participant’s employment is terminated due to (1) conviction of certain crimes enumerated in the Deferred Income Plan or (2) any breach of the duty of loyalty to us, any acts of omission in the performance of a participant’s Company duties not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction in the performance of a participant’s Company duties from which the participant derived an improper personal benefit (“Cause under the Deferred Income Plan”), the participant will not be entitled to receive any benefits or payments under the terms of the plan, other than the participant deferrals.

Payments made upon Involuntary Termination Without Cause or Resignation for “Good Reason”

Salary, Bonus and Benefits. Pursuant to the terms of the employment agreements, in the event that a named executive officer is terminated by us without Cause or resigns for Good Reason not within two years of a change in control, he is entitled to receive his base salary, annual bonus and benefits, including accrued but unpaid vacation, that are earned but unpaid as of the date of termination and, subject to the execution and delivery of a release of claims against us and compliance with the restrictive covenants described below under—“Restrictive Covenants that Apply During and After Termination of Employment”, (1) a lump sum payment equal to the following percentage of the executive’s base salary and target annual bonus: Mr. Thomas, 200%; Mr. Biehl, 150%; and all other officers, 100%; and (2) continued coverage under the Company’s group health plans for the following period, depending upon the executive’s position: Mr. Thomas, 24 months; Mr. Biehl, 18 months; and all other executives, 12 months. To the extent that continued coverage is not permissible under the terms of such plans beyond eighteen months, we may instead pay an amount equal to the premium subsidy we would have otherwise paid on the executive officer’s behalf for such coverage.

Treatment of Nonqualified Stock Options. Under the terms of the stock option agreement under which the non-qualified stock options were awarded to the named executive officers, in the event that a named executive officer is terminated by us without Cause or resigns for Good Reason, any unvested stock options will be cancelled by us without consideration.

Treatment of Performance Units. Under the terms of the performance unit agreements under which the performance units were awarded to the named executive officers, in the event that a named executive officer is terminated by us without Cause or resigns for Good Reason during the performance period, all performance units will be cancelled.

Treatment of Deferred Compensation. Under the terms of the Deferred Income Plan, in the event that a participant’s employment is terminated by us without Cause under the Deferred Income Plan or by resignation for Good Reason, the participant will be entitled to receive benefits and payments based upon the participant’s vested account.

Payments made upon Termination by Reason of Death or Disability; Retirement

Salary, Bonus and Benefits. Pursuant to the terms of the employment agreements, in the event that a named executive officer is terminated by reason of death or becomes physically or mentally incapacitated and therefore unable for a period of six consecutive months or an aggregate of nine months in any twenty-four consecutive month period to perform his duties (“Disability”) he will be entitled to receive his base salary, annual bonus and benefits, including accrued but unpaid vacation, that are earned but unpaid as of the date of termination and, a pro rata portion of the annual bonus, if any, that the executive would have been entitled to receive for the year in which the termination occurs, based on our actual results for the year and the percentage of the fiscal year that has elapsed through the date of the executive’s termination of employment.

Treatment of Nonqualified Stock Options. Under the terms of the stock option agreements under which the non-qualified stock options were awarded to the executive officers, in the event that a named executive officer is terminated due to death or Disability, (x) any stock options awarded in 2005 or 2006 that would have vested in the calendar year in which such termination occurs, will become fully vested and (y) any stock options awarded in 2007, 2008 or 2009 will become immediately vested. Under the terms of the stock option agreements governing stock options awarded in 2007, 2008 and 2009, in the event a named executive officer is terminated due to retirement upon reaching the age of 60, provided the executive has completed 10 years of service with us (“Retirement”), the options will continue to vest and become exercisable as if the officer had remained employed. No named executive officer was eligible for Retirement on December 31, 2008, and accordingly, the table below does not present any benefits associated with Retirement.

Treatment of Performance Units. Under the terms of the performance unit agreement under which the performance units were awarded to the named executive officers, in the event that a named executive officer is terminated due to Retirement, death or Disability during the performance period, the executive (or his or her beneficiary or beneficiaries) shall be entitled to a pro-rated number of units or, if the Compensation Committee so elects, the cash equivalent, calculated by multiplying (x) by (y) where: (x) is the number of Shares, if any, that would have been earned by the executive as the result of the satisfaction of the performance requirements; and (y) is the number of months that the executive was employed (rounded up to the nearest whole number) during the performance period divided by the number of months in the performance period. No named executive officer was eligible for Retirement on December 31, 2008, and accordingly, the table below does not present any benefits associated with Retirement.

Treatment of Deferred Compensation. Under the terms of the Deferred Income Plan, in the event that a participant’s employment is terminated due to death or Disability (as defined in the Deferred Income Plan), the benefit payable to the participant under the Deferred Income Plan will fully vest. We will distribute the participant’s account as soon as practicable following the date of death or Disability. In the event that either death or Disability occurs prior to commencement of the payment of benefits, payments will be made as a lump sum. In the event that a participant’s employment is terminated due to death following the commencement of the payment of benefits, but prior to the completion of all such benefits, we will continue to make installment payments over the remainder of the period, as though the participant had survived.

Payments made upon Expiration of Employment Term

Salary, Bonus and Benefits. Pursuant to the terms of the employment agreements, in the event that the employment of a named executive officer is terminated upon expiration of the employment term without renewal, he will be entitled to receive his base salary, annual bonus and benefits, including accrued but unpaid vacation, that are earned but unpaid as of the date of termination. No named executive officer’s employment agreement could have terminated on December 31, 2008, as a result of the rolling term of the agreement, since we could not have provided the required notice one, two or three years before expiration under the terms of the applicable agreement. Accordingly, no benefits are shown in the table below related to expiration of the employment agreement term on December 31, 2008.

Treatment of Nonqualified Stock Options. Under the terms of the stock option agreements under which the non-qualified stock options were awarded to the executive officers, in the event that the employment of a named executive officer is terminated upon expiration of the employment term without renewal, the unvested portion of all time options and all performance options will be cancelled by us without consideration.

Treatment of Performance Units. Under the terms of the performance unit agreements under which the performance units were awarded to the named executive officers, in the event that a named executive officer is terminated upon expiration of the employment term without renewal during the performance period, all performance units will be cancelled.

Treatment of Deferred Compensation. Under the terms of the Deferred Income Plan, in the event that a participant’s employment is terminated upon expiration of the employment term without renewal, the participant will be entitled to receive an amount equal to the participant’s vested account. The payment generally will be made on or about the first day of the seventh month following termination.

Payments made upon Change in Control

Salary, Bonus and Benefits. Pursuant to the terms of the employment agreements, in the event that a named executive officer is terminated by us without Cause or resigns for Good Reason within two years of a change in control, he is entitled to receive his base salary, annual bonus and benefits, including accrued but unpaid vacation, that are earned but unpaid as of the date of termination and, subject to the execution and delivery of a release of claims against us and compliance with the restrictive covenants described below under—“Restrictive Covenants that Apply During and After Termination of Employment”, (1) a lump sum payment equal to the following percentage of the executive’s base salary and target annual bonus: Mr. Thomas, 300%; Mr. Biehl, 200%; and all other officers, 100%; and (2) continued coverage under the Company’s group health plans for the following period: Mr. Thomas, 36 months; Mr. Biehl, 24 months; and all other executives, 12 months. The severance payments to be paid to the executive officers upon a termination of employment without Cause or for Good Reason within two years following a change in control may be reduced under the employment agreements if (x) the payments would result in the imposition of a “golden parachute” excise tax under the Internal Revenue Code Section 280G and (y) the reduced payments would result in the executive officer receiving a greater net after-tax payment.

Treatment of Nonqualified Stock Options. Under the terms of the 2005 Stock Incentive Plan and the stock option agreements under which the non-qualified stock options were awarded to the named executive officers, in the event of the occurrence of any of the following events: (1) the sale or disposition, in one or a series of related transactions, of all or substantially all, of our assets to any person or group; (2) any person or group is or becomes the beneficial owner of more than 50% of the total voting power of our voting stock, including by way of merger, consolidation, tender or exchange offer or otherwise; or (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by our stockholders was approved by a vote of a majority of our directors, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office (each, a “2005 Plan Change in Control”), the stock options will immediately become fully vested and exercisable.

Treatment of Performance Units. Under the terms of the performance unit agreement under which the performance units were awarded to the named executive officers, in the event of a 2005 Plan Change in Control, (1) the performance requirements shall be deemed to have been satisfied at the greater of either: (i) the target level of the performance requirements as if the entire performance period had elapsed; or (ii) the level of actual achievement of the performance requirements as of the date of the 2005 Plan Change in Control; and (2) the appropriate number of Shares, or, if the Committee so elects, cash, shall be issued or paid to the executive not later than 30 days after the date of the 2005 Plan Change in Control.

Treatment of Deferred Compensation. Under the terms of the Deferred Income Plan, in the event of a change of ownership or effective control of the Company within the meaning of Section 409A of The Internal Revenue Code, a participant’s interest in all amounts credited to the participant’s account under the plan will fully and immediately vest, become nonforfeitable and be distributed in a single lump sum.

Restrictive Covenants that Apply During and After Termination of Employment

Under the employment agreements, each executive is required to comply with certain restrictive covenants during his employment term and for the following period following the date of termination: Mr. Thomas, 24 months (extended to 36 months if change in control severance is received); Mr. Biehl, 18 months (extended to 24 months if change in control severance is received); and all other executives, 12 months (the “Restricted Period”). During the Restricted Period, the executive shall not, whether on the executive’s own behalf or on behalf of or in conjunction with any person, directly or indirectly compete with the Company or solicit customers or employees of the Company. In addition, the executive may not disclose any confidential information about the Company during or at any time following the employment period.

Potential Post-Employment Payments under the Employment Agreements

Assuming that the employment of each named executive officer was terminated under each of the following circumstances on December 31, 2008, the last business day of 2008, payments made and benefits provided would have the following estimated values:

	Involuntary Termination for Cause/Resignation by Executive without Good Reason	Involuntary Termination without Cause/Resignation by Executive for Good Reason	Disability/Death(7)	Change in Control(8)
Cash Severance(1)
Samuel F. Thomas	$—	$2,100,000	$—	$3,150,000
Michael F. Biehl	—	786,450	—	1,048,600
Matthew J. Klaben	—	367,500	—	367,500
James H. Hoppel, Jr.	—	316,800	—	316,800
Kenneth J. Webster	—	226,200	—	226,200

Annual Incentive Plan Bonus(2)
Samuel F. Thomas	720,940	720,940	720,940	720,940
Michael F. Biehl	343,626	343,626	343,626	343,626
Matthew J. Klaben	206,451	206,451	206,451	206,451
James H. Hoppel, Jr.	163,588	163,588	163,588	163,588
Kenneth J. Webster	92,018	92,018	92,018	92,018

Health and Welfare Benefits(3)
Samuel F. Thomas	—	23,832	—	36,802
Michael F. Biehl	—	17,705	—	23,832
Matthew J. Klaben	—	11,578	—	11,578
James H. Hoppel, Jr.	—	11,578	—	11,578
Kenneth J. Webster	—	11,578	—	11,578

Accelerated vesting of time options(4)
Samuel F. Thomas	—	—	—	392,168
Michael F. Biehl	—	—	—	117,651
Matthew J. Klaben	—	—	—	—
James H. Hoppel, Jr.	—	—	—	39,215
Kenneth J. Webster	—	—	—	—

Accelerated vesting of performance units(5)
Samuel F. Thomas	—	—	—	364,396
Michael F. Biehl	—	—	—	123,467
Matthew J. Klaben	—	—	—	57,987
James H. Hoppel, Jr.	—	—	—	51,449
Kenneth J. Webster	—	—	—	34,654

Deferred Compensation(6)
Samuel F. Thomas	—	—	—	—

TOTAL(8)
Samuel F. Thomas	$720,940	$2,844,772	$720,940	$4,664,306
Michael F. Biehl	343,626	1,147,781	343,626	1,657,176
Matthew J. Klaben	206,451	585,529	206,451	643,516
James H. Hoppel, Jr.	163,588	491,966	163,588	582,630
Kenneth J. Webster	92,018	329,796	92,018	364,450

(1)

Cash severance amounts consist of a lump sum payment equal to the following percentage of the executive’s base salary and target annual bonus: Mr. Thomas, 200% (300% if after a change in control); Mr. Biehl, 150% (200% if after a change in control); and all other officers, 100%. The amounts in the table do not include accrued but unused vacation, since the policy governing vacation for the executive officers mandates the forfeiture of all accrued vacation for the current year not used by the end of the year, and each scenario assumed termination of employment on the last day of the year. In the event that an executive is terminated prior to the end of the fiscal year, the executive would be entitled to compensation for any unused vacation that could be used prior to the end of the fiscal year. Our executives are presently entitled to the following vacation benefits: Mr. Thomas, five weeks; Mr. Biehl, four weeks; Mr. Klaben, three weeks; Mr. Hoppel, three weeks; and Mr. Webster, three weeks.

(2)	Our Incentive Compensation Plan, under which incentive bonuses were paid for 2008, generally requires a participant to be employed on the last day of the fiscal year in order to receive a bonus. Since each executive officer was employed on the last day of the fiscal year, assuming a termination date of December 31, 2008, bonus amounts would be paid as set forth above. The bonus amounts payable under the incentive plan are based on the realization of 131.08% of our 2008 performance goals, as set forth under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” portion of the “2008 Grants of Plan-Base Awards Table” above and in the “2008 Summary Compensation Table” above. The Compensation Committee has the authority to exercise negative discretion under the Incentive Compensation Plan to reduce or eliminate incentive bonuses based on certain factors. See “Compensation Discussion and Analysis—Elements of Compensation—Annual and Other Cash Incentive Awards” for additional information about the Compensation Committee’s negative discretion under the Incentive Compensation Plan. The presentation in the table assumes the Compensation Committee did not exercise such negative discretion.
(3)	Health and welfare benefits consist of health care and dental. These benefits after termination of employment for 2008 have been calculated based on actual cost to us for 2009. For each year following 2009, costs are approximated based on the actual cost for 2009 plus an assumed 6% annual increase in medical benefits cost and an assumed 3% annual increase in dental benefit cost.
(4)	The value of the stock options that vest upon death or Disability or a 2005 Plan Change in Control represents the difference between the aggregate market value of the shares underlying the unvested portion of these options on December 31, 2008, at $10.63 per share, the closing price of our Common Stock on that day, and the aggregate exercise price of the option. As of December 31, 2008 the exercise prices of the options granted in 2006, 2007 and 2008 all exceed $10.63 per share. Accordingly, no value is recognized in the table for any options except those granted in 2005. The grants made in 2005 have an exercise price of $6.50 per share, but under the terms the stock option agreements governing those grants, vest early on the participant’s death or Disability only as to the portion that would have otherwise vested in the calendar year of that person’s death or Disability. At December 31, 2008, the portion of all option grants made in 2005 that would have vested in 2008 already had vested on November 23, 2008. Accordingly, no value is recognized in the table with respect to death or Disability for the 2005 option grants.
(5)	In the event of termination due to Disability or death, the executive (or his or her beneficiary) is entitled to a pro-rated number of performance units, or the cash equivalent, calculated by multiplying (x) by (y) where: (x) is the number of units, if any, that would have been earned by the executive as the result of the satisfaction of the performance requirements; and (y) is the number of months that the executive was employed (rounded up to the nearest whole number) during the performance period divided by the total number of months in each performance period. With respect to death or Disability, the table reflects the current assumption, based on information available for performance through December 31, 2008, that the performance goals for units awarded in 2007 and 2008 will not be met at any level and therefore the amount potentially payable is zero. See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation” above for more information about this assumption. Whether or to what extent awards actually will be earned depends on future events. The value of the performance units upon a 2005 Plan Change in Control represents the product of (i) the total number of units earned at satisfaction of the target level performance requirements as if the entire performance period had elapsed, and (ii) $10.63.
(6)	No benefit is reported as potentially payable by the Company for deferred compensation because there are no contributions by the Company, nor does the Company provide above-market returns on any participant balances in the Deferred Income Plan. All balances in the Deferred Income Plan represent solely the named executive officer’s contributions or market earnings on those contributions. For specific deferred compensation balances, see “—2008 Nonqualified Deferred Compensation Table.”
(7)	No named executive officer was eligible for Retirement on December 31, 2008, and accordingly, the table does not present any benefits associated with Retirement.
(8)	Assumes termination of employment results from resignation for Good Reason or Involuntary Termination without Cause within two years following a change in control.

2008 DIRECTOR COMPENSATION TABLE

The following table and related notes and discussion summarize compensation paid to our non-employee directors for our 2008 fiscal year, presented in accordance with SEC rules.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
W. Douglas Brown	$42,000	$35,000	$77,000
Richard E. Goodrich	58,000	45,000	103,000
Steven W. Krablin	59,500	45,000	104,500
Michael W. Press	62,500	45,000	107,500
James M. Tidwell	51,500	45,000	96,500
Thomas L. Williams	44,000	35,000	79,000

Director Compensation

Directors who are also employees do not receive any additional compensation for services performed as a member of our Board of Directors or any committees thereof. We pay our non-employee directors an annual retainer of $40,000, payable in equal quarterly installments, and grant quarterly to each non-employee director stock awards valued at $12,500 on the date of grant under our 2005 Stock Incentive Plan, which are fully vested on the date of grant. The receipt of stock may be deferred by each director until a later fiscal year after the grant date, or, if elected, until the earlier of the January following separation of service from the board or the occurrence of a change in control, in all cases to the extent permitted under Section 409A of the Internal Revenue Code.

In addition to the compensation described above, our lead independent director receives an annual retainer of $10,000, the chairperson of our audit committee receives an additional $8,000 annual retainer, the chairperson of our compensation committee receives an additional $6,000 annual retainer and the chairperson of our nominations and corporate governance committee receives an additional $5,000 annual retainer, in each case paid in equal quarterly installments. Additionally, we pay our non-employee directors a fee of $2,000 for Board meetings scheduled to be held in person and a fee of $1,000 for Board meetings scheduled to be held telephonically. In connection with meetings of the committees of our Board of Directors, we pay our non-employee directors who attend committee meetings a fee of $1,000 per meeting. In addition, our stock ownership guidelines provide that directors must accumulate investments of at least $100,000 in our Common Stock during their first 24 months on our Board. Shares of our Common Stock issuable upon settlement of stock units or granted as quarterly stock grants will count towards the $100,000 requirement. All of our directors who have served for longer than two years have met the ownership guidelines.

Compensation Committee Interlocks and Insider Participation

Since May 20, 2008, our Compensation Committee has consisted of Richard E. Goodrich, Steven W. Krablin, Michael W. Press and Thomas L. Williams. None of Messrs. Goodrich, Krablin, Press, or Williams is a present or past employee or officer of ours or any of our subsidiaries. None of our executive officers has served on the Board or Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on our Board or Compensation Committee.

AUDIT COMMITTEE REPORT

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2008 Annual Report on SEC Form 10-K with the Company’s management and Ernst & Young LLP, the independent registered public accounting firm for fiscal 2008.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with Ernst & Young LLP the firm’s independence from the Company and its management, including the matters in the written disclosures and letter from Ernst & Young LLP required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence, which the Company has received.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

The Audit Committee has determined that the rendering of the non-audit services by Ernst & Young LLP was compatible with maintaining the registered public accounting firm’s independence.

Submitted by the Audit Committee of the Board of Directors as of February 23, 2009.

Steven W. Krablin, Chairman

W. Douglas Brown

Richard E. Goodrich

James M. Tidwell

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee has reviewed the audit fees of the independent registered public accounting firm. For work performed in regard to fiscal years 2008 and 2007, the Company paid Ernst & Young LLP the following fees for services, as categorized below:

	Fiscal Year 2008	Fiscal Year 2007
Audit fees(1)	$1,457,700	$1,646,536
Audit-related fees(2)	—	—
Tax fees(3)	$27,130	$57,303
All other fees(4)	$6,000	$6,000
Total fees	$1,490,830	$1,709,839

(1)	Includes fees for audit services principally relating to the annual audit, quarterly reviews and registration statements.
(2)	Assurance and related services that are reasonably related to the performance of the audit or review of the financial statement and not reported under audit fees.
(3)	Tax compliance, tax advice and tax planning.
(4)	All other services not reported under (1) through (3).

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Stockholders. The representative will be given an opportunity to make a statement if desired and to respond to questions regarding Ernst & Young LLP’s examination of our consolidated financial statements and records for the year ended December 31, 2008.

Our Board has a policy to assure the independence of its independent registered public accounting firm. Prior to the audit of each fiscal year, the Audit Committee receives a written report from Ernst & Young LLP describing the elements expected to be performed in the course of its audit of the Company’s financial statements for the coming year. All audit related services, tax services and other services were pre-approved for 2008 by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee has selected Ernst & Young LLP to audit our 2009 financial statements.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2008 about our Common Stock that may be issued upon the exercise of options, warrants and rights granted under all of our existing equity compensation plans, including our 2005 Stock Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(2)	Weighted-average exercise price of outstanding options, warrants and rights (b)(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	1,704,354	$10.82	797,404
Equity compensation plans not approved by security holders	—	—	—
Total	1,704,354	$10.82	797,404

(1)	The amount includes: (i) 1,429,565 shares issuable upon the exercise of outstanding stock options; (ii) 13,407 shares subject to vested stock units under our 2005 Stock Incentive Plan; and (iii) 261,382 shares issuable upon achievement of maximum targets for performance unit awards.
(2)	As a result of stock option, performance unit and director stock awards and award terminations associated with employment separations in the first quarter of 2009, the number of securities issuable upon exercise of outstanding options, warrants and rights at March 31, 2009 is 2,140,200. This amount includes at March 31, 2009: (i) 1,621,629 shares issuable upon the exercise of outstanding stock options (having a weighted average price of $10.82 and a weighted average remaining term of 7.86 years); (ii) 14,541 shares subject to vested stock units under our 2005 Stock Incentive Plan; and (iii) 504,030 shares issuable if maximum targets for performance unit awards are achieved.
(3)	The weighted average exercise price of outstanding options, warrants and rights does not take into account vested stock unit awards or performance unit awards since these awards do not have an exercise price.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own 10% or more of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and 10% or greater stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all of its officers and directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2008.

RELATED PARTY TRANSACTIONS

On March 27, 2007, our Board of Directors adopted written Related Party Transaction Policies and Procedures (the “Policy”), which provides that it is the policy of the Company not to enter into any “Related Party Transaction” (as such term is defined in the Policy) with one of our executive officers, directors or director nominees, or stockholders known to beneficially own over 5% of a class of our voting securities or their related persons, unless either (i) the Audit Committee approves the transaction in accordance with the guidelines set forth in the Policy or (ii) the transaction is approved by a majority of the Company’s disinterested directors. Such Related Party Transactions shall be disclosed in the Company’s SEC filings as and to the extent required by applicable SEC rules and regulations.

APPROVAL AND ADOPTION OF THE CHART INDUSTRIES, INC.

2009 OMNIBUS EQUITY PLAN

The Board of Directors has adopted the Chart Industries, Inc. 2009 Omnibus Equity Plan (the “Omnibus Equity Plan”), subject to its approval by the Company’s stockholders. If the stockholders approve the Omnibus Equity Plan, the Company will no longer use the 2005 Stock Incentive Plan to make new equity awards. The 2005 Stock Incentive Plan will, however, continue to govern awards previously granted under that plan, including quarterly stock grants to non-employee directors for the remainder of 2009. If the stockholders do not approve the Omnibus Equity Plan, the 2005 Stock Incentive Plan will remain in effect through the remainder of its term.

Purpose of the Omnibus Equity Plan

The purpose of the Omnibus Equity Plan is to attract and retain skilled and qualified officers, employees and directors who are expected to contribute to the Company’s success by providing long-term incentive compensation opportunities competitive with those made available by other companies; to motivate participants to achieve the long-term success and growth of the Company; to facilitate ownership of shares of the Company; and to align the interests of the participants with those of the Company’s stockholders.

Key Terms

The key terms of the Omnibus Equity Plan are summarized below:

Shares Authorized:	1,250,000, which may be treasury shares or unissued shares.

Types of Awards:	Stock options (nonstatutory and incentive), stock appreciation rights, restricted stock, restricted stock units, performance shares and common shares.

Limitations on Awards:

•        The maximum number of shares available with respect to stock options is 1,250,000 shares, with a limit of 200,000 shares available for incentive stock option grants.

•        The maximum number of shares available with respect to full value awards is 600,000 shares.

•        The aggregate number of shares underlying awards granted to any participant in any plan year may not exceed 200,000.

Award Terms:	Options and stock appreciation rights will have ten year maximum terms. For all awards, vesting and performance vesting criteria, if applicable, will be established in the award agreement.

Eligible Participants:	Employees of the Company or any of its affiliates, executive officers, non-employee directors and consultants.

Actions That are Prohibited by the Plan Include:

•        Repricing or reducing the exercise price of an award, including through an exchange program without stockholder approval.

•        Granting stock options (nonstatutory and incentive) and stock appreciation rights at a below fair market value price at the grant date, subject to the anti-dilution provisions of the Omnibus Equity Plan.

Description of the Omnibus Equity Plan

The following paragraphs provide a summary of the principal features of the Omnibus Equity Plan and its operation. The Omnibus Equity Plan is set forth in its entirety as Appendix A to this Proxy Statement. This summary is qualified in its entirety by reference to Appendix A.

The Omnibus Equity Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance shares and (vi) common shares. Each of these is referred to individually as an “Award.” Those who will be eligible for Awards under the Omnibus Equity Plan include employees who provide services to the Company and its affiliates, executive officers, non-employee directors and consultants designated by the Compensation Committee. As of March 24, 2009, approximately 2,902 employees and non-employee directors would be eligible to participate in the Omnibus Equity Plan, although historically the pool of participants receiving equity awards has been limited to less than 100 key employees and non-employee directors.

Number of Shares of Common Stock Available Under the Omnibus Equity Plan and Adjustments

The Board of Directors has reserved 1,250,000 shares of the Company’s Common Stock for issuance under the Omnibus Equity Plan. The shares may be either authorized, but unissued, Common Stock or treasury shares.

The Company has made grants of 201,410 options and 164,300 performance units since December 31, 2008 under the 2005 Stock Incentive Plan. Consistent with our non-employee director compensation program, the Company has also agreed to make quarterly stock grants to non-employee directors with a value of $12,500 per director per quarter at the beginning of each quarter in 2009 under the 2005 Stock Incentive Plan. If the Omnibus Equity Plan is approved and adopted at the Annual Meeting, these grants will be the last awards made pursuant to the 2005 Stock Incentive Plan. For more information about our Common Stock that may be issued upon the exercise of options, warrants and rights granted under our existing equity compensation plan see “Equity Compensation Plan Information” and related footnotes above.

If any outstanding Award expires or is terminated, canceled or forfeited the shares that would otherwise be issuable with respect to the unexercised portion of the Award will become available for subsequent Awards under the Omnibus Equity Plan (unless the Omnibus Equity Plan has terminated). Awards paid out in cash rather than shares will not reduce the number of shares available for issuance under the Omnibus Equity Plan. If

•	the exercise price of a stock option is paid in shares,

•	shares underlying the exercised portion of a stock appreciation right are not issued upon such exercise,

•	shares are withheld to satisfy an individual participant’s tax obligations, or

•	shares are repurchased by the Company on the open market with respect to Awards under the Omnibus Equity Plan,

then the shares received, not issued, withheld or repurchased by the Company will not be added to the maximum aggregate number of shares which may be issued.

If the Company declares a dividend or other distribution or engages in a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Company’s Common Stock, the Committee may adjust the number and class of shares that may be delivered under the Omnibus Equity Plan, the number, class, and price of shares covered by each outstanding Award, and the numerical per-person limits on Awards.

Administration of the Omnibus Equity Plan

A committee authorized by the Board of Directors (the “Committee”) will administer the Omnibus Equity Plan. Unless otherwise determined by the Board of Directors, the Compensation Committee will administer the

Omnibus Equity Plan. To make grants to certain of the Company’s officers and key employees, the members of the Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) so that the Company may receive a federal tax deduction for certain compensation paid under the Omnibus Equity Plan. Subject to the terms of the Omnibus Equity Plan, the Committee has the sole discretion to select the employees, consultants, and non-employee directors who will receive Awards, determine the terms and conditions of Awards, and to interpret the provisions of the Omnibus Equity Plan and outstanding Awards. The Committee may not, without the approval of the Company’s stockholders, institute an exchange program under which outstanding Awards are amended to provide for a lower exercise price or surrendered or cancelled in exchange for Awards with a lower exercise price.

Options

The Committee is able to grant nonstatutory stock options and incentive stock options under the Omnibus Equity Plan. The Committee determines the number of shares subject to each option, although the Omnibus Equity Plan provides that no participant may receive options (and/or stock appreciation rights) for more than 200,000 shares in any calendar year.

The Committee determines the exercise price of options granted under the Omnibus Equity Plan, provided the exercise price must be at least equal to 100% of the fair market value of the Company’s Common Stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of the Company’s outstanding stock must be at least 110% of the fair market value of the Common Stock on the grant date.

The term of an option may not exceed ten years, except that, with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding stock, the term of an incentive stock option may not exceed five years.

After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the agreement governing his or her Award. No incentive stock option may be exercised more than three months after the participant’s termination of service for any reason (including retirement) other than disability or death. No incentive stock option may be exercised more than one year after the participant’s termination of service due to disability or death. In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights

The Committee will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of Common Stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash or shares of Common Stock or a combination of both. Stock appreciation rights will become exercisable at the times and on the terms established by the Committee, subject to the terms of the Omnibus Equity Plan. The Committee, subject to the terms of the Omnibus Equity Plan, will have discretion to determine the terms and conditions of stock appreciation rights granted under the Omnibus Equity Plan; provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant. The term of a stock appreciation right may not exceed ten years. No participant will be granted stock appreciation rights (and/or options) covering more than 200,000 shares during any calendar year.

After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the agreement governing his or her stock appreciation right.

Restricted Stock

Awards of restricted stock are shares of the Company’s Common Stock that are issued to a participant at no cost or at a purchase price determined by the Committee and vest in accordance with the terms and conditions established by the Committee in its sole discretion. For example, the Committee may set restrictions based upon continued employment or service with the Company, the achievement of specific performance goals, applicable laws, or any other basis determined by the Committee in its discretion. Subject to the provisions of the Omnibus Equity Plan, after the grant of restricted stock, the Committee, in its sole discretion, may reduce or waive any restrictions for such Award and may accelerate the time at which any restrictions will lapse at a rate determined by the Committee.

The Committee will determine the number of shares granted pursuant to an Award of restricted stock. With respect to restricted stock intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of specific performance objectives.

Restricted Stock Units

Awards of restricted stock units result in a distribution of shares to a participant only if the vesting criteria the Committee establishes is satisfied. For example, the Committee may set restrictions based on the achievement of specific performance goals or upon continued employment or service with the Company. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. Subject to the provisions of the Omnibus Equity Plan, after the grant of restricted stock units, the Committee, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Award and may accelerate the time at which any restrictions will lapse at a rate determined by the Committee.

The Committee will pay earned restricted stock units in shares. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to the Company. The Committee determines the number of restricted stock units granted to any participant. With respect to restricted stock units intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of specific performance objectives.

Performance Shares

The Committee will be able to grant performance shares, which are Awards that will result in a distribution of shares to a participant only if the performance goals or other vesting criteria the Committee may establish are achieved or the Awards otherwise vest. The Committee will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance shares to be paid out to participants. Subject to the provisions of the Omnibus Equity Plan, after the grant of performance shares, the Committee, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Award and may accelerate the time at which any restrictions will lapse at a rate determined by the Committee.

The Committee determines the number of performance shares granted to any participant. With respect to performance shares intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to the performance shares will be based on the achievement of performance objectives.

Common Shares

The Committee may only grant Common Stock Awards to employees or non-employee directors in consideration of services rendered to the Company. Common Stock Awards will be fully vested on the date of grant.

Performance Objectives

Awards of performance shares, restricted stock units or restricted stock under the Omnibus Equity Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization or earnings before taxes and interest); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure or capital expenses; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) costs; (xv) liquidity or cash flow; (xvi) working capital and working capital metrics; (xvii) return on assets; (xviii) assets, debt or net debt; (xix) total return; (xx) customer satisfaction survey performance; (xxi) quality improvement performance; (xxii) manufacturing productivity performance and (xxiii) such other objective performance criteria as determined by the committee in its sole discretion. In granting Awards that are intended to qualify under Section 162(m) of the Code, the Committee may follow any procedures determined by it from time to time to be necessary or appropriate to secure qualification of the Awards under Section 162(m) of the Code.

Transferability of Awards

Awards granted under the Omnibus Equity Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant. If the Committee makes an Award transferable, such Award will contain such additional terms and conditions as the committee deems appropriate.

Amendment and Termination of the Omnibus Equity Plan

The Board of Directors will have the authority to amend, alter or terminate the Omnibus Equity Plan. No amendment, alteration or termination of the Omnibus Equity Plan will (i) materially impair the rights of any participant, without the consent of the participant or (ii) be made without stockholder approval if stockholder approval is required under applicable laws, regulations and stock exchange requirements. The Omnibus Equity Plan will remain in effect until terminated pursuant to the provisions of the Omnibus Equity Plan; provided, however, that no Awards may be granted under the Omnibus Equity Plan after May 19, 2019.

Change of Control

Immediately upon the occurrence of a “change in control,” and except as otherwise provided in the Omnibus Equity Plan or an Award agreement:

•	all outstanding stock options automatically become fully exercisable;

•	all restricted stock Awards automatically become fully vested;

•

subject to Section 409A of the Code, all restricted stock unit Awards automatically become fully vested (or, if such restricted stock unit Awards are subject to performance-based restrictions, they shall become vested on a pro-rated basis as described in the Omnibus Equity Plan) and, to the extent vested, are convertible to shares at the election of the holder;

•

all participants holding performance share Awards become entitled to receive a partial payout in an amount which is the number of shares which would have been earned by the participant if 100% of the performance objectives for the current performance period had been achieved pro-rated based on the ratio of the number of months of active employment in the performance period to the total number of months in the performance period; and

•	stock appreciation rights automatically become fully vested and fully exercisable.

The above provisions will apply only upon the consummation of a change in control, and will not apply to a proposed or potential change in control. The Omnibus Equity Plan defines a “change in control” generally as the occurrence of any of the following events: (1) the sale or disposition, in one or a series of related transactions, of all or substantially all, of our assets to any person or group; (2) any person or group is or becomes the beneficial owner of more than 30% of the total voting power of our voting stock, including by way of merger, consolidation, tender or exchange offer or otherwise; or (3) during any period of two consecutive years, individuals who at the beginning of such period constituted our Board of Directors (together with any new directors whose election by such Board or whose nomination for election by our stockholders was approved by a vote of a majority of our directors, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office.

New Plan Benefits

Because grants under the Omnibus Equity Plan are discretionary, the benefits or amounts that may be received by or allocated to each participant are not known. However, our current compensation program for directors described under the “Director Compensation” section above contemplates that non-employee directors will be awarded stock grants on a quarterly basis with a value of $12,500 per director per quarter ($50,000 annually in the aggregate). The following table sets forth what each of the six non-employee directors would receive annually beginning in fiscal year 2010 under the Omnibus Equity Plan under the terms of the current director compensation program (the director stock grants for the balance of 2009 will be made from the 2005 Stock Incentive Plan):

Name and Position	Dollar Value($)	Number of Shares of Common Stock(2)
Non-Executive Director Group(1)	$50,000	6,345

(1)	The dollar value and number of shares of Common Stock are presented on a per person basis. There are six non-executive directors that comprise the Non-Executive Director Group.
(2)	Reflects the number of shares to be awarded for the entire year based on the closing price of $7.88 on March 31, 2009. Actual awards for 2010 would be based on stock closing prices at the beginning of each quarter in 2010.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Omnibus Equity Plan under current law. This is not intended to constitute tax advice and tax consequences for any particular individual may be different.

Nonstatutory Stock Options

No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options

No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. This taxable income is not subject to income tax withholding.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income (subject to withholding) in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units and Performance Shares

A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units or performance shares are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an Award under the Omnibus Equity Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its three next most highly compensated executive officers (other than the Chief Financial Officer). Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Omnibus Equity Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, and establishing performance criteria that must be met before the Award actually will vest or be paid. The Omnibus Equity Plan has been designed to permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), which would allow the Company to continue to receive a federal income tax deduction in connection with such Awards.

Section 409A

Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Awards granted under the Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award will recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE OMNIBUS EQUITY PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Recommendation

The Board of Directors unanimously recommends a vote FOR Proposal 2 to approve and adopt the Chart Industries, Inc. 2009 Omnibus Equity Plan.

APPROVAL AND ADOPTION OF THE CHART INDUSTRIES, INC.

2009 INCENTIVE COMPENSATION PLAN

The Board of Directors has adopted the Chart Industries, Inc. 2009 Incentive Compensation Plan (the “Incentive Plan”), subject to its approval by the Company’s stockholders. If the stockholders approve the Incentive Plan, it will replace the current Chart Industries, Inc. Incentive Compensation Plan with respect to new awards for future periods commencing after stockholder approval. The current Incentive Compensation Plan will remain in effect for 2009 cash incentive awards. If stockholders do not approve the Incentive Plan, the Compensation Committee intends to continue to make cash incentive compensation awards to our executive officers for future periods, although the Company’s ability to deduct those awards may be limited under Section 162(m) of the Internal Revenue Code. See—“Tax Matters.”

Purpose of the Incentive Plan

The Incentive Plan is a cash incentive compensation plan designed to provide certain employees of the Company and its affiliates with incentive compensation based upon the achievement of pre-established performance goals. The purpose of the Incentive Plan is to attract, retain, motivate and reward participants by providing them with the opportunity to earn competitive compensation directly linked to our performance.

Description of the Incentive Plan

The following paragraphs provide a summary of the principal features of the Incentive Plan and its operation. The Incentive Plan is set forth in its entirety as Appendix B to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix B.

Eligibility; Awards

Awards may be granted to executive officers and key employees of the Company and its affiliates in the sole discretion of the Committee (as defined below). The Incentive Plan provides for the payment of incentive compensation awards in the form of cash.

Administration

A Committee authorized by the Board of Directors (the “Committee”) will administer the Incentive Plan. Unless otherwise determined by the Board of Directors, the Incentive Plan will be administered by the Compensation Committee of the Board of Directors. The Committee may delegate its authority under the Incentive Plan to a subcommittee.

Performance Criteria

The Committee establishes the performance periods over which performance objectives will be measured. A performance period may be for a fiscal year or a multi-year cycle, as determined by the Committee. No later than 90 days after each performance period begins, the Committee will establish (1) the performance objective or objectives that must be satisfied for a participant to receive a bonus for such performance period, and (2) the target incentive compensation award for each participant. Performance objectives will be based upon one or more of the following criteria, as determined by the Committee: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization or earnings before taxes and interest); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure or capital expenses; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) costs; (xv) liquidity or cash flow; (xvi) working capital and working capital metrics; (xvii) return on assets; (xviii) assets, debt or net debt; (xix) total return; (xx) customer satisfaction survey performance; (xxi) quality improvement performance; (xxii) manufacturing productivity performance and (xxiii) such other objective performance criteria as determined by the Committee in its sole discretion. The foregoing criteria may relate to us, one or more of our subsidiaries or one or more of our divisions or units, or any combination of the foregoing, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines. The Committee may appropriately adjust any performance evaluation under a performance objective or objectives to reflect any of the following events that may occur during the performance period: (1) asset gains or losses; (2) litigation, claims, judgments or settlements; (3) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (4) accruals for reorganization and restructuring programs; and (5) any extraordinary, unusual, non-recurring or non-cash items.

Determination of Amounts Payable; Award Limitations

As soon as practicable following the applicable performance period but in no event later than March 15 following the end of the taxable year for which applicable incentive compensation awards are payable, the Committee will (x) determine (i) whether and to what extent any of the performance objectives established for such performance period have been satisfied, and (ii) for each participant employed as of the last day of the performance period for which the incentive compensation award is payable, the actual incentive compensation award to which such participant shall be entitled, taking into consideration the extent to which the performance objectives have been met and such other factors as the Committee may deem appropriate and (y) cause such incentive compensation award to be paid such participant by March 15. No participant may receive an incentive compensation award under the Incentive Plan, with respect to any fiscal year, in excess of $5 million. The Committee has absolute discretion to reduce or eliminate the amount otherwise payable to any participant under the Incentive Plan and to establish rules or procedures that have the effect of limiting the amount payable to each participant to an amount that is less than the maximum amount otherwise authorized as that participant’s target incentive compensation award, provided, however, that following the occurrence of a change in control of us (as defined in the Incentive Plan), the Committee shall continue to have such right only in the event that a participant engages in misconduct or materially fails to fulfill his or her individual duties, in each case, as determined by the Committee in its sole and absolute discretion.

Change in Control

If there is a change in control, the Committee, as constituted immediately prior to the change in control, shall determine promptly in its discretion whether the performance criteria have been met for the year in which the change in control occurs and for any completed performance period for which a determination under the Incentive Plan has not been made. If the Committee determines the criteria have been met, participants will receive their incentive compensation awards as soon as practicable, but in no event more than 30 days after such determination and in no event later than the March 15 following the end of the year for which the applicable incentive compensation award is payable. The Incentive Plan defines “change in control” the same as this term is defined in the Omnibus Equity Plan in all material respects.

Termination of Employment

Unless a participant’s employment agreement otherwise provides, if a participant dies or becomes disabled prior to the last day of a performance period, the participant may receive an annual compensation award equal to the compensation award otherwise payable to the participant based upon actual company performance for the applicable performance period, or, if determined by the Committee, based on achievement of targeted performance objectives, pro-rated for the days of employment during the performance period or such other amount as the Committee determines. Unless otherwise determined by the Committee, if a participant’s employment terminates for any reason other than due to death or disability prior to the date on which the incentive compensation award under the Incentive Plan is paid, such participant will not receive an incentive compensation award.

Amendment and Termination of Plan

Our Board of Directors or the Committee may at any time amend, suspend, discontinue or terminate the Incentive Plan; provided, however, that no amendment or termination will adversely affect the right of any participant with respect to any performance period which has already commenced. Unless earlier terminated, the Incentive Plan will expire on the day immediately prior to our first stockholder meeting in 2014 at which directors will be elected.

Tax Matters

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any taxable year with respect to each of the Chief Executive Officer and the three next most highly compensated executive officers (other than the Chief Financial Officer). However, certain “performance-based compensation” is not subject to the deduction limit if the compensation is paid based solely on the attainment of pre-established objective performance measures established by a committee of outside directors and the plan providing for such compensation is approved by the stockholders. The Incentive Plan is designed to allow compliance with these requirements. The Incentive Plan also permits the Committee to grant awards that do not meet these requirements if it deems such an award appropriate.

Recommendation

The Board of Directors unanimously recommends a vote FOR Proposal 3 to approve and adopt the Chart Industries, Inc. 2009 Incentive Compensation Plan.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2009. The Board of Directors recommends ratification of the Audit Committee’s appointment of Ernst & Young LLP.

The selection of Ernst & Young LLP as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm. If our stockholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, and may retain that firm or another firm without re-submitting the matter to our stockholders. Even if our stockholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the interests of our stockholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Stockholders. The representative will be given an opportunity to make a statement if desired and to respond to questions regarding Ernst & Young LLP’s examination of our consolidated financial statements and records for the year ended December 31, 2008.

Our Board of Directors unanimously recommends a vote FOR Proposal 4 to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2009.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

From time to time, stockholders present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an Annual Meeting. To be included in the proxy for the Annual Meeting for 2010, proposals must have been received by the Company no later than December 8, 2009. Proposals for inclusion in the proxy statement must comply with the Exchange Act including Rule 14a-8, as well as with our By-Laws.

Pursuant to the Company’s By-Laws, stockholders may present proposals that are proper subjects for consideration at an annual meeting of stockholders. Our By-Laws require all stockholders who intend to make proposals at an annual stockholders meeting to submit their proposals to the Company not less than 90 calendar days nor more than the 120 calendar days prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders. To be eligible for consideration at the 2010 Annual Meeting, proposals that have not been received by December 8, 2009 must be received by the Company between January 19, 2010 and February 18, 2010. In the event the date of the 2010 Annual Meeting is changed by more than 25 calendar days from the first anniversary of the 2009 Annual Meeting, stockholder notice must be received not later than the close of business on the 10th calendar day following the date on which notice of the Annual Meeting was mailed or public announcement of the date is made, whichever first occurs. These provisions are intended to allow all stockholders to have an opportunity to consider business expected to be raised at the meeting.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Board is not aware of any other business to be presented for a vote of the stockholders at the Annual Meeting. If any other matters are properly presented for a vote, the people named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment.

The chairman of the Annual Meeting may refuse to allow presentation of a proposal or nominee for the Board if the proposal or nominee was not properly submitted.

********************

Upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the stockholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act for the Company’s most recent fiscal year. Requests from beneficial owners of the Company’s voting securities must set forth a good-faith representation that as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for the Annual Report on Form 10-K should be directed to our Secretary.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. YOU, THEREFORE, ARE URGED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE OR SUBMIT A PROXY BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Samuel F. Thomas

Chairman, Chief Executive Officer and President

Garfield Heights, Ohio

Appendix A

CHART INDUSTRIES, INC.

2009 OMNIBUS EQUITY PLAN

ARTICLE 1

General Purpose of Plan; Definitions

1.1 Name and Purposes. The name of this plan is the Chart Industries, Inc. 2009 Omnibus Equity Plan. The purpose of this Plan is to enable Chart Industries, Inc. and its Affiliates to: (i) attract and retain skilled and qualified officers, employees and directors who are expected to contribute to the Company’s success by providing long-term incentive compensation opportunities competitive with those made available by other companies; (ii) motivate participants to achieve the long-term success and growth of the Company; (iii) facilitate ownership of shares of the Company; and (iv) align the interests of the participants with those of the Company’s Stockholders.

1.2 Certain Definitions. Unless the context otherwise indicates, the following words shall have the following meanings whenever used in this Plan:

“Affiliate” means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company within the meaning of Section 414(b) or (c) of the Code.

“Award” means any Common Share, Stock Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit or Performance Share granted pursuant to this Plan.

“Base Value” is defined in Section 7.3.

“Beneficial Owner” means a “beneficial owner,” as such term is defined in Rule 13d-3 under the Exchange Act (or any successor rule thereto).

“Board” means the Board of Directors of the Company.

“Change in Control” is defined in Section 12.1.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and lawful regulations and guidance promulgated thereunder. Whenever reference is made to a specific Internal Revenue Code section, such reference shall be deemed to be a reference to any successor Internal Revenue Code section or sections with the same or similar purpose.

“Committee” means the entity administering this Plan as provided in Section 2.1.

“Common Shares” means shares of common stock of the Company, par value $0.01 per share.

“Company” means Chart Industries, Inc., a corporation organized under the laws of the State of Delaware and, except for purposes of determining whether a Change in Control has occurred, any corporation or entity that is a successor to Chart Industries, Inc. or substantially all of the assets of Chart Industries, Inc. and that assumes the obligations of Chart Industries, Inc. under this Plan by operation of law or otherwise.

“Date of Grant” means the date on which the Committee grants an Award.

“Director” means a member of the Board.

“Disability” shall be defined in the Award agreements, as necessary.

“Eligible Director” is defined in Section 4.1.

“Employment” as used herein shall be deemed to refer to (i) a participant’s employment if the participant is an employee of the Company or any of its Affiliates, (ii) a participant’s services as a consultant, if the participant as a consultant to the Company or its Affiliates and (iii) a participant’s services as a non-employee director, if the participant is a non-employee member of the Board; provided that, for any Award that is or becomes subject to Section 409A of the Code, termination of Employment means a “separation from service” under Section 409A of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any lawful regulations and guidance promulgated thereunder. Whenever reference is made to a specific Securities Exchange Act of 1934 section, such reference shall be deemed to be a reference to any successor section or sections with the same or similar purpose.

“Exercise Price” means the purchase price of a Share pursuant to a Stock Option.

“Fair Market Value” means the last closing price of a Share as reported on The Nasdaq Stock Market, or, if applicable, on another national securities exchange on which the Common Shares are principally traded, on the date for which the determination of Fair Market Value is made or, if there are no sales of Common Shares on such date, then on the most recent immediately preceding date on which there were any sales of Common Shares. If the Common Shares are not traded on The Nasdaq Stock Market or another national securities exchange, the “Fair Market Value” of Common Shares shall be determined by the Committee in a reasonable manner pursuant to a reasonable valuation method. Notwithstanding anything to the contrary in the foregoing, as of any date, the “Fair Market Value” of Common Shares shall be determined in a manner consistent with avoiding adverse tax consequences under Code Section 409A. In addition, “Fair Market Value” with respect to ISOs and related SARs shall be determined in accordance with Section 6.2(f).

“Full-Value Awards” means Restricted Share Awards, Restricted Share Unit Awards, Performance Share Awards and Common Share Awards.

“Incentive Stock Option” and “ISO” mean a Stock Option which meets the requirements of Section 422 of the Code.

“Non-Qualified Stock Option” and “NQSO” mean a Stock Option that does not meet the requirements of Section 422 of the Code.

“Outside Director” means a Director who meets the definitions of the terms “outside director” used in Section 162(m) of the Code, “independent director” set forth in The Nasdaq Stock Market, Inc. rules, and “non-employee director” set forth in Rule 16b-3, or any successor definitions adopted by the Internal Revenue Service, The Nasdaq Stock Market, Inc. and Securities and Exchange Commission, respectively, and similar requirements under any other applicable laws, rules and regulations.

“Parent” means any corporation which qualifies as a “parent corporation” of the Company under Section 424(e) of the Code.

“Performance Period” is defined in Section 8.4(g).

“Performance Shares” is defined in Article 9.

“Permitted Holder” means as of the date of determination, any an employee benefit plan (or trust forming a part thereof) maintained by (i) the Company or its Affiliates or (ii) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company.

“Person” means a “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Plan” means this Chart Industries, Inc. 2009 Omnibus Equity Plan, as amended from time to time.

“Plan Year” means the calendar year.

“Restricted Share Units” is defined in Article 8.

“Restricted Shares” is defined in Article 8.

“Retirement” shall be defined in the Award agreements, as necessary.

“Rule 16b-3” is defined in Article 17.

“Section 16 Person” means a person potentially subject to liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

“Section 162(m) Person” means, for any taxable year, a person who is a “covered employee” under Section 162(m)(3) of the Code.

“Share” or “Shares” mean one or more of the Common Shares.

“Stock Appreciation Rights” and “SARs” mean any right pursuant to an Award granted under Article 7.

“Stock Option” means a right to purchase a specified number of Shares at a specified price which is granted pursuant to Article 5; such right may be an Incentive Stock Option or a Non-Qualified Stock Option.

“Stock Power” means a power of attorney executed by a participant and delivered to the Company which authorizes the Company to transfer ownership of Restricted Shares, Performance Shares or Common Shares from the participant to the Company or a third party.

“Stockholder” means an individual or entity that owns one or more Shares.

“Subsidiary” means any corporation which qualifies as a “subsidiary corporation” of the Company under Section 424(f) of the Code.

“Vested” means, with respect to a Common Share, when the Common Share has been awarded; with respect to a Stock Option, when the Stock Option first becomes exercisable; with respect to a Stock Appreciation Right, when the Stock Appreciation Right first becomes exercisable; with respect to Restricted Shares, when the Shares are no longer subject to forfeiture and restrictions on transferability; with respect to Restricted Share Units and Performance Shares, when the units or Shares are no longer subject to forfeiture and are convertible to Shares. “Vest” and “Vesting” shall have correlative meanings.

ARTICLE 2

Administration

2.1 Authority and Duties of the Committee.

(a) The Plan shall be administered by a Committee of at least three Directors who are appointed by the Board. Unless otherwise determined by the Board, the Compensation Committee shall serve as the Committee, and all of the members of the Committee shall be Outside Directors. Notwithstanding this requirement that the Committee consist exclusively of Outside Directors, no action or determination by the Committee or an individual then considered to be an Outside Director shall be deemed void because it is discovered that a member of the Committee or such individual fails to satisfy the requirements for being an Outside Director, except to the extent required by applicable law.

(b) The Committee has the power and authority to grant Awards pursuant to the terms of this Plan to officers, employees, consultants and Eligible Directors.

(c) The Committee has the sole and exclusive authority, subject to any limitations specifically set forth in this Plan, to:

(i)	select the officers, employees, consultants and Eligible Directors to whom Awards are granted;

(ii)	determine the types of Awards granted and the timing of such Awards;

(iii)	determine the number of Shares to be covered by each Award granted hereunder;

(iv)	determine whether an Award is, is intended to be, or shall remain, “performance-based compensation” within the meaning of Section 162(m) of the Code;

(v)	determine the other terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder; such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Options or Stock Appreciation Rights may be exercised (which may be based on performance objectives), any Vesting, acceleration or waiver of forfeiture restrictions, any performance criteria (including any performance criteria as described in Section 162(m)(4)(C) of the Code) applicable to an Award, and any restriction or limitation regarding any Option or Stock Appreciation Right or the Common Shares relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;

(vi)	determine whether any conditions or objectives related to Awards have been met, including any such determination required for compliance with Section 162(m) of the Code;

(vii)	subsequently modify or waive any terms and conditions of Awards, not inconsistent with the terms of this Plan;

(viii)	adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it deems advisable from time to time;

(ix)	promulgate such administrative forms as they from time to time deem necessary or appropriate for administration of the Plan;

(x)	construe, interpret, administer and implement the terms and provisions of this Plan, any Award and any related agreements;

(xi)	correct any defect, supply any omission and reconcile any inconsistency in or between the Plan, any Award and any related agreements;

(xii)	prescribe any legends to be affixed to certificates representing Shares or other interests granted or issued under the Plan; and

(xiii)	otherwise supervise the administration of this Plan.

(d) All decisions made by the Committee pursuant to the provisions of this Plan are final and binding on all persons, including the Company, its Stockholders and participants, but may be made by their terms subject to ratification or approval by, the Board, another committee of the Board of Directors or Stockholders.

(e) The Company shall furnish the Committee and its delegates with such clerical and other assistance as is necessary for the performance of the Committee’s duties under the Plan.

2.2 Delegation of Duties. The Committee may delegate ministerial duties to any other person or persons, and it may employ attorneys, consultants, accountants or other professional advisers for purposes relating to plan administration at the expense of the Company.

2.3 Limitation of Liability. Members of the Board, members of the Committee and Company employees who are their designees acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for grossly negligent or willful misconduct in the performance of their duties hereunder.

ARTICLE 3

Stock Subject to Plan

3.1 Total Shares Limitation. Subject to the provisions of this Article, the maximum number of Shares that may be issued pursuant to Awards granted under this Plan is 1,250,000, which may be treasury Shares or unissued Shares.

3.2 Other Limitations.

(a) Stock Option Limitations. The maximum number of Shares available with respect to all Stock Options granted under this Plan is 1,250,000 Shares. The maximum number of Shares available with respect to ISOs granted under this Plan is 200,000 Shares.

(b) Full-Value Limitations. The maximum number of Shares available with respect to Full-Value Awards granted under this Plan is 600,000 Shares.

(c) Participant Limitation. The aggregate number of Shares underlying Awards granted under this Plan to any participant in any Plan Year (including but not limited to Awards of Options and SARs), regardless of whether such Awards are thereafter canceled, forfeited or terminated, shall not exceed 200,000 Shares. The foregoing annual limitation is intended to include the grant of all Awards including, but not limited to, Awards representing “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

3.3 Awards Not Exercised; Effect of Receipt of Shares. If any outstanding Award, or portion thereof, expires, or is terminated, canceled or forfeited, the Shares that would otherwise be issuable with respect to the unexercised portion of such expired, terminated, canceled or forfeited Award shall be available for subsequent Awards under this Plan. If the Exercise Price of a Stock Option is paid in Shares, Shares underlying the exercised portion of an SAR are not issued upon exercise of the SAR, Shares are withheld to satisfy an individual participant’s tax obligations or Shares are repurchased by the Company on the open market with respect to Awards under this Plan, the Shares received, not issued, withheld or repurchased by the Company in connection therewith shall not be added to the maximum aggregate number of Shares which may be issued under Section 3.1.

3.4 Dilution and Other Adjustments. If the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, redesignation, reclassification, merger, consolidation, liquidation, split-up, reverse split, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee may, in such manner as it deems equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the limitations set forth above and (iv) the purchase or exercise price or any performance objective with respect to any Award; provided, however, that the number of Shares or other securities covered by any Award or to which such Award relates is always a whole number. Notwithstanding the foregoing, the foregoing adjustments shall be made in conformity with: (i) Sections 422 and 424 of the Code with respect to ISOs; (ii) Treasury Department Regulation Section 1.424-1 (and any successor) with respect to NQSOs, applied as if the NQSOs were ISOs; (iii) Section 409A of the Code, to the extent necessary to avoid its application or avoid adverse tax consequences thereunder; and (iv) Section 162(m) of the Code with respect to Awards granted to Section 162(m) Persons that are intended to be “performance-based compensation,” unless specifically determined otherwise by the Committee.

ARTICLE 4

Participants

4.1 Eligibility. Officers, all other active common law employees of the Company or any of its Affiliates, consultants and Outside Directors (each an “Eligible Director”) who are selected by the Committee in its sole discretion are eligible to participate in this Plan.

4.2 Award Agreements. Awards are contingent upon the participant’s execution of a written agreement in a form prescribed by the Committee. Execution of an Award agreement shall constitute the participant’s irrevocable agreement to, and acceptance of, the terms and conditions of the Award set forth in such agreement and of the terms and conditions of the Plan applicable to such Award. Award agreements may differ from time to time and from participant to participant.

ARTICLE 5

Stock Option Awards

5.1 Option Grant. Each Stock Option granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee, and by a written agreement dated as of the Date of Grant and executed by the Company and by the appropriate participant.

5.2 Terms and Conditions of Grants. Stock Options granted under this Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies with respect to exercisability and with respect to the Shares acquired upon exercise as may be provided in the relevant agreement evidencing the Stock Options, as the Committee deems desirable, so long as such terms and conditions are not inconsistent with the terms of this Plan:

(a) Exercise Price. Subject to Section 3.4, the Exercise Price will never be less than 100% of the Fair Market Value of the Shares on the Date of Grant. Except as otherwise provided in Section 3.4, no subsequent amendment of an outstanding Stock Option may reduce the Exercise Price to less than 100% of the Fair Market Value of the Shares on the Date of Grant. Stock Options shall not be repriced.

(b) Option Term. Any unexercised portion of a Stock Option granted hereunder shall expire at the end of the stated term of the Stock Option. The Committee shall determine the term of each Stock Option at the time of grant, which term shall not exceed ten years from the Date of Grant. The Committee may extend the term of a Stock Option, in its discretion, but not beyond the date immediately prior to the tenth anniversary of the original Date of Grant. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be ten years.

(c) Vesting. Stock Options, or portions thereof, are exercisable at such time or times and on such conditions as determined by the Committee in its discretion at or after grant. If the Committee provides that any Stock Option becomes Vested over a period of time or on conditions, in its entirety or in installments, the Committee may waive or accelerate those Vesting provisions at any time.

(d) Method of Exercise. Vested portions of any Stock Option may be exercised in whole or in part at any time during the option term by giving written notice of exercise to the Company specifying the number of Shares to be purchased. The notice must be given by or on behalf of a person entitled to exercise the Stock Option, accompanied by payment in full of the Exercise Price, along with any tax withholding pursuant to Article 16. Subject to the approval of the Committee, the Exercise Price may be paid:

(i)	in cash in any manner satisfactory to the Committee;

(ii)	by tendering (by either actual delivery of Shares or by attestation) unrestricted Shares that are owned on the date of exercise by the person entitled to exercise the Stock Option having an aggregate Fair Market Value on the date of exercise equal to the applicable Exercise Price;

(iii)	by a combination of cash and unrestricted Shares that are owned on the date of exercise by the person entitled to exercise the Stock Option;

(iv)	By delivery of irrevocable instructions to a broker to sell Shares obtained upon exercise of the Stock Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the Exercise Price for the Shares being purchased; and

(v)	by another method permitted by law and affirmatively approved by the Committee which assures full and immediate payment or satisfaction of the Exercise Price.

The Committee may withhold its approval for any method of payment for any reason, in its sole discretion, including but not limited to concerns that the proposed method of payment will result in adverse financial accounting treatment, adverse tax treatment for the Company or a participant or a violation of the Sarbanes-Oxley Act of 2002, as amended from time to time, and lawful regulations and guidance promulgated thereunder.

(e) Issuance of Shares. The Company will issue or cause to be issued Shares as soon as practicable after exercise of a Stock Option and receipt of full payment of the Exercise Price. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, in certificated or uncertificated form, no right to vote or receive dividends or any other rights as a Stockholder will exist with respect to the Shares, notwithstanding the exercise of the Stock Option.

(f) Form. Unless the grant of a Stock Option is designated at the time of grant as an ISO, it is deemed to be an NQSO. ISOs are subject to the additional terms and conditions in Article 6.

(g) Special Limitations on Stock Option Awards. Unless an Award agreement approved by the Committee expressly provides otherwise, Stock Options awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Stock Option Awards shall be construed and administered accordingly.

ARTICLE 6

Special Rules Applicable to Incentive Stock Options

6.1 Eligibility. Notwithstanding any other provision of this Plan to the contrary, an ISO may only be granted to employees (including officers and Directors who are also employees) of the Company or an Affiliate which is also a Parent or Subsidiary.

6.2 Special ISO Rules.

(a) Term. No ISO may be exercisable on or after the tenth anniversary of the Date of Grant, and no ISO may be granted under this Plan on or after the tenth anniversary of the effective date of this Plan.

(b) Ten Percent Stockholder. If a grantee owns (at the time of the Award and after application of the rules contained in Section 424(d) of the Code) equity securities possessing more than 10% of the total combined voting power of all classes of equity securities of the Company, its Parent or any Subsidiary, the Exercise Price of the ISO will be at least 110% of the Fair Market Value of the Shares as of the Date of Grant and such ISO shall not be exercisable on or after the fifth anniversary of the Date of Grant.

(c) Limitation on Grants. The aggregate Fair Market Value (determined with respect to each ISO at the time of grant) of the Shares with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under this Plan or any other plan adopted by the Company or a Parent or a Subsidiary) shall not exceed $100,000. If such aggregate Fair Market Value shall exceed $100,000, such number of ISOs as shall have an aggregate Fair Market Value equal to the amount in excess of $100,000 shall be treated as NQSOs.

(d) Non-Transferability. Notwithstanding any other provision herein to the contrary, no ISO (and, if applicable, related Stock Appreciation Right) may be transferred except by will or by the laws of descent and distribution, nor may an ISO (or related Stock Appreciation Right) be exercisable during an optionee’s lifetime other than by him or her (or his or her guardian or legal representative to the extent permitted by applicable law).

(e) Termination of Employment. No ISO may be exercised more than three months following termination of employment for any reason (including retirement) other than death or disability, nor more than one year following termination of employment due to death or disability (as defined in Section 422 of the Code), or such option will no longer qualify as an ISO and shall thereafter be, and receive the tax treatment applicable to, an NQSO. For this purpose, a termination of employment is cessation of employment such that no employment relationship exists between the participant and the Company, a Parent or a Subsidiary.

(f) Fair Market Value. For purposes of any ISO granted hereunder (or, if applicable, related Stock Appreciation Right), the Fair Market Value of Shares shall be determined in the manner required by Section 422 of the Code.

6.3 Subject to Code Amendments. The foregoing limitations are designed to comply with the requirements of Section 422 of the Code and shall be automatically amended or modified to comply with changes to Section 422 of the Code. Any ISO which fails to meet the requirements of Section 422 of the Code is automatically treated as an NQSO appropriately granted under this Plan provided that it otherwise meets the Plan’s requirements for being an NQSO.

ARTICLE 7

Stock Appreciation Rights

7.1 SAR Grant and Agreement. Stock Appreciation Rights may be granted under this Plan, either independently or in conjunction with the grant of a Stock Option. Each SAR granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee, and by a written agreement dated as of the Date of Grant and executed by the Company and by the appropriate participant.

7.2 SARs Granted in Conjunction with Option. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under this Plan, at the same time as the grant of the Stock Option, and will be subject to the following terms and conditions:

(a) Term. Each Stock Appreciation Right, or applicable portion thereof, granted with respect to a given Stock Option or portion thereof terminates and is no longer exercisable upon the termination or exercise of the related Stock Option, or applicable portion thereof.

(b) Exercisability. A Stock Appreciation Right is exercisable only at such time or times and to the extent that the Stock Option to which it relates is Vested and exercisable in accordance with the provisions of Article 5 or otherwise as the Committee may determine.

(c) Method of Exercise. A Stock Appreciation Right may be exercised by the surrender of the applicable portion of the related Stock Option. Stock Options which have been so surrendered, in whole or in part, are no longer exercisable to the extent the related Stock Appreciation Rights have been exercised and are deemed to have been exercised for the purpose of the limitation set forth in Article 3 on the number of Shares to be issued under this Plan. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of tax withholding requirements, the holder of the Stock Appreciation Right is entitled to receive cash or Shares equal in value to the excess of the Fair Market Value of a Share on the exercise date over the Exercise Price per Share specified in the related Stock Option, multiplied by the number of Shares in respect of which the Stock Appreciation Right is exercised. Any fractional Shares shall be paid in cash or, if the Committee determines, rounded downward to the next whole Share. At any time the Exercise Price per Share of the related Stock Option exceeds the Fair Market Value of one Share, the holder of the Stock Appreciation Right shall not be permitted to exercise such right.

7.3 Independent SARs. Stock Appreciation Rights may be granted without related Stock Options, and independent Stock Appreciation Rights will be subject to the following terms and conditions:

(a) Term. Any unexercised portion of an independent Stock Appreciation Right granted hereunder shall expire at the end of the stated term of the Stock Appreciation Right. The Committee shall determine the term of each Stock Appreciation Right at the time of grant, which term shall not exceed ten years from the Date of Grant. The Committee may extend the term of a Stock Appreciation Right, in its discretion, but not beyond the date immediately prior to the tenth anniversary of the original Date of Grant. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be ten years.

(b) Exercisability. A Stock Appreciation Right is exercisable, in whole or in part, at such time or times as determined by the Committee at or after the time of grant.

(c) Method of Exercise. A Stock Appreciation Right may be exercised in whole or in part during the term by giving written notice of exercise to the Company specifying the number of Shares in respect of which the Stock Appreciation Right is being exercised. The notice must be given by or on behalf of a person entitled to exercise the Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of tax withholding requirements, the holder of the Stock Appreciation Right is entitled to receive cash or Shares equal in value to the excess of the Fair Market Value of a Share on the exercise date over the Fair Market Value of a Share on the Date of Grant (the “Base Value”) multiplied by the number of Stock Appreciation Rights being exercised. Any fractional Shares shall be paid in cash or, if the Committee determines, rounded downward to the next whole Share. At any time the Fair Market Value of a Share on a proposed exercise date does not exceed the Base Value, the holder of the Stock Appreciation Right shall not be permitted to exercise such right.

7.4 Other Terms and Conditions of SAR Grants. Stock Appreciation Rights are subject to such other terms and conditions, not inconsistent with the provisions of this Plan, as are determined from time to time by the Committee.

7.5 Special Limitations on SAR Awards. Unless an Award agreement approved by the Committee expressly provides otherwise, Stock Appreciation Rights awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Stock Appreciation Rights Awards shall be construed and administered accordingly.

ARTICLE 8

Restricted Share and Restricted Share Unit Awards

8.1 Restricted Share Grants and Agreements. Restricted Share Awards consist of Shares which are issued by the Company to a participant at no cost or at a purchase price determined by the Committee which may be below their Fair Market Value but which are subject to forfeiture and restrictions on their sale or other transfer by the participant. Each Restricted Share Award granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee, and by a written agreement dated as of the Date of Grant and executed by the Company and by the participant. The timing of Restricted Share Awards and the number of Shares to be issued (subject to Section 3.4) are to be determined by the Committee in its discretion. By accepting a grant of Restricted Shares, the participant consents to any tax withholding.

8.2 Terms and Conditions of Restricted Share Grants. Restricted Shares granted under this Plan are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan, as the Committee deems desirable:

(a) Purchase Price. The Committee shall determine the prices, if any, at which Restricted Shares are to be issued to a participant, which may vary from time to time and from participant to participant and which may be below the Fair Market Value of such Restricted Shares at the Date of Grant.

(b) Restrictions. All Restricted Shares issued under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, the following:

(i)	a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Shares, such prohibition to lapse at such time or times as the Committee determines (whether in installments, at the time of the death, Disability or Retirement of the holder of such shares, or otherwise, but subject to the Change in Control provisions in Article 12 and the applicable Award agreements);

(ii)	a requirement that the participant forfeit such Restricted Shares in the event of termination of the participant’s employment or directorship with the Company or its Affiliates prior to Vesting;

(iii)	a prohibition against employment or retention of the participant by any competitor of the Company or its Affiliates, or against dissemination by the participant of any secret or confidential information belonging to the Company or an Affiliate;

(iv)	any applicable requirements arising under the Securities Act of 1933, as amended, other securities laws, the rules and regulations of The Nasdaq Stock Market or any other stock exchange or transaction reporting system upon which such Restricted Shares are then listed or quoted and any state laws, rules and regulations, including “blue sky” laws; and

(v)	such additional restrictions as are required to avoid adverse tax consequences under Section 409A of the Code.

The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse. However, if the Committee determines that restrictions lapse upon the attainment of specified performance objectives, then the provisions of Sections 9.2 and 9.3 will apply. If the written agreement governing an Award to a Section 162(m) Person provides that such Award is intended to be “performance-based compensation,” the applicable provisions of Article 9 implementing Section 162(m) of the Code will also apply.

(c) Delivery of Shares. Restricted Shares will be certificated and registered in the name of the participant and deposited, together with a Stock Power, with the Company. Each such certificate will bear a legend in substantially the following form:

“The transferability of this certificate and the Common Shares represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Chart Industries, Inc. 2009 Omnibus Equity Plan and an agreement entered into between the registered owner and the Company. A copy of this Plan and agreement are on file in the office of the Secretary of the Company.”

At the end of any time period during which the Restricted Shares are subject to forfeiture and restrictions on transfer, and after any tax withholding, such Shares will be delivered free of all restrictions (except for any pursuant to Section 15.2) to the participant or other appropriate person and with the foregoing legend removed.

(d) Forfeiture of Shares. If a participant who holds Restricted Shares fails to satisfy the restrictions, Vesting requirements and other conditions relating to the Restricted Shares prior to the lapse, satisfaction or waiver of such restrictions and conditions, except as may otherwise be determined by the Committee, the participant shall forfeit the Shares and transfer them back to the Company in exchange for a refund of any consideration paid by the participant or such other amount which may be specifically set forth in the Award agreement. A participant shall execute and deliver to the Company one or more Stock Powers with respect to Restricted Shares granted to such participant.

(e) Voting and Other Rights. Except as otherwise required for compliance with Section 162(m) of the Code and the terms of the applicable Restricted Share Agreement, during any period in which Restricted Shares are subject to forfeiture and restrictions on transfer, the participant holding such Restricted Shares shall have all the rights of a Stockholder with respect to such Shares, including, without limitation, the right to vote such Shares and the right to receive any dividends paid with respect to such Shares; provided that if restrictions lapse upon the attainment of specified performance objectives, then the participant will receive any dividends only to the extent performance objectives are achieved.

8.3 Restricted Share Unit Awards and Agreements. Restricted Share Unit Awards consist of Shares that will be issued to a participant at a future time or times at no cost or at a purchase price determined by the Committee which may be below their Fair Market Value if continued employment, continued directorship and/or other terms and conditions specified by the Committee are satisfied. Each Restricted Share Unit Award granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee, and by a written agreement dated as of the Date of Grant and executed by the Company and the Plan participant. The timing of Restricted Share Unit Awards and the number of Restricted Share Units to be awarded (subject to Section 3.2) are to be determined by the Committee in its sole discretion. By accepting a Restricted Share Unit Award, the participant agrees to remit to the Company when due any tax withholding as provided in Article 16.

8.4 Terms and Conditions of Restricted Share Unit Awards. Restricted Share Unit Awards are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan, as the Committee deems desirable:

(a) Purchase Price. The Committee shall determine the prices, if any, at which Shares are to be issued to a participant after Vesting of Restricted Share Units, which may vary from time to time and among participants and which may be below the Fair Market Value of Shares at the Date of Grant.

(b) Restrictions. All Restricted Share Units awarded under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, the following:

(i)	a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Share Unit;

(ii)	a requirement that the participant forfeit such Restricted Share Unit in the event of termination of the participant’s employment or directorship with the Company or its Affiliates prior to Vesting;

(iii)	a prohibition against employment of the participant by, or provision of services by the participant to, any competitor of the Company or its Affiliates, or against dissemination by the participant of any secret or confidential information belonging to the Company or an Affiliate;

(iv)	any applicable requirements arising under the Securities Act of 1933, as amended, other securities laws, the rules and regulations of The Nasdaq Stock Market or any other stock exchange or transaction reporting system upon which the Common Shares are then listed or quoted and any state laws, rules and interpretations, including “blue sky” laws; and

(v)	such additional restrictions as are required to avoid adverse tax consequences under Section 409A of the Code.

The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse.

(c) Performance-Based Restrictions. The Committee may, in its sole discretion, provide restrictions that lapse upon the attainment of specified performance objectives. In such case, the provisions of Sections 9.2 and 9.3 will apply (including, but not limited to, the enumerated performance objectives). If the written agreement governing an Award to a Section 162(m) Person provides that such Award is intended to be “performance-based compensation,” the applicable provisions of Article 9 implementing Section 162(m) of the Code will also apply.

(d) Voting and Other Rights. A participant holding Restricted Share Units shall not be deemed to be a Stockholder solely because of such units. Such participant shall have no rights of a Stockholder with respect to such units; provided, however, that an Award agreement may provide for payment of an amount of money (or Shares with a Fair Market Value equivalent to such amount) equal to the dividends paid from time to time on the number of Common Shares that would become payable upon vesting of a Restricted Share Unit Award but if restrictions lapse upon the attainment of specified performance objectives, then such dividend equivalents shall be paid only to the extent performance objectives are achieved.

(e) Lapse of Restrictions. If a participant who holds Restricted Share Units satisfies the restrictions and other conditions relating to the Restricted Share Units prior to the lapse or waiver of such restrictions and conditions, the Restricted Share Units shall be converted to, or replaced with, Shares which are free of all restrictions except for any restrictions pursuant to Section 15.2.

(f) Forfeiture of Restricted Share Units. If a participant who holds Restricted Share Units fails to satisfy the restrictions, Vesting requirements and other conditions relating to the Restricted Share Units prior to the lapse, satisfaction or waiver of such restrictions and conditions, except as may otherwise be determined by the Committee, the participant shall forfeit the Restricted Share Units.

(g) Termination. A Restricted Share Unit Award or unearned portion thereof will terminate without the issuance of Shares on the termination date specified on the Date of Grant or upon the termination of Employment or directorship of the participant during the time period or periods specified by the Committee during which any performance objectives must be met (the “Performance Period”). If a participant’s Employment or directorship with the Company or its Affiliates terminates by reason of his or her death, Disability or Retirement, the Committee in its discretion at or after the Date of Grant may determine that the participant (or the heir, legatee or legal representative of the participant’s estate) will receive a distribution of Shares in an amount which is not more than the number of Shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period. However, with respect to Awards intended to be performance-based compensation (as described in Section 9.4(d)), distribution of the Shares shall not be made prior to attainment of the relevant performance objectives.

(h) Special Limitations on Restricted Share Unit Awards. Restricted Share Units awarded under this Plan are intended to be compliant with, or exempt from, Section 409A of the Code and all Restricted Share Unit Awards shall be construed and administered accordingly.

8.5 Time Vesting of Restricted Share and Restricted Share Unit Awards. Restricted Shares or Restricted Share Units, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant, subject to the restrictions on time Vesting set forth in this Section. If the Committee provides that any Restricted Shares or Restricted Share Unit Awards become Vested over time (with or without a performance component), the Committee may waive or accelerate such Vesting provisions at any time, subject to the restrictions on time Vesting set forth in this Section.

ARTICLE 9

Performance Share Awards

9.1 Performance Share Awards and Agreements. A Performance Share Award is a right to receive Shares in the future conditioned upon the attainment of specified performance objectives and such other conditions, restrictions and contingencies as the Committee may determine. Each Performance Share Award granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee, and by a written agreement dated as of the Date of Grant and executed by the Company and by the Plan participant. The timing of Performance Share Awards and the number of Shares covered by each Award (subject to Section 3.2) are to be determined by the Committee in its discretion. By accepting a grant of Performance Shares, the participant agrees to remit to the Company when due any tax withholding as provided in Article 16.

9.2 Performance Objectives. At the time of grant of a Performance Share Award, the Committee will specify the performance objectives which, depending on the extent to which they are met, will determine the number of Shares that will be distributed to the participant. The Committee will also specify the time period or periods (the “Performance Period”) during which the performance objectives must be met. With respect to Awards to Section 162(m) Persons intended to be “performance based compensation,” the Committee may use performance objectives based on one or more of the following: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization or earnings before interest and taxes); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure or capital expenses; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) costs; (xv) liquidity or cash flow; (xvi) working capital and working capital metrics; (xvii) return on assets; (xviii) assets, debt or net debt; (xix) total return; (xx) customer satisfaction survey performance; (xxi) quality improvement performance; (xxii) manufacturing productivity performance; and (xxiii) such other objective performance criteria as determined by the Committee in its sole discretion. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes. Performance measurement may be based on absolute Company, business unit or divisional performance and/or on performance as compared with that of other publicly-traded companies. The performance objectives and periods need not be the same for each participant nor for each Award.

9.3 Adjustment of Performance Objective and Evaluations. The Committee may modify, amend or otherwise adjust the performance objectives specified for outstanding Performance Share Awards if it determines that an adjustment would be consistent with the objectives of this Plan and taking into account the interests of the participants and the public Stockholders of the Company and such adjustment complies with the requirements of Section 162(m) of the Code for Section 162(m) Persons, to the extent applicable, unless the Committee indicates a contrary intention. The types of events which could cause an adjustment in the performance objectives include, without limitation, accounting changes which substantially affect the determination of performance objectives, changes in applicable laws or regulations which affect the performance objectives, and divisive corporate reorganizations, including spin-offs and other distributions of property or stock. The Committee may also appropriately adjust any performance evaluation under a performance objective or objectives to reflect any of the following events that may occur during the Performance Period: (1) asset gains or losses; (2) litigation, claims, judgments or settlements; (3) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (4) accruals for reorganization and restructuring programs; and (5) any extraordinary, unusual, non-recurring or non-cash items.

9.4 Other Terms and Conditions. Performance Share Awards granted under this Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan as the Committee deems desirable:

(a) Delivery of Shares. As soon as practicable after the applicable Performance Period has ended, the participant will receive a distribution of the number of Shares earned during the Performance Period, depending upon the extent to which the applicable performance objectives were achieved. Such Shares will be registered in the name of the participant and will be free of all restrictions except for any restrictions pursuant to Section 15.2.

(b) Termination. A Performance Share Award or unearned portion thereof will terminate without the issuance of Shares on the termination date specified at the time of grant or upon the termination of employment or directorship of the participant during the Performance Period. If a participant’s employment or directorship with the Company or its Affiliates terminates by reason of his or her death, Disability or Retirement (except with respect to Section 162(m) Persons), the Committee in its discretion at or after the time of grant may determine, notwithstanding any Vesting requirements under Section 9.4(a), that the participant (or the heir, legatee or legal representative of the participant’s estate) will receive a distribution of a portion of the participant’s then-outstanding Performance Share Awards in an amount which is not more than the number of shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period. However, with respect to Awards intended to be “performance-based compensation” (as described in Section 9.4(d)), distribution of the Shares shall not be made prior to attainment of the relevant performance objective.

(c) Voting and Other Rights. Awards of Performance Shares do not provide the participant with voting rights or rights to dividends prior to the participant becoming the holder of record of Shares issued pursuant to an Award; provided, however, that an Award agreement may provide for payment of an amount of money (or Shares with a Fair Market Value equivalent to such amount) equal to the dividends paid from time to time on the number of Common Shares that would become payable upon vesting of a Performance Share Award but such dividend equivalents shall be paid only to the extent performance objectives are achieved. Prior to the issuance of Shares, Performance Share Awards may not be sold, transferred, pledged, assigned or otherwise encumbered.

(d) Performance-Based Compensation. The Committee may designate Performance Share Awards as being “remuneration payable solely on account of the attainment of one or more performance goals” as described in Section 162(m)(4)(C) of the Code. Such Awards shall be automatically amended or modified to comply with amendments to Section 162 of the Code to the extent applicable, unless the Committee indicates a contrary intention.

9.5 Time Vesting of Performance Share Awards. Performance Share Awards, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant, subject to the restrictions on time Vesting set forth in this Section. If the Committee provides that any Performance Shares become Vested over time (accelerated by a performance component), the Committee may waive or accelerate such Vesting provisions at any time, subject to the restrictions on time Vesting set forth in this Section.

9.6 Special Limitations on Performance Share Awards. Unless an Award agreement approved by the Committee provides otherwise, Performance Shares awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Performance Share Awards shall be construed and administered accordingly.

ARTICLE 10

Common Share Awards

10.1 Eligibility. Notwithstanding any other provision of this Plan to the contrary, a Common Share may only be granted to an employee or Eligible Director.

10.2 Terms and Conditions of Common Share Awards.

(a) Purpose. Common Shares may be granted in consideration of services rendered to the Company by employees or Eligible Directors in their capacity as Directors.

(b) Vesting. Common Shares shall be fully-vested.

ARTICLE 11

Transfers and Leaves of Absence

11.1 Transfer of Participant. For purposes of this Plan, the transfer of a participant among the Company and its Affiliates is deemed not to be a termination of employment.

11.2 Effect of Leaves of Absence. For purposes of this Plan, the following leaves of absence are deemed not to be a termination of employment:

(a) a leave of absence, approved in writing by the Company, for military service, sickness or any other purpose approved by the Company, if the period of such leave does not exceed 90 days;

(b) a leave of absence in excess of 90 days, approved in writing by the Company, but only if the employee’s right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any such leave of absence, the employee returns to work within 30 days after the end of such leave; and

(c) any other absence determined by the Committee in its discretion not to constitute a termination of employment.

ARTICLE 12

Effect of Change in Control

12.1 Change in Control Defined. “Change in Control” means the occurrence of any of the following: (i) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any Person or “group” (as such term is defined in Sections 13(d)(3) or 14(d)(2) of the Exchange Act) other than the Permitted Holders; (ii) any Person or group other that the Permitted Holders is or becomes the Beneficial Owner (except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the voting stock of the Company (or any entity which controls the Company or which is a successor to all or substantially all of the assets of the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; or (iii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the Directors of the Company, then still in office, who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office. Notwithstanding the foregoing, the Committee may specify a different definition of “Change in Control” as necessary to prevent adverse taxation under Section 409A of the Code.

12.2 Acceleration of Award. Except as otherwise provided in this Plan or an Award agreement, immediately upon the occurrence of a Change in Control:

(a) all outstanding Stock Options automatically become fully exercisable;

(b) all Restricted Share Awards automatically become fully Vested;

(c) subject to Section 409A of the Code, all Restricted Share Unit Awards automatically become fully Vested (or, if such Restricted Share Unit Awards are subject to performance-based restrictions, they shall become Vested on a pro-rated basis as described in Section 12.2(d)) and, to the extent Vested, convertible to Shares at the election of the holder;

(d) all participants holding Performance Share Awards become entitled to receive a partial payout in an amount which is the number of Shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved pro-rated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period; and

(e) Stock Appreciation Rights automatically become fully Vested and fully exercisable.

12.3 Treatment of Awards. If the Committee determines that it would not trigger adverse taxation under Section 409A of the Code, upon the occurrence of a Change in Control, the Committee may, but shall not be obligated to, (A) cancel Awards for fair value, which, in the case of Stock Options and Stock Appreciation Rights, shall equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Stock Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Stock Options or Stock Appreciation Rights as of the date of the Change in Control) over the aggregate Exercise Price or Base Value (as applicable) of such Stock Options or Stock Appreciation Rights or (B) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms and value of any affected Awards previously granted hereunder as determined by the Committee or (C) provide that for a period of at least 15 days prior to the Change in Control, such Awards shall be exercisable, to the extent applicable, as to all Shares subject thereto and the Committee may further provide that upon the occurrence of the Change in Control, such Awards shall terminate and be of no further force and effect.

ARTICLE 13

Transferability of Awards

13.1 Awards Are Non-Transferable. Except as provided in Sections 13.2 and 13.3, Awards are non-transferable and any attempts to assign, pledge, hypothecate or otherwise alienate or encumber (whether by operation of law or otherwise) any Award shall be null and void.

13.2 Inter-Vivos Exercise of Awards. During a participant’s lifetime, Awards are exercisable only by the participant or, as permitted by applicable law and notwithstanding Section 13.1 to the contrary, the participant’s guardian or other legal representative.

13.3 Limited Transferability of Certain Awards. Notwithstanding Section 13.1 to the contrary, Awards may be transferred by will and by the laws of descent and distribution. Moreover, the Committee, in its discretion, may allow at or after the time of grant the transferability of Awards which are Vested, provided that the permitted transfer is made (a) if the Award is an Incentive Stock Option, consistent with Section 422 of the Code; (b) to the Company (for example in the case of forfeiture of Restricted Shares), an Affiliate or a person acting as the agent of the foregoing or which is otherwise determined by the Committee to be in the interests of the Company; or (c) by a participant for no consideration to Immediate Family Members or to a bona fide trust, partnership or other entity controlled by and for the benefit of one or more Immediate Family Members.

“Immediate Family Members” means the participant’s spouse, children, stepchildren, parents, stepparents, siblings (including half brothers and sisters), in-laws and other individuals who have a relationship to the participant arising because of a legal adoption. No transfer may be made to the extent that transferability would cause Form S-8 or any successor form thereto not to be available to register Shares related to an Award. The Committee in its discretion may impose additional terms and conditions upon transferability.

ARTICLE 14

Amendment and Discontinuation

14.1 Amendment or Discontinuation of this Plan. The Board of Directors may amend, alter, or discontinue this Plan at any time, provided that no amendment, alteration, or discontinuance may be made:

(a) which would materially and adversely affect the rights of a participant under any Award granted prior to the date such action is adopted by the Board of Directors without the participant’s written consent thereto; and

(b) without Stockholder approval, if Stockholder approval is required under applicable laws, regulations or exchange requirements (including Section 422 of the Code with respect to ISOs, and for the purpose of qualification as “performance-based compensation” under Section 162(m) of the Code).

Notwithstanding the foregoing, this Plan may be amended without affecting participants’ consent to: (i) comply with any law; (ii) preserve any intended favorable tax effects for the Company or participants; or (iii) avoid any unintended unfavorable tax effects for the Company or participants.

14.2 Amendment of Grants. The Committee may amend, prospectively or retroactively, the terms of any outstanding Award, provided that no such amendment may be inconsistent with the terms of this Plan (specifically including the prohibition on granting Stock Options with an Exercise Price less than 100% of the Fair Market Value of the Common Shares on the Date of Grant) or would materially and adversely affect the rights of any holder without his or her written consent.

ARTICLE 15

Share Certificates

15.1 Delivery of Share Certificates. The Company is not required to issue or deliver any Shares issuable with respect to Awards under this Plan prior to the fulfillment of all of the following conditions:

(a) payment in full for the Shares and for any tax withholding;

(b) completion of any registration or other qualification of such Shares under any Federal or state laws or under the rulings or regulations of the Securities and Exchange Commission or any other regulating body which the Committee in its discretion deems necessary or advisable;

(c) admission of such Shares to listing on The Nasdaq Stock Market or any stock exchange on which the Shares are listed;

(d) in the event the Shares are not registered under the Securities Act of 1933, qualification as a private placement under said Act;

(e) obtaining of any approval or other clearance from any Federal or state governmental agency which the Committee in its discretion determines to be necessary or advisable; and

(f) the Committee is fully satisfied that the issuance and delivery of Shares under this Plan is in compliance with applicable Federal, state or local law, rule, regulation or ordinance or any rule or regulation of any other regulating body, for which the Committee may seek approval of counsel for the Company.

Notwithstanding the foregoing, with respect to any Award that is or becomes subject to Section 409A of the Code, a payment may only be delayed where the Company or any Affiliate reasonably anticipates that the making of the payment will violate Federal securities laws or other applicable law and provided that the payment is made at the earliest date at which the Company or Affiliate reasonably anticipates that the making of the payment will not cause such violation.

15.2 Applicable Restrictions on Shares. Shares issued with respect to Awards may be subject to such stock transfer orders and other restrictions as the Committee may determine necessary or advisable under any applicable Federal or state securities law rules, regulations and other requirements, the rules, regulations and other requirements of The Nasdaq Stock Market or any stock exchange upon which the Shares are then-listed, and any other applicable Federal or state law and will include any restrictive legends the Committee may deem appropriate to include.

15.3 Book Entry. In lieu of the issuance of stock certificates evidencing Shares, the Company or its transfer agent may use a “book entry” system in which a computerized or manual entry is made in the records of the Company or the transfer agent to evidence the issuance of such Shares. Such Company records are, absent manifest error, binding on all parties.

ARTICLE 16

Tax Withholding

16.1 In General. The Committee shall cause the Company or its Affiliate to withhold any taxes which it determines it is required by law or required by the terms of this Plan to withhold in connection with any payments incident to this Plan. The participant or other recipient shall provide the Committee with such Stock Powers and additional information or documentation as may be necessary for the Committee to discharge its obligations under this Section.

16.2 Delivery of Withholding Proceeds. The Company or its Affiliate shall deliver withholding proceeds to the Internal Revenue Service and/or other taxing authority.

ARTICLE 17

General Provisions

17.1 No Implied Rights to Awards, Employment or Directorship. No potential participant has any claim or right to be granted an Award under this Plan, and there is no obligation of uniformity of treatment of participants under this Plan. Neither this Plan nor any Award thereunder shall be construed as giving any individual any right to continued employment or continued directorship with the Company or any Affiliate. The Plan does not constitute a contract of employment or for services, and the Company and each Affiliate expressly reserve the right at any time to terminate employees or service providers free from liability, or any claim, under this Plan, except as may be specifically provided in this Plan or in an Award agreement.

17.2 Other Compensation Plans. Nothing contained in this Plan prevents the Board of Directors from adopting other or additional compensation arrangements, subject to Stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

17.3 Rule 16b-3 Compliance. The Plan is intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time (“Rule 16b-3”). All transactions involving any participant subject to Section 16(b) of the Exchange Act shall be subject to the conditions set forth in Rule 16b-3, regardless of whether such conditions are expressly set forth in this Plan. Any provision of this Plan that is contrary to Rule 16b-3 does not apply to such participants.

17.4 Code Section 162(m) Compliance. The Plan is intended to comply with all applicable requirements of Section 162(m) of the Code with respect to “performance-based compensation” for Section 162(m) Persons. Unless the Committee expressly determines otherwise, any provision of this Plan that is contrary to such requirements does not apply to such “performance-based compensation.”

17.5 Compliance with Section 409A. The parties intend that this Plan and Awards be, at all relevant times, in compliance with (or exempt from) Section 409A of the Code and all other applicable laws, and this Plan shall be so interpreted and administered. In addition to the general amendment rights of the Company with respect to the Plan, the Company specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Plan or any related document as it deems necessary or desirable to more fully address issues in connection with compliance with (or exemption from) Section 409A of the Code and other laws. In no event, however, shall this section or any other provisions of this Plan be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or payments under, this Plan. The Company and its Affiliates shall have no responsibility for tax or legal consequences to any Participant (or beneficiary) resulting from the terms or operation of this Plan.

ARTICLE 18

18.1 Successors. All obligations of the Company with respect to Awards granted under this Plan are binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

18.2 Severability. In the event any provision of this Plan, or the application thereof to any person or circumstances, is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.

18.3 Governing Law. This Plan and all Award agreements pursuant thereto are construed in accordance with and governed by the internal laws of the State of Delaware. This Plan is not intended to be governed by the Employee Retirement Income Security Act and shall be so construed and administered.

ARTICLE 19

Effective Date; Expiration

19.1 Effective Date. The effective date of this Chart Industries, Inc. 2009 Omnibus Equity Plan is the date on which the stockholders of the Company approve it at a duly held stockholders’ meeting. No Awards may be granted under this Plan after the tenth anniversary of such date, but Awards granted before such tenth anniversary may remain outstanding under this Plan until they expire according to their terms and the other terms of this Plan.

Appendix B

CHART INDUSTRIES, INC.

2009 INCENTIVE COMPENSATION PLAN

1.	Purpose of the Plan

The purpose of the Plan is to enable the Company and its Affiliates to attract, retain, motivate and reward executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance.

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	“Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)	“Affiliate” shall mean, with respect to any entity, any entity directly or indirectly controlling, controlled by, or under common control with such entity within the meaning of Section 414(b) or 414(c) of the Code.

(c)	“Beneficial Owner” shall mean a “beneficial owner,” as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(d)	“Board” shall mean the Board of Directors of the Company.

(e)	“Change in Control” means, unless the Committee specifies otherwise, the occurrence of any of the following events: (i) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any Person or “group” (as such term is defined in Sections 13(d)(3) or 14(d)(2) of the Act) other than the Permitted Holders; (ii) any Person or group, other than the Permitted Holders, is or becomes the Beneficial Owner (except that a person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the voting stock of the Company (or any entity which controls the Company or which is a successor to all or substantially all of the assets of the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; or (iii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office.

(f)	“Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

(g)	“Committee” shall mean the outside directors of the Compensation Committee of the Board.

(h)	“Company” shall mean Chart Industries, Inc., a Delaware corporation.

(i)	“Participant” shall mean each executive officer of the Company and other key employee of the Company or an Affiliate whom the Committee designates as a participant under the Plan.

(j)	“Performance Period” shall mean each fiscal year or multi-year cycle as determined by the Committee.

(k)	“Permitted Holder” shall mean, as of the date of determination, any employee benefit plan (or trust forming a part thereof) maintained by (i) the Company or its Affiliates or (ii) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company.

(l)	“Person” shall mean a “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor sections thereto).

(m)	“Plan” shall mean the Chart Industries, Inc. 2009 Incentive Compensation Plan, as set forth herein and as may be amended from time to time.

(n)	“Share” shall mean a share of common stock of the Company.

(o)	“Subsidiary” shall mean a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.	Administration

The Plan shall be administered and interpreted by the Committee; provided, however, that the Board may, in its sole discretion, take any action delegated to the Committee under this Plan as it may deem necessary. The Committee shall establish the performance objectives for any Performance Period in accordance with Section 4 and certify whether and to what extent such performance objectives have been obtained. Any determination made by the Committee under the Plan shall be final and conclusive. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or an Affiliate) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct. The Committee may delegate its authority under this Plan in whole or in part to any subcommittee thereof.

4.	Bonuses

(a) Performance Criteria. No later than 90 days after each Performance Period begins, the Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus for such Performance Period. Any such performance objectives will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization or earnings before interest and taxes); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure or capital expenses; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) costs; (xv) liquidity or cash flow; (xvi) working capital and working capital metrics; (xvii) return on assets; (xviii) assets, debt or net debt; (xix) total return; (xx) customer satisfaction survey performance; (xxi) quality improvement performance; (xxii) manufacturing productivity performance; and (xxiii) such other objective performance criteria as determined by the Committee in its sole discretion. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. The Committee may appropriately adjust any performance evaluation under a performance objective or objectives to reflect any of the following events that may occur during the Performance Period: (1) asset gains or losses; (2) litigation, claims, judgments or settlements; (3) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (4) accruals for reorganization and restructuring programs; and (5) any extraordinary, unusual, non-recurring or non-cash items.

(b) Target Incentive Bonuses. No later than 90 days after each Performance Period begins, the Committee shall establish target incentive bonuses for each individual Participant.

(c) Determination of Amounts Payable. As soon as practicable after the Performance Period ends, but in no event later than the March 15 next following the end of the taxable year for which the applicable bonuses are payable, the Committee shall: (x) determine (i) whether and to what extent any of the performance objectives established for the relevant Performance Period under Section 4(a) have been satisfied; and (ii) for each Participant who is employed by the Company or one of its Affiliates on the last day of the Performance Period for which the bonus is payable, the actual bonus to which such Participant shall be entitled, taking into consideration the extent to which the performance objectives have been met and such other factors as the Committee may deem appropriate; and (y) cause such bonus to be paid to such Participant by such March 15. Any provision of this Plan notwithstanding, in no event shall any Participant receive a bonus under this Plan for any fiscal year of the Company in excess of $5 million.

(d) Negative Discretion. Notwithstanding anything else contained in Section 4(c) to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 4(c) based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 4(c); provided, however, that, following the occurrence of a Change in Control, the Committee shall continue to have such right only in the event that a Participant engages in misconduct or materially fails to fulfill his or her individual duties, in each case, as determined by the Committee in its sole and absolute discretion.

(e) Death or Disability. Subject to the rights of a Participant under his or her employment agreement, if applicable, if a Participant dies or becomes disabled prior to the last day of the Performance Period for which the bonus is payable, such Participant may receive an annual bonus equal to the bonus otherwise payable to such Participant based upon actual Company performance for the applicable Performance Period or, if determined by the Committee, based upon achieving targeted performance objectives, multiplied by a fraction, the numerator of which is the number of days that have elapsed during the Performance Period in which the Participant’s death or disability occurs prior to and including the date of the Participant’s death or disability and the denominator of which is the total number of days in the Performance Period or such other amount as the Committee may deem appropriate.

(f) Other Termination of Employment. Unless otherwise determined by the Committee and except as may otherwise be provided in Section 4(e) above, no bonuses shall be payable under this Plan to any Participant whose employment terminates prior to the date on which such bonus payments are made.

(g) Change in Control. In the event of a Change in Control, the Committee (as constituted immediately prior to the Change in Control) shall, in its sole discretion, promptly determine whether and to what extent the performance criteria have been met or shall be deemed to have been met for the year in which the Change in Control occurs and for any completed Performance Period for which a determination has not yet been made under Section 4(c). If the performance criteria are so determined to have been met, then Participants to whom such criteria relate shall receive their related bonuses as soon as practicable, but in no event more than 30 days following such determination.

5.	Payment

(a) In General. Any bonus amount determined to be payable to a Participant under subsections (c), (e), (f) and (g) of Section 4 shall be paid to such Participant by the March 15 next following the end of the taxable year for which the applicable bonuses are payable.

(b) Form of Payment. All bonuses payable under this Plan shall be payable in cash.

6.	General Provisions

(a) Effectiveness of the Plan. The Plan shall become effective on the date of stockholder approval (the “Effective Date”). Unless earlier terminated, the Plan shall terminate on the day immediately prior to the first meeting of the stockholders of the Company in 2014 at which directors will be elected.

(b) Amendment and Termination. The Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any Participant in respect of any Performance Period which has already commenced.

(c) Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural Person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(d) No Right to Continued Employment or Awards. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Affiliates. No Participant shall have any claim to be granted any award, and there is no obligation for uniformity of treatment of Participants or beneficiaries. The terms and conditions of awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not the Participants are similarly situated).

(e) No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(f) Nonalienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of the Company’s assets or (ii) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators or successors in interest.

(g) Withholding. A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any payment due under this Plan or from any compensation or other amount owing to the Participant, applicable withholding taxes with respect to any payment under this Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes.

(h) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(i) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

(j) Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

(k) Compliance with Section 409A. The parties intend that this Plan be, at all relevant times, in compliance with (or exempt from) Section 409A of the Code and all other applicable laws, and this Plan shall be so interpreted and administered. In addition to the general amendment rights of the Company with respect to the Plan, the Company specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Plan or any related document as it deems necessary or desirable to more fully address issues in connection with compliance with (or exemption from) Section 409A of the Code and other laws. In no event, however, shall this section or any other provisions of this Plan be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or payments under, this Plan. Except as may be expressly provided in another agreement to which the Company is bound, the Company and its Affiliates shall have no responsibility for tax or legal consequences to any Participant (or beneficiary) resulting from the terms or operation of this Plan.

(l) Key Employee Participants. The Committee may, in its sole discretion, require key employees who are not executive officers to satisfy performance criteria other than those set forth in Section 4(a) and otherwise establish terms of participation without meeting the requirements of Section 162(m) of the Code and the implementing provisions of this Plan.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.
Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Chart Industries, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Chart Industries, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, PLEASE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CHIND1 KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHART INDUSTRIES, INC.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Directors
(1)	Election of the following nominees to serve on the			☐	☐	☐
Board of Directors of the Company:
Nominees:
	01)	Samuel F. Thomas	05) Michael W. Press
	02)	W. Douglas Brown	06) James M. Tidwell
	03)	Richard E. Goodrich	07) Thomas L. Williams
	04)	Steven W. Krablin

	Vote on Proposals							For	Against	Abstain
(2)	To approve and adopt the Chart Industries, Inc. 2009 Omnibus Equity Plan.							☐	☐	☐

(3)	To approve and adopt the Chart Industries, Inc. 2009 Incentive Compensation Plan.							☐	☐	☐

(4)	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.							☐	☐	☐

In their discretion to act on any other matters that may properly come before the meeting.

The Board of Directors recommends you vote “FOR” the nominees and proposals above.

				Yes	No

Please indicate if you plan to attend this meeting.				☐	☐

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of

Stockholders, you can be sure your shares of Common Stock are represented at the meeting by promptly returning your proxy in the enclosed envelope.

(Continued from reverse side)

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be held on May 19, 2009:

The Proxy Statement and Annual Report are available at www.chart-ind.com/proxy

ä    If you have not voted via the Internet or telephone, please fold and detach card at

perforation and return the bottom portion in the enclosed envelope.     ä

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CHIND2

CHART INDUSTRIES, INC.

PROXY FOR COMMON STOCK

Proxy Solicited on Behalf of the Board of Directors of

the Company for the Annual Meeting of Stockholders on May 19, 2009

The undersigned hereby (i) appoints Michael F. Biehl and Matthew J. Klaben, and each of them, his true and lawful agents and proxy holders with full power of substitution in each to appear and vote all of the Common Stock of Chart Industries, Inc. (the “Company”) that the undersigned will be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s offices located at One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125-5370 on May 19, 2009 at 9:00 a.m., Eastern Time, and at any adjournments or postponements thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said proxy holders to vote all of the Common Stock of the Company represented by this proxy as indicated on the reverse side.

The shares of Common Stock represented by this proxy will be voted as indicated in the spaces on the reverse. To the extent that no directions are given with respect to a proposal on the reverse, the shares of Common Stock represented by this proxy will be voted “FOR” the election of the seven nominees to serve on the Board of Directors; “FOR” the approval and adoption of the 2009 Omnibus Equity Plan; “FOR” the approval and adoption of the 2009 Incentive Compensation Plan; and “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. The shares of Common Stock represented by this proxy will be voted in the discretion of the proxy holders on all other matters properly brought before the Annual Meeting and any adjournments or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. The proxy holders cannot vote your shares of Common Stock unless you sign and return this card.

Please date, sign and return promptly in the accompanying envelope.